Exhibit 10.46

                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT

                           Dated as of October 7, 1996

                                      Among

                       GENESIS ELDERCARE PROPERTIES, INC.
                                   as Lessee,

                    MELLON FINANCIAL SERVICES CORPORATION #4,
                                    as Lessor

                          PERSONS NAMED ON SCHEDULE I,
                                   as Lenders,

                                       and

                                MELLON BANK, N.A.
               not in its individual capacity except as expressly

                       stated herein, but solely as Agent


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                                TABLE OF CONTENTS

                            (Participation Agreement)

                                                                            Page

ARTICLE I - DEFINITIONS........................................................3

ARTICLE II - EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL
         PROVISIONS............................................................3
         SECTION 2.1.  Effectiveness of Agreement..............................3

         SECTION 2.2.  Agreement to Acquire and Lease and Make

                           Advances............................................3
         SECTION 2.3.  Participation by Lenders................................3
         SECTION 2.4.  Participation by Lessor.................................4
         SECTION 2.5.  Advance Dates. .........................................4
         SECTION 2.7.  Payments to Participants...............................12
         SECTION 2.8.  Nature of Transaction..................................12
         SECTION 2.9.  Computations...........................................13
         SECTION 2.10. Renewal Term...........................................14
         SECTION 2.11. Highest Lawful Rate....................................17

ARTICLE III - CONDITIONS TO ADVANCES AND COMPLETION...........................19
         SECTION 3.1.  Conditions to All Advances.............................19
         SECTION 3.2.  Conditions to Acquisition or Ground Lease
                           of Sites...........................................21
         SECTION 3.3.  Conditions Precedent to Advances for
                           Construction Costs.................................27
         SECTION 3.4.  Conditions to Substantial Completion...................29
         SECTION 3.5.  Conditions Precedent to Final Advances.................31

ARTICLE IV - REPRESENTATIONS AND WARRANTIES...................................33
         SECTION 4.1.  Representations and Warranties of Lessee...............33
         SECTION 4.2.  Representations and Warranties of each
                           Lender.............................................43
         SECTION 4.3.  Representations and Warranties of
                           Lessor.............................................45
         SECTION 4.4.  Representations and Warranties of Agent................46

ARTICLE V - COVENANTS OF LESSEE...............................................48
         SECTION 5.1.  Further Assurances.....................................48
         SECTION 5.2.  Consolidation, Merger, Sale, etc.......................48
         SECTION 5.3.  Corporate Existence....................................50
         SECTION 5.4.  Construction Matters; Changes..........................50
         SECTION 5.5.  Guaranties.............................................50
         SECTION 5.6.  Liens..................................................51
         SECTION 5.7.  Compliance Certificates................................51
         SECTION 5.8.  Change of Name or Address..............................52
         SECTION 5.9.  Environmental Matters..................................52
         SECTION 5.10. Investigation by Authorities...........................52
         SECTION 5.11. Financial and Other Information........................52
         SECTION 5.12. Securities.............................................55

                                       (i)

         SECTION 5.13. Interest Rates.........................................56
         SECTION 5.14. Appraisals.............................................56
         SECTION 5.15. Environmental Audits...................................56
         SECTION 5.16. Additional Compensation in Certain
                           Circumstances......................................56

ARTICLE VI - OTHER COVENANTS AND AGREEMENTS...................................61
         SECTION 6.1.  Cooperation with Lessee................................61
         SECTION 6.2.  Covenants of Lessor and Lenders........................61

         SECTION 6.3.  Restrictions on and Effect of Transfer by
                           any Lender.........................................62
         SECTION 6.4.  Covenants and Agreements of Lenders....................65
         SECTION 6.5.  Future Lenders.........................................66
         SECTION 6.6.  Agent under Participation Agreement and
                           Mortgages..........................................66
         SECTION 6.7.  Prepayment by Lessor...................................66
         SECTION 6.8.  Foreclosure against Lessor.............................67

ARTICLE VII - INDEMNIFICATION.................................................67
         SECTION 7.1.  General Indemnification................................67
         SECTION 7.2.  General Tax Indemnity..................................68
         SECTION 7.3.  Withholding Tax Exemption..............................74
         SECTION 7.4.  Excessive Use Indemnity................................75
         SECTION 7.5.  Gross Up...............................................75

ARTICLE VIII - THE AGENT......................................................75

         SECTION 8.1.  Appointment of Agent; Powers and
                           Authorization to Take Certain Actions..............76
         SECTION 8.2.  Reliance...............................................77
         SECTION 8.3.  Action Upon Instructions Generally.....................78
         SECTION 8.4.  Indemnification........................................79
         SECTION 8.5.  Independent Credit Investigation.......................79
         SECTION 8.6.  Refusal to Act.........................................80
         SECTION 8.7.  Resignation or Removal of Agent;
                           Appointment of Successor...........................80
         SECTION 8.8.  Separate Agent.........................................81
         SECTION 8.9.  Termination of Agency..................................81
         SECTION 8.10. Compensation of Agency.................................82
         SECTION 8.11. Limitations............................................82
         SECTION 8.12. Agent May Be a Participant.............................83

ARTICLE IX - MISCELLANEOUS....................................................83
         SECTION 9.1.  Survival of Agreements.................................83
         SECTION 9.2.  No Broker, etc.........................................83
         SECTION 9.3.  Notices................................................84
         SECTION 9.4.  Counterparts...........................................84
         SECTION 9.5.  Amendments.............................................84
         SECTION 9.6.  Headings, etc..........................................85
         SECTION 9.7.  Parties in Interest....................................85
         SECTION 9.8.  GOVERNING LAW..........................................85

                                      (ii)

         SECTION 9.9.  Payment of Transaction Costs and Other
                           Costs..............................................85
         SECTION 9.10. Severability...........................................86
         SECTION 9.11. Limited Liability of Lessor............................86
         SECTION 9.12. Liabilities of the Lenders.............................87
         SECTION 9.13. Liabilities of Agent...................................87
         SECTION 9.14. Reproduction of Documents..............................87
         SECTION 9.15. Consideration for Consents to Waivers and
                           Amendments.........................................88
         SECTION 9.16. Payment Directions.....................................88
         SECTION 9.17. Action of and Notices to Lessor under
                           Loan Agreement.....................................88
         SECTION 9.18. Submission to Jurisdiction; Waivers....................89
         SECTION 9.19. Final Agreement........................................89

APPENDIX 1                 Definitions
APPENDIX 2                 Conditions to Document Closing

SCHEDULE I Lenders and Commitments SCHEDULE II Addresses For Notice; Wire Instructions SCHEDULE III-A NHCA Sites SCHEDULE III-B Identified Developed Sites
SCHEDULE III-C Identified Undeveloped Sites SCHEDULE IV Stock Sellers SCHEDULE 3.2(v)Operative Documents to be Confirmed SCHEDULE 4.1A Governmental Actions
SCHEDULE 4.1B Filings and Recordings SCHEDULE 4.1C Computation under Section 5.9 of 1995 Subordinated

                           Note Indenture

SCHEDULE 4.1D              ERISA Plans

EXHIBIT A                  Form of Lease and Agreement
                           Exhibit A - Form of Lease Supplement and

                        Memorandum of Lease and Agreement

EXHIBIT B-1                Guaranty of Lease
EXHIBIT B-2                Structural Guaranty

EXHIBIT B-3                Form of Confirmation of Guaranty of Lease
EXHIBIT B-4                Form of Confirmation of Structural Guaranty
EXHIBIT C                  Form of Loan Agreement

                           Exhibit A - Form of Note

EXHIBIT D-1                Form of Mortgage
EXHIBIT D-2                Form of Deed of Trust

EXHIBIT E-1                Form of Opinion of In-House Counsel to Lessee
EXHIBIT E-2                Form of Opinion of Special Counsel to Lessee
EXHIBIT E-3                Form of Local Counsel Opinion
EXHIBIT E-4                Form of Opinion of Special Counsel to Lessee

                           regarding "Senior Indebtedness"

EXHIBIT E-5                Form of Local Counsel Questionnaire
EXHIBIT F                  Form of Officer's Certificate
EXHIBIT G                  Form of Investor's Letter

                                      (iii)

EXHIBIT H                  Form of Assignment of Lease and Agreement and

                           Lease Supplements and Memoranda of Lease and
                           Agreement

EXHIBIT H-1                Form of Amendment to Assignment of Lease
EXHIBIT I-1                Form of Pledge Agreement
EXHIBIT I-2                Form of Second Amended and Restated Collateral

                           Agency Agreement

EXHIBIT J                  Form of Assignment of Licenses
EXHIBIT K                  Form of Architect's Certificate (Section 3.4(a))
EXHIBIT L                  Form of Purchase Agreement Assignment
EXHIBIT M                  Form of Ground Lease
EXHIBIT N                  Form of Advance Request
EXHIBIT O                  Form of Assignment and Assumption by Participant

                                      (iv)

                             Participation Agreement

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

         THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of October 7, 1996 (this "Agreement"), is among GENESIS ELDERCARE PROPERTIES, INC., as Lessee; MELLON FINANCIAL SERVICES CORPORATION #4, as Lessor; the Persons named on Schedule I hereto (together with their respective permitted successors, assigns and transferees), as Lenders; and MELLON BANK, N.A., a national banking association, not in its individual capacity except as expressly stated herein, but solely as Agent for Lessor and Lenders.

                              W I T N E S S E T H:

         WHEREAS, Lessee, Lessor, Lenders and Agent have entered into this Agreement for the purpose of providing financing for the acquisition of certain parcels of real property (each a "Land Interest") and the acquisition or construction of certain facilities currently located or to be constructed thereon (each, a "Facility");

         WHEREAS, Land Interests on which a Facility has heretofore been constructed or will be constructed prior to acquisition thereof by Lessor are identified on Schedule III-A and Schedule III-B (each such Land Interest, together with such Facility, a "Developed Site"), and each Land Interest on which a Facility is to be constructed following the acquisition thereof (each such Land Interest, together with such Facility, an "Undeveloped Site") are identified on Schedule III-C or may be identified from time to time during the Construction Period (the Developed Sites and the Undeveloped Sites are referred to individually as a "Site" and collectively as the "Sites"); and

         WHEREAS, (i) Lessor shall purchase the Developed Sites and the Land Interests relating to the Undeveloped Sites (other than the Non-Acquired Land Interests) from third party sellers, (ii) Lessor will ground lease from Lessee each Non-Acquired Land Interest, (iii) Lessee, as Construction Agent, shall construct Facilities on the Land Interests relating to the Undeveloped Sites and shall apply Advances from Lessor to pay the costs thereof, and (iv) Lessee shall lease the Sites from Lessor for the Lease Term pursuant to the Lease in the form of Exhibit A hereto; and

         WHEREAS, Lessee shall sublease the Sites (other than the Sites located at Tierra Pines Health Care Center, Eagle Crest Nursing Center Atlantic and Woodlands) set forth on Schedule III-A to Subtenants pursuant to the Subleases and may sublease any future Sites to Subtenants pursuant to the Subleases; and

         WHEREAS, Lessor shall contribute a portion of the Total Costs through an equity investment in the Sites (the "Equity Amount"); and

         WHEREAS, Lessor wishes to obtain, and the Lenders are willing to provide, financing (the "Financing") of the remaining portion of the Total Costs; and

         WHEREAS, Lessee has heretofore caused the Guarantors to have executed and delivered the guaranties (the "Original Guaranties") in the forms of Exhibit B-1 and Exhibit B-2 attached hereto for the benefit of the Lessor, Lenders and Agent, which Guaranties have been joined in by NHCA as an additional Guarantor, and concurrently with the execution and delivery of this Agreement Lessee shall cause the Guarantors to execute and deliver confirmations of the Guaranties (the "Confirmations"; herein, the Original Guaranties, as joined in by NHCA and as confirmed by the Confirmations, are collectively called the "Guaranties") in the forms of Exhibit B-3 and Exhibit B-4 attached hereto from the Guarantors for the benefit of Lessor, Lenders and Agent; and

         WHEREAS, to secure the Financing, Agent, on behalf of the Lenders, will have the benefit of a Lien from Lessor on all of Lessor's right, title and interest in each Site and on substantially all of Lessor's rights against Lessee under the Lease with respect to each Site; and

         WHEREAS, the parties have previously entered into that certain Participation Agreement dated July 24, 1996 (the "Original Participation Agreement") and that certain Lease and Agreement dated July 24, 1996 (the "Original Lease"), each of which the parties hereto desire to amend and restate as set forth below.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         This Agreement is an amendment and restatement of the Original Participation Agreement. Any obligations of the Lessee under the Original Participation Agreement accrued as of the date hereof shall continue in full force and effect hereunder.

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof.

                                   ARTICLE II

            EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

         SECTION 2.1. Effectiveness of Agreement. This Agreement shall become effective on the date (on or before October 24, 1996) on which all the conditions precedent thereto set forth in Appendix 2 hereto shall have been satisfied or waived by the applicable parties as set forth therein. As used herein, the term "Document Closing Date" shall mean October 7, 1996.

         SECTION 2.2. Agreement to Acquire and Lease and Make Advances. As of the date hereof, Lessor and Lessee shall enter into (i) the Lease pursuant to which Lessor shall lease the Developed Sites to Lessee, and Lessor and Lessee shall enter into, and Lessee shall cause to be recorded, for each Developed Site upon acquisition and each Undeveloped Site upon acquisition of the related Land Interest the Lease Supplement, and (ii) the Construction Agency Agreement pursuant to which Lessor shall appoint Lessee as construction agent to construct a Facility on each of the Undeveloped Sites on the terms and conditions herein and therein set forth. On each Advance Date, on the terms and conditions herein set forth, Lessor shall make an Advance for the purposes of (i) acquiring one or more Sites, (ii) funding a portion of the cost of constructing a Facility on an Undeveloped Site and/or (iii) funding a portion of the Transaction Costs allocable to a Site. The Developed Sites include, without limitation, the NHCA Sites acquired by Lessor pursuant to that certain Participation Agreement dated as of July 24, 1996 by and among Lessee, Lessor, Agent and the Lenders.

         SECTION 2.3. Participation by Lenders. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Advance Date each Lender shall finance, in part, each Advance by Lessor by making a secured loan to Lessor (in accordance with Lessor's payment instructions set forth on Schedule II) in an amount in immediately available funds on such Advance Date equal to such Lender's Commitment Percentage of such Advance and in the aggregate not more than its Commitment as set forth on
Schedule I hereto. Each loan shall be evidenced by one or more Notes issued to the Lender(s) under and repayable in accordance with the terms of the Loan Agreement (which shall be substantially in the form of Exhibit A thereto).

         SECTION 2.4. Participation by Lessor. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Advance Date Lessor shall acquire an equity interest in the Overall Transaction by contributing an amount in immediately available funds on such Advance Date equal to Lessor's Commitment Percentage of the Advance being made on such Advance Date and in the aggregate not more than the Equity Amount. In consideration for its contribution of the Equity Amount Lessor shall be entitled to be paid the Yield on the Equity Amount on each Payment Date.

         SECTION 2.5.  Advance Dates.

                  (a) Notices and Closing. At least ten (10) Business Days (in the case of a Site Acquisition Date), or five (5) Business Days (in all other cases) prior to each Advance Date, Lessee (in its capacity as Construction Agent, in the case of clause (ii) below with respect to any Undeveloped Site, in the case of clause (iii) below and in the case of clause (vi) below if clause
(ii) below shall be applicable to such Advance) or Agent shall deliver to the other and to the Participants an irrevocable written notice substantially in the form of Exhibit N (an "Advance Request"), setting forth:

                  (i) the proposed Advance Date;

                  (ii) in the case of an Advance to fund the cost of acquisition of any Site or Group, a statement that a Site or Group is to be acquired, together with a description of such Site or Group and the purchase price therefor, and in the case of any Undeveloped Site, (x) a statement setting forth the Construction Agent's reasonable estimate of the construction period for the construction of the Facility thereon and (y) a statement setting forth whether Lessee (in its capacity as

         Construction Agent) elects to pay interest and Yield allocable to such Site during the applicable Construction Period or elects to have such interest and Yield constitute Capitalized Interest and Capitalized Yield, respectively (which election shall be irrevocable for such Undeveloped Site and the applicable Construction Period therefor);

                  (iii) in the case of an Advance to fund any portion of the cost of constructing a Facility on an Undeveloped Site, a description of the work so funded, the identity of the provider thereof and the identity of the relevant Site;

                  (iv) in the case of an Advance to fund any Transaction Costs, a description of such Transaction Costs and a statement specifying the Site or Sites to which such Transaction Costs are allocable;

                  (v) in the case of an Advance for purposes other than those set forth in clause (iii) above (which shall be funded pursuant to Section 2.5(j)), wire transfer instructions for the disbursement of funds; and

                  (vi) except for any Advance Request solely for Construction Costs under Section 3.3, the information required by Section 7 of Exhibit N.

All documents and instruments required to be delivered on the Document Closing Date and each Site Acquisition Date pursuant to this Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441 or at such other location as Agent shall specify. All documents and instruments required to be delivered on any other Advance Date pursuant to this Agreement shall be delivered at the offices of Agent at Plymouth Meeting Executive Campus, 610 West Germantown Pike, Suite 200, Plymouth Meeting, PA 19462, Attention: Carol Paige. On the scheduled Advance Date, and subject to the terms and conditions of this Agreement, and upon receipt of funds by Lessor from the Lenders sufficient therefor, Lessor shall make the requested Advance.

                  (b) Commitment Limits. The aggregate amount disbursed by the Participants hereunder (including all Capitalized Interest and Capitalized Yield) shall not exceed the aggregate Commitments. The aggregate amount disbursed by the Participants hereunder with respect to any Site or Facility shall not exceed the amount allocated to such Site and Facility on Schedule III-B or Schedule III-C, as applicable; provided, however, that the amount of the Commitment not allocated to either Developed Sites or Undeveloped Sites on

Schedule III-B and Schedule III-C, respectively, shall be allocated to Sites upon the identification of each thereof in the following manner:

                           (i) Upon the identification by Lessee, as Construction Agent, of such an unidentified Developed Site or an unidentified Undeveloped Site, Lessee shall send a written notice of such identification to Agent, which identification shall include Lessee's allocation of the amount of the then unallocated Commitments to Schedule III-B (in the case of a Developed Site) or Schedule III-C (in the case of an Undeveloped Site);

                           (ii) The amount allocated to such Site shall be the least of (x) the amount set forth in Lessee's notice; (y) the Fair Market Sales Value of such Site (which, in the case of an Undeveloped Site, shall include the projected value thereof upon completion of the Facility thereon and the amount described in this clause (y) shall include the estimated amount of all Advances required to complete the construction of the Facility, in each case based upon the Plans and Specifications for such Facility) as established by the Appraisal with respect to such Site described in Section 3.2(n); and (z) the aggregate amount of the Commitments which has not then or theretofore been allocated to any other Site pursuant to this Section 2.5(b);

                           (iii) The amount allocated to any other unidentified Site shall be similarly allocated by operation of the provisions of this Section 2.5(b); and

                           (iv) Schedule III-B or Schedule III-C shall be deemed amended to include such Site and the amount of the allocation determined in accordance with clause (ii) of this Section 2.5(b).

                  For any Advance Request made by Lessee after the occurrence of a Lease Event of Default, Agent shall have the right, but shall not be obligated, to cancel such Advance Request prior to the honoring of such Advance Request.

                  (c) Appraised Value Limitations. In no event shall the aggregate amount disbursed by the Participants in respect of any Site exceed the appraised value of such Site as of the Site Acquisition Date set forth in the Appraisal thereof delivered pursuant to Section 3.2(n).

                  (d) Required Dates. There may not be more than one Advance Date in any calendar month (other than Advance Dates constituting Site Acquisition Dates), and each Advance Date specified in an Advance Request shall be the numerical day of the applicable calendar month which corresponds to the date of the initial Advance Date; provided, however, that if such numerically corresponding day is not a Business Day (or if such calendar month has no numerically corresponding day), the Advance Date shall be the next succeeding Business Day unless such day occurs in a different calendar month, in which case the Advance Date shall be the immediately preceding Business Day. Any provision in this Section 2.5(d) to the contrary notwithstanding, any Site Acquisition Date shall be a permitted Advance Date, but only in respect of the Advance attributable to the acquisition of the applicable Site.

                  (e) Obligations Several. The obligations of the parties hereto or elsewhere in the Operative Documents shall be several and not joint; and no party shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

                  (f) Termination of Commitment. Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obligated to make any fundings pursuant to this Agreement after 5:00 P.M., New York time, on October 24, 1996 (for the initial advance) and October 7, 1998 (for any subsequent advance), and no Advance Date may occur following such latter date.

                  (g) Failure of a Participant to Fund. If Agent determines that any Participant (a "Defaulting Participant") will not make available the amount (the "Defaulted Amount") which would constitute its portion of the Advance specified in an Advance Request, Agent shall promptly notify each other Participant (each, a "Non-Defaulting Participant") and specify the additional amounts required to be funded by each Non-Defaulting Participant. Each Non-Defaulting Participant, as soon as practical after receipt of notice but not before the Advance Date, shall transfer to Agent, in immediately available funds, its pro rata share of the Defaulted Amount, determined in the same proportion that such Non-Defaulting Participant's Commitment bears to the aggregate Commitments of all Non-Defaulting Participants; provided that such amount, together with all amounts previously funded by each Non-Defaulting Participant, shall not exceed the Non-Defaulting Participant's Commitment. If the Defaulted Amount cannot be fully funded by the Non-Defaulting Participants, Agent shall so notify the Non-Defaulting Participants and give to all Non-Defaulting

Participants the opportunity to increase their respective Commitments by notice in writing to Agent; provided that should the aggregate proposed increased Commitments by one or more Non-Defaulting Participants exceed the Defaulted Amount, Agent shall increase the Commitments of the participating Non-Defaulting Participants on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Participants have offered to participate, it being understood that in no event shall the aggregate amount funded by any Participant exceed the amount of such Participant's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence.

         In the event of any funding of all or a portion of the Defaulted Amount by the Non-Defaulting Participants, the following rules shall apply notwithstanding any other provision in any Operative Document:

                  (i) The Commitment of the Defaulting Participant shall be decreased in an amount equal to the total aggregate increase, if any, in the Commitments of the Non-Defaulting Participants pursuant to this
                             Section 2.5(g) and the Commitment Percentages of the Participants shall be revised accordingly;

                  (ii) A Defaulting Participant shall be obligated to fund any Advances occurring after its default based upon its revised Commitment Percentage, if the Commitment Percentages are revised in accordance with the immediately preceding clause
                             (i); and to the extent that the Commitment
                             Percentage of any Defaulting Participant shall not be so revised, Agent may thereafter call upon such Defaulting Participant to fund a share of one or more future Advances in an amount greater than such Defaulting Participant's Commitment Percentage so that the aggregate amount disbursed by such Defaulting Participant shall equal (after giving effect to such Advance or Advances) its Commitment Percentage of the aggregate amount of all Advances then and theretofore made by all Participants;

                  (iii) A Defaulting Participant shall not have the right to fund its Defaulted Amount without the written consent of Agent and Lessee and then only to the extent such Defaulted Amount has not been funded by the Non-Defaulting Participants in a manner that resulted in a decrease in the Defaulting Participant's Commitment Percentage;

                  (iv) If and to the extent that the Defaulted Amount is not funded by the Non-Defaulting Participants, Agent may delete funds from the Advance Request so that the total Advance specified in the Advance Request equals the aggregate revised fundings for the Advance Date;

                  (v) The Defaulting Participant shall not be responsible for any consequential damages suffered by any Lessee or any of Lessee's Affiliates as a result of its failure to so fund; and

                  (vi) Until the Defaulting Participant cures its default, the right of the Defaulting Participant to receive any payments made under the Notes or otherwise in accordance with the Operative Documents shall be subordinate in all respects to the right of the Non-Defaulting Participants to receive payments of amounts due under the Notes or otherwise in accordance with the Operative Documents, and no such payments shall be made to the Defaulting Participant until each Non-Defaulting Participant shall have received all such sums then due to it.

                  (h) Postponement of Advance Date. In the event that any Participant shall make the funding requested pursuant to any Advance Request and the relevant Advance Date shall not have occurred on the date specified in such Advance Request, Lessee (in its capacity as Construction Agent to the extent such Advance Request was made by Lessee in such capacity) shall pay Lessor damages equal to interest on the amount funded by each Participant at the Assumed Interest Rate for the period from the date of each such Participant's Advance to the date such Advance is returned to such Participant or such Advance Date shall have occurred, less any interest earned by Lessor (or Agent) on behalf of the Participants by investing such funded amounts (which damages Lessor will remit to the appropriate Participant(s)); provided that this provision shall not be construed to require Lessor (or Agent) to invest such funds in interest-bearing accounts. Such damages shall be due and payable by Lessee upon the occurrence of such postponed Advance Date and such payment shall be an additional condition precedent to such Advance Date; provided, however, that no additional Advance Request shall be required to be given if an Advance Date is postponed and thereafter timely consummated; and provided, that if such

Advance Date shall not have occurred by the third (3rd) Business Day following the funding by the Participants in respect thereof, then all such damages shall be due and payable on such date, and Lessor (or Agent on its behalf, as the case may be) shall refund to each Participant all amounts funded by such Participant and all accrued interest allocable to such Participant.

                  (i) Notes; Notations. Upon the consummation of each Advance, each Lender may make a notation on the grid attached to such Lender's Note indicating the amount of the Loan advanced by such Lender on such Advance Date, and the Agent, on behalf of Lessor and the Lenders, shall make a notation on its records indicating the amount of the Loan advanced by each Lender and the portion of the Equity Amount so advanced by Lessor on such Advance Date. In addition, on each Payment Date during any Construction Period, with respect to the amount of Capitalized Interest and Capitalized Yield due for Advances made in connection with Undeveloped Sites, in the event an Advance Request is made to pay such Capitalized Interest and Capitalized Yield (it being understood that Lessor shall cause such Capitalized Interest and Capitalized Yield to be paid by operation of such Advance Request, if duly included in the Advance Request made by Lessee in its capacity as Construction Agent, or in lieu of including such payment in such Advance Request, Lessee in its capacity as Construction Agent may elect to pay such Capitalized Interest and Capitalized Yield from its own funds in order to avoid having Lessor default in the payment thereof and avoid having such amounts included in the Lease Balance; provided, however, that such election to include or exclude Capitalized Interest and Capitalized Yield in the Advance Request must be made as described in Section 2.5(a)) each Lender shall make a notation on the grid attached to such Lender's Note indicating the amount of Capitalized Interest on such Lender's Note during the Interest Period ending on such Payment Date (which Capitalized Interest shall thereby be added to the principal amount of such Note). Lessor shall make a notation on its records indicating the amount of Capitalized Yield on the Equity Amount during the Interest Period. Each Participant is hereby authorized to record the date and amount of each Advance made by such Participant, each continuation thereof, the date and amount of each payment or repayment of principal or Equity Amount thereof (as the case may be) and the length of each Interest Period with respect thereto, on the grid annexed to and constituting a part of each Note held by such Participant or the records of Agent, as applicable, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, however that the failure to make any such recordation or any error in such recordation shall not affect the obligation of

Lessor under any Note or the obligation of Lessee to pay Rent.

                  (j) Construction Advances. Lessor shall establish and maintain at Agent a deposit account in the name of the Construction Agent into which any Advances made in order to fund any portion of the cost of constructing a Facility on an Undeveloped Site shall be directly paid. So long as no Lease Event of Default exists Lessor shall grant Construction Agent a power of attorney to withdraw funds from such account for the performance of its agency duties under the Construction Agency Agreement.

                  (k) Initial Interest and Yield on Advances. Interest and Yield on each Advance shall be determined by reference to the Prime Rate or LIBO Rate, whichever is applicable, for the period from the date of such Advance until the commencement of the next succeeding Interest Period.

         SECTION 2.6. Facility Fee; Commitment Fee; Commitment Reduction. (a) On the Document Closing Date, Lessee shall pay to Agent, for the account of each Participant, a fully-earned, non-refundable Facility Fee. Lessee shall pay to Agent, for the account of each Participant, a fully-earned, non-refundable Commitment Fee (the "Commitment Fee") determined on an amount equal to the daily unused portion of the aggregate Commitments during the period (the "Commitment Period") commencing on the Document Closing Date and ending on the second anniversary of the Document Closing Date, calculated using a rate per annum (based on a year of 360 days and actual days elapsed) equal to the Commitment Fee Factor for such day, on the amount (not less than zero) equal to the amount by which

                             (i) the amount of such Participant's Commitment (after taking into account any reductions pursuant to Section 2.6(b) below) on such day, exceeds

                             (ii) the aggregate funded principal amount of such Participant's Loans or Equity Amount, as applicable.

As used herein, the "Commitment Fee Factor" for a given day shall be determined as set forth in Section 2.10 of the Credit Agreement. The Commitment Fee shall be due and payable for the preceding quarter (x) on each Regular Payment Date (as defined in the Credit Agreement) in the Commitment Period, (y) on the date, if any, of each reduction of the amount of the Commitment on the amount so reduced and (z) on the first Business Day after October 7, 1998. From time to time upon receipt, Agent will promptly deliver to the Participants their pro rata portions of such Facility Fee and Commitment Fee in accordance with their respective Commitments.

         (b) At the option of Lessee, from time to time, exercisable by written notice to Lessor and Agent, Lessee may request Agent to reduce the aggregate unused portion of the Participants' Commitments and Agent shall notify the Participants of such request and the Participants shall each reduce the unused portion of their respective Commitments, subject to the following provisions:

         (i) Such notice from Lessee shall specify the aggregate amount of such reduction for all Participants, which amount shall be $1,000,000 or an integral multiple thereof;

         (ii) Such notice shall specify the effective date of such reduction, such effective date to be a date not earlier than five Business Days after the date of such notice;

         (iii) The remaining unused portion of the Commitments, after giving effect to such reduction, shall be sufficient to fully fund the remaining acquisition and construction costs to be funded under this Agreement and the other Operative Documents, and Lessee shall so certify in such notice; and

         (iv) Any reduction of the unused portions of Commitments shall be made pro rata among the Participants based upon the respective amounts of the Commitments.

         SECTION 2.7. Payments to Participants. The parties to this Agreement hereby agree that any payment required to be made by Lessee to Lessor or any of the Lenders, or by Lessor to Lenders out of amounts paid by Lessee to Lessor, pursuant to any Operative Document may be made directly to Agent on behalf of the applicable Participants by Lessee in lieu of the corresponding payment required to be made by Lessee to such Participants, or by Lessor to Lenders out of amounts payable by Lessee to Lessor, pursuant to any Operating Document. Such payment by Lessee to Agent shall be deemed to constitute (a) the required payment from Lessee to Lessor or any other applicable Participant and (b) the corresponding payment by Lessor to the Lenders. Agent shall promptly (and in any case, within one Business Day) remit to each of the Participants its respective share of any such amounts.

         SECTION 2.8. Nature of Transaction. (a) It is the intent of the parties hereto that: (i) the transaction contemplated hereby constitutes an operating lease from Lessor to Lessee for purposes of Lessee's financial reporting, (ii) the transaction contemplated hereby preserves ownership in the Sites to Lessee for purposes of Federal and state tax and bankruptcy purposes,
(iii) Lessee, pursuant to the Lease, grants a security interest or lien, as the case may be, in the Sites and the other Collateral to Lessor, (iv) for purposes of Federal and state tax and bankruptcy purposes, the payment by Lessee of the portions of Basic Rent described in clauses (i) and (ii) of the definition thereof shall be treated as payments of interest, and the payment by Lessee of the portions of Basic Rent described in clause (iii) of the definition thereof and any other amounts in respect of the Lease Balance shall be treated as repayments of principal, and (v) the Mortgage and Assignment of Lease create a lien and security interest in the Collateral, subject to certain limited exceptions. Nevertheless, Lessee acknowledges and agrees that none of Lessor, Agent or any Lender has provided or will provide tax, accounting, health care regulatory or legal advice to Lessee regarding the Overall Transaction or made any representations or warranties concerning the tax, accounting, regulatory or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting, regulatory and legal advice concerning the Operative Documents as it deems appropriate.

                  (b) Specifically, without limiting the generality of subsection (a) of this Section 2.8, but understanding that the parties' characterization is not the sole determinant of the issue, the parties hereto intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Operative Documents, relating to and arising out of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor or any Lender or any enforcement or collection actions, the transactions evidenced by the Operative Documents are loans made by the Lenders as unrelated third party lenders to Lessee secured by the Sites.

         SECTION 2.9. Computations. For all purposes under the Operative Documents, all computations of interest, Yield, Facility Fee, Commitment Fees and other accrued amounts (including the Overdue Rate) shall be made on the basis of actual number of days elapsed in a 360-day year (or in the case of calculations based upon the Prime Rate, on the basis of actual number of days elapsed in a 365 (366) day year), except as otherwise specifically provided in any Operative Document.

         SECTION 2.10.  Renewal Term.

         (a) Lessee's Renewal Request. Pursuant to Section 6.1 of the Lease, so long as no Lease Payment/Bankruptcy Default or Lease Event of Default shall have occurred and be continuing at the time Lessee delivers the Renewal Request and at the commencement of the Renewal Term, Lessee may request that Agent, Lessor and the Lenders extend the Lease and the Financing for the Renewal Term (such request by Lessee is herein called the "Renewal Request"). In the event Lessee makes such request, within thirty (30) days, Agent will prepare a proposal setting forth the terms and conditions upon which Lessor and each Lender may agree to extend the Lease for the Renewal Term, to present to Lessee, Lessor and each Lender. Within fifteen (15) days of its receipt of Agent's proposal, Lessee shall inform Agent in writing of whether Agent's proposal is acceptable to Lessee, such approval by Lessee being in Lessee's sole discretion. Failure of Lessee to inform Agent in writing of its approval or rejection within fifteen
(15) days of its receipt of Agent's proposal shall be deemed to constitute Lessee's rejection thereof, in which event, Lessee's Renewal Request shall be deemed void and of no force or effect.

         (b) Agent's Solicitation of Lessor and Lenders. If Lessee shall approve of Agent's proposal in writing, Agent shall solicit approval from each of Lessor and the Lenders of such proposal; provided, that neither Lessor nor any Lender shall be required to approve a proposal submitted by Agent. Within thirty (30) days of solicitation by Agent, Lessor and each Lender shall indicate its approval or rejection of the proposal submitted by Agent, such approval by Lessor and each Lender being in such party's sole discretion. Failure of Lessor or any Lender to indicate its approval or rejection within thirty (30) days of solicitation shall be deemed to constitute such party's rejection thereof. If Lessor or any Lender rejects (or is deemed to have rejected) Agent's proposal to extend the Lease and the Financing for the Renewal Term (such Lessor or Lender, in either case, is herein called a "Non-Renewing Participant"), then within five (5) Business Days after the expiration of the aforementioned 30-day period, Lessee shall be required to take one of the following actions:

          (i) Lessee may elect to cancel its Renewal Request, in which event, Lessee shall not have any right to extend the Lease and the Financing for the Renewal Term. Lessee shall make such election by written notice delivered to Agent not later than the end of such five (5) Business Day period. In the event that Lessee desires then to elect the Sale Option, Lessee shall make such election in its notice cancelling its Renewal Request delivered pursuant to the preceding sentence, and failing such election of the Sale Option, Lessee shall be deemed to have irrevocably waived such Sale Option and elected the Purchase Option.

          (ii) Lessee may elect to replace the Non-Renewing Participant with another Person which will constitute a replacement Lessor or Lender (a "Replacement Participant") upon expiration of the Basic Term, provided that Lessee certifies that the agreement between Lessee and the Replacement Participant to become a Replacement Participant is not based on terms more favorable to the Replacement Participant than terms available to the other Participants (except for Lessee's payment of the Replacement Participant's legal fees and expenses). Lessee shall make such election by written notice delivered to Agent not later than the end of such five (5) Business Day period, which notice shall identify the Replacement Participant. The date of expiration of the Basic Term shall be treated as the Final Maturity Date with respect to the Non-Renewing Participant, and on such date Lessee shall cause the Replacement Participant to purchase in immediately available funds all of the interest of the Non-Renewing Participant in the Sites or the Notes, as applicable, and the Operative Documents, for cash at a price equal to: (x) in the case of Lessor, the aggregate outstanding Equity Amount and accrued but unpaid Yield, plus all other amounts then due and owing to Lessor, or (y) in the case of a Lender, the aggregate outstanding amount of principal and accrued but unpaid interest then outstanding on the Notes then held by the Non-Renewing Participant, plus all other amounts then due and owing to such Non-Renewing Participant. Any such transfer of a Non-Renewing Participant's interests shall comply with the provisions of Section 6.3 of this Agreement, except those provisions that require a Non- Renewing Participant to pay its own costs and expenses in connection with such transfer. If Lessee fails (for any reason, including a default by the Replacement Participant) to cause the Replacement Participant to pay any such amounts when due pursuant to the preceding sentence, the Lease shall not be renewed for the Renewal Term, Lessee shall not be entitled to the Renewal Term, and such date of expiration of the Basic Term shall be deemed the Final Maturity Date with respect to all Participants. Each Replacement Participant shall be subject to each of the terms and conditions of this Agreement and each of the other Operative Documents imposed upon Lenders (or upon Lessor in the case of a Replacement Participant for Lessor), and shall make the representations, warranties and covenants and perform its obligations required hereunder and thereunder. Specifically, without limitation, a Person shall not become a Replacement Participant unless Agent consents to the Replacement Participant (such consent not to be unreasonably withheld), the Non-Renewing Participant shall have been replaced under and in accordance with the Credit Agreement as well and Agent shall receive prior to such Person becoming a Replacement Participant the Non- Renewing Participant's written assignment and the Replacement Participant's written assumption of the Non-Renewing Participant's rights and obligations under the Operative Documents and the Credit Agreement, such assignment and assumption to be substantially in the form of Exhibit O hereto and to otherwise be in form and substance reasonably acceptable to Agent as it relates to this Agreement, and in form and substance required by the Credit Agreement as it relates thereto.

If Lessee shall fail to duly elect either of the options under clauses (i) and
(ii) above within the applicable five (5) Business Day period, Lessee shall be deemed to have made its election under clause (i) above and shall be deemed to have elected the Purchase Option.

         If at any time after Lessee shall have made a Renewal Request and prior to the commencement of the Renewal Term, a Lease Event of Default shall have occurred, then Lessee's rights under this Section 2.10 shall automatically terminate and Lessee shall not be entitled to the Renewal Term.

         Any provision in this Section 2.10 to the contrary notwithstanding, in the event Lessee, Lessor and the renewing and replacement Lenders accept Agent's proposal to renew the Lease and the Financing for the Renewal Term, then all renewing and replacement Lenders must extend the Financing upon the same terms and conditions; and if the foregoing condition shall not be satisfied, Lessee shall not be entitled to the Renewal Term.

         Lessee hereby agrees to pay all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by Agent, the then existing Participants (including any Non-Renewing Participants) and any Replacement Participants in connection with the provisions of this Section 2.10;

provided, however, that Lessee shall not be responsible for any legal fees and expenses of more than two counsel for all of Agent and the Participants (including, without limitation, special Credit Agreement counsel) and any special local counsel required by Agent. Lessee shall not be responsible for the legal fees and expenses of other counsel for the Non-Renewing Participants and Replacement Participants unless Lessee and such parties mutually agree on the amount of such fees and expenses to be paid by Lessee.

         SECTION 2.11. Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (a) Lessee to Lessor under this Agreement and the Lease, (b) Lessor to the Lenders under this Agreement, the Notes and the Loan Documents and (c) either Lessee or Lessor or any other party under any other Operative Document, shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws and Regulations shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Lease, the Loan Documents and any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws and Regulations (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount then, in that event, notwithstanding anything to the contrary in this Agreement, the Lease, the Loan Documents, or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

                  (a) the provisions of this Section 2.11 shall govern and control over any other provision in this Agreement, the Lease, the Loan Documents, and any other Operative Document and each provision set forth therein is hereby so limited;

                  (b) the aggregate of all consideration which constitutes interest under Applicable Laws and Regulations that is contracted for, charged or received under this Agreement, the Lease, the Loan Documents, or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws and

         Regulations of the Commonwealth of Pennsylvania, excluding any conflicts law (or, if and to the extent required by the Applicable Laws and Regulations of any state in which any Site is located, the Applicable Laws and Regulations of such state), it being the intention of the parties that the Applicable Laws and Regulations of the Commonwealth of Pennsylvania, excluding any conflicts laws, shall govern the determination of the Highest Lawful Rate (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and all amounts owed under this Agreement, the Lease, the Loan Documents and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Loan Documents and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws and Regulations and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payee);

                  (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Agreement, the Lease, the Loan Documents, or any other Operative Document shall, to the extent permitted by Applicable Laws and Regulations, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Agreement, the Lease, the Loan Documents, and any other Operative Document executed in connection herewith or therewith, and deemed interest under Applicable Laws and Regulations, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 2.11.

                                   ARTICLE III
                      CONDITIONS TO ADVANCES AND COMPLETION

         SECTION 3.1. Conditions to All Advances. The obligation of each Participant to perform its obligations on any Advance Date shall be subject to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent or, where expressly provided below, the Required Lenders), or the waiver in writing by, Agent (at the direction of Required Lenders) of the conditions precedent set forth in this Section 3.1 (in addition to the conditions precedent set forth in Section 3.2 or 3.3, as applicable) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Advance Request. Lessee (as Lessee or as Construction Agent) shall have delivered an Advance Request conforming with the requirements of Section 2.5 in respect of the proposed Advance Date. For any Advance Request for the acquisition of any Site or Group (other than an Advance Request for an Undeveloped Site), the amount of such Advance shall not be less than $3,000,000; and for any Advance Request for the acquisition of any Undeveloped Site or for construction costs, the aggregate amount of all Advances and expected Advances for the acquisition of such Undeveloped Site and construction of the related Facility shall not be less than $5,000,000.

                  (b) Performance. Each party to any Operative Document shall have performed and complied with all agreements and conditions contained herein and in any other Operative Document to which it is a party required to be performed or complied with by it on or prior to such Advance Date. Without limiting the foregoing, each Participant shall have funded the full amount to be funded by such Participant on such Advance Date, as described in Article II.

                  (c) Consents and Approvals. All material Governmental Actions and other approvals and consents required to be taken, given or obtained, as the case may be, by or from any Authority or another Person, or by or from any trustee or holder of any Indebtedness or obligation of Lessee, that are necessary or, in the reasonable opinion of Agent or counsel to Agent, advisable in connection with the execution, delivery and performance of the Operative Documents by all other parties hereto, shall have been taken, given or obtained as the case may be (subject to the provision of Section 4.1(o) that no required building or use related permit, approval or consent material to the use and operation of any Site need be obtained prior to the date on which such permit, approval or consent is or becomes necessary), shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

                  (d) Representations and Warranties True; Absence of Defaults and Material Adverse Effect. Each representation and warranty of Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Advance Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. No material Lease Default and no Lease Event of Default shall have occurred and be continuing. Since the Document Closing Date, no Material Adverse Effect shall have occurred.

                  (e) [INTENTIONALLY OMITTED.]

                  (f) Officer's Certificate of Lessor. On each Advance Date, Agent shall have received, with sufficient counterpart originals for Agent to distribute to all Participants, an Officer's Certificate of Lessor, dated such Advance Date, stating that (A) each and every representation and warranty of Lessor contained in the Operative Documents to which it is a party is true and correct in all material respects on and as of such Advance Date as though made on and as of such Advance Date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, (B) it has duly performed and complied with all agreements and conditions herein and in any other Operative Document required to be performed or complied with by it on or prior to such Advance Date and (C) each Operative Document to which it is a party is in full force and effect with respect to it.

                  (g) Transaction Costs. Lessee shall have paid all Transaction Costs invoiced through such Advance Date to the parties to whom such Transaction Costs are payable (or shall have requested payment thereof pursuant to the

Advance Request). Payments shall be made by wire transfer of immediately available funds, with such wire transfer being made to the account specified on
Schedule II in the case of payments to any of the parties listed on Schedule II.

                  (h) Proceedings Satisfactory, Etc. All proceedings taken in connection with such Advance Date and all documents relating thereto shall be reasonably satisfactory to Agent and counsel to the Participants, and Agent and counsel to the Participants shall have received copies of such documents as Agent or such counsel may reasonably request in connection therewith (with sufficient copies for Agent to distribute to Lessor and all Participants), all in form and substance reasonably satisfactory to Agent and such counsel.

                  (i) Taxes. All taxes, charges, fees and costs, if any, payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on each Advance Date shall have been paid in full, or arrangements for such payment shall have been made to the satisfaction of Agent.

         SECTION 3.2. Conditions to Acquisition or Ground Lease of Sites. The obligation of each Participant to perform its obligations on any date on which any Site or Group is to be acquired by Lessor and on the date on which any Non-Acquired Land Interest is to be ground leased to Lessor by Lessee or made subject to the Construction Agency Agreement (each, a "Site Acquisition Date") shall in each case be subject to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent or, where expressly provided below, the Required Lenders), or the waiver in writing by, Agent (at the direction of Required Lenders) of the conditions precedent set forth in this Section 3.2 (in addition to the conditions precedent set forth in Section 3.1) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Filings and Recordings. All filings or recordings enumerated and described in Schedule 4.1B hereof, as well as all other filings and recordings necessary or advisable, including precautionary financing statements, in the opinion of Agent or counsel to Agent, to perfect the rights, titles and interests of Lessor, the Lenders and Agent intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Land Interests, the Facilities and any other property and interests included in the Collateral and the Participants' and Agent's rights under the Operative Documents and (ii) a first mortgage lien on all Land Interests and Facilities included in the Collateral, subject in both cases, to Permitted Exceptions and the rights of Lessee under the Lease. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this Section 3.1(a) shall have been paid in full, and reasonably satisfactory evidence thereof shall have been delivered to Agent, or arrangements for such payment shall have been made to the satisfaction of Agent. Notwithstanding anything to the contrary contained in this Section 3.1(a), if, as a result of a state's law, significant mortgage or intangible taxes are payable upon recordation, at the request of Lessee, Lessor and Agent will endeavor to minimize the taxes paid in connection with this transaction and will cooperate with Lessee in realizing an alternative approach acceptable to Agent based on the advice of local counsel, that will minimize taxes payable while at the same time not adversely affecting the Lessor, the Agent or the Lenders.

                  (b) Opinions of Counsel; Local Counsel Questionnaires. Agent has received, with sufficient counterpart originals for Agent to distribute to Lessor and each Participant, opinions of counsel addressed to Agent, Lessor, and the Lenders substantially in the forms of Exhibits E-1, E-2, E-3 and E-4 with respect to the Operative Documents executed and delivered in connection with such Advance Date and the perfection and validity of the Participants' security interests in the Land Interest being purchased on such Advance Date and the Facility thereon (or to be constructed thereon), with such qualifications and limitations as are acceptable to Agent and counsel to the Participants, and the responses of local counsel to the local counsel questionnaire set forth as Exhibit E-5. Each local counsel shall be subject to the prior approval of Agent not to be unreasonably withheld.

                  (c) Survey. Lessee shall have delivered, or shall have caused to be delivered, to Agent, with sufficient counterpart originals for Agent to distribute to each Participant, and counsel to the Participants an ALTA survey of the Site in a form satisfactory to the Title Insurance Company and showing no state of facts unsatisfactory (in the reasonable exercise of its judgment) to Agent and counsel to the Participants, which survey shall be certified to Lessor and Agent.

                  (d) Title Insurance. Lessor shall have received from the Title Insurance Company its ALTA 1992 (or, with respect to any Site located in the State of Texas, TLTA) owner's policy of title insurance, reasonably acceptable in form and substance to Agent (the "Lessor's Policy") (or a final hand-marked original thereof signed by the Title Insurance Company containing all of the provisions to be included in such policy by the Title Insurance Company, in which case Lessor shall receive a clean, final original of such policy within thirty (30) days), insuring that Lessor has good and marketable title to (or, in the case of any Non-Acquired Land Interest, a good and marketable ground leasehold estate in) the Land Interest being purchased by (or ground leased to, as the case may be) Lessor on such Advance Date, subject to the Lease and such other exceptions to title as are reasonably acceptable to Agent, together with complete, legible copies of all encumbrances, maps and surveys of record. Agent, for the benefit of the Lenders shall have received from the Title Insurance Company its ALTA 1992 form of loan policy of title insurance (the "Loan Policy"; together with the Lessor's Policy, the "Title Policies"), reasonably acceptable in form and substance to Agent and the counsel for the Lenders, insuring the creation under the Mortgage in favor of Agent and the Lease in favor of Lessor of a valid first priority mortgage lien against the Land Interest (or, in the case of a Non-Acquired Land Interest, against Lessor's ground leasehold estate in such Non-Acquired Land Interest), subject to such exceptions to title as are reasonably acceptable to Agent and the counsel for the Lenders, together with complete, legible copies of all encumbrances, maps and surveys of record. The Title Policies shall be dated as of the applicable Site Acquisition Date, shall be in an amount equal to the Fair Market Sales Value of such Site as of the Site Acquisition Date (assuming in the case of an Undeveloped Site that the Facility had already been constructed thereon) and, to the extent permitted under Applicable Laws and Regulations and to the extent applicable to each type of policy, shall (x) contain affirmative endorsements as to mechanics' liens, usury, doing business, zoning (with express parking coverage), easements and rights-of-way, comprehensive coverage, encroachments, rights of access and survey matters, (y) delete the creditors' rights exclusion and the general exceptions to coverage, and (z) contain such other endorsements reasonably requested by Agent; provided in each case such endorsements are available at commercially reasonable rates.

                  (e) Environmental Audit. Not less than five (5) Business Days prior to such Site Acquisition Date, Agent shall have received an Environmental Audit for such Site, which shall be in form and substance acceptable to Agent, Lessor and the Required Lenders in their sole and absolute discretion.

                  (f) Zoning. In the event that, with respect to a Developed Site, an ALTA 3.1 Zoning Endorsement (with express parking coverage), and with respect to an Undeveloped Site, an ALTA 3.0 Zoning Endorsement, was not obtained in connection with the Title Policies for such Site, Agent on behalf of the Participants shall receive a copy of the applicable zoning ordinance, special use permit or other Governmental Action covering the Site, and such evidence as Agent may reasonably require (including without limitation the written certification of Lessee's certified professional engineer or registered architect or any other person satisfactory to Agent or a zoning letter from the applicable Authority, in each case in form and substance reasonably satisfactory to Agent) that the zoning of the Site is satisfactory and compatible with the Facility located or to be constructed thereon.

                  (g) Purchase Agreement, Deed and Bill of Sale; Ground Lease. As to any Land Interest other than a Non-Acquired Land Interest, Agent shall have received (i) a fully executed Purchase Agreement regarding the acquisition of such Land Interest and the Facility, if any, or other improvements, if any, located on such Site, together with (x) an Officer's Certificate of Lessee to the effect that such Purchase Agreement is complete and includes all existing amendments, modifications and riders, and (y) a Purchase Agreement Assignment from Lessee to Lessor, (ii) a Deed conveying to Lessor such Land Interest and the Facility, if any, or other improvements, if any, located on such Site and
(iii) a Bill of Sale conveying any portion of any such Facility or improvements which do not or may not constitute real estate under Applicable Law (provided that no Bill of Sale shall be required if the form of Deed used purports to convey title to the items which would otherwise be conveyed in the Bill of Sale and if such Deed is in fact sufficient under applicable law to convey title to such items). As to any Non-Acquired Land Interest, Agent shall have received a Ground Lease granting to Lessor a ground leasehold estate on such Non-Acquired Land Interest, duly executed and delivered by Lessee, as ground lessor, and Lessor, as ground lessee.

                  (h) Lease Supplement. Agent shall have received, with sufficient counterpart originals for Agent to distribute to each Participant, original counterparts of the Lease Supplement executed by Lessee and Lessor with respect to such Site or Group; provided that only Agent shall receive and retain the one original thereof marked as the sole original counterpart for UCC purposes.

                  (i) Mortgage. Agent shall have received a Mortgage duly executed by Lessor with respect to such Site.

                  (j) Supplement to Assignment of Lease. Agent shall have received a Supplement to the Assignment of Lease duly executed by Lessor with respect to such Site.

                  (k) Construction Agency Supplement. It shall be a condition to such Advance that the Construction Agency Agreement be in full force and effect and no Construction Agency Event of Default shall have occurred and be continuing. With respect to each Undeveloped Site to be acquired by Lessor on such Site Acquisition Date and with respect to each Non-Acquired Land Interest to be ground leased to Lessor on such Site Acquisition Date which relates to an Undeveloped Site, each Participant and Agent shall receive a Construction Agency Agreement Supplement with respect to the Facility to be constructed on such Site, fully executed by Lessee, as Construction Agent, and Lessor.

                  (l) Filings and Recordations. Agent shall have received evidence reasonably satisfactory to it that each of the Deed (except in the case of the Non-Acquired Land Interests), the Lease Supplement (if not excluded from recording requirements as provided herein), the Mortgage, the Assignment of Lease and the Supplement to Assignment of Lease delivered on any Site Acquisition Date and, with respect to the Non-Acquired Land Interests, the Ground Lease relating thereto shall have been or are being recorded with the appropriate Authorities in the order in which such documents are listed in this clause (except where recording has been waived in connection with Section 3.2(a)), and the UCC Financing Statements with respect to the Facility being acquired or constructed shall have been or are being filed with the appropriate Authorities.

                  (m) Insurance. Insurance complying with the provisions of
Article XI of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Lessor in form and substance reasonably satisfactory to Agent.

                  (n) Appraisal. Not less than ten (10) Business Days prior to such Site Acquisition Date, Agent shall have received and will deliver to each Participant an appraisal (the "Appraisal") which will establish (by the use of appraisal methods satisfactory to Agent and Lessor) that, as of the date such Site becomes subject to the Lease, the Site (which, in the case of an Undeveloped Site, Fair Market Sales Value shall include the projected value thereof upon completion of the Facility thereon based upon the Plans and Specifications for such Facility) will have a Fair Market Sales Value of not less than the amount allocated to such Site on Schedule III-B or Schedule III-C or, in the case of any unidentified Site, the amount determined pursuant to Section 2.5(b). The Appraisal will also establish the Fair Market Sales Value of such Site as of the end of the Base Term, the Renewal Term and the Extended Renewal Term. The Appraisal will be prepared in accordance with the Financial Institutions Reform Recovery and Enforcement Act of 1989 and will be performed by an independent appraisal company chosen by Agent.

                  (o) FIRPTA Affidavit. Lessee shall have caused the seller of the Land Interest to be acquired on such Site Acquisition Date (or Lessee itself, as ground lessor, in the case of each Non-Acquired Land Interest) to deliver to Agent either (i) a FIRPTA Affidavit in customary form or (ii) in the case of a seller but not Lessee, if such seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the sales price to be paid to such seller has been withheld, if so required, in accordance with the provisions of the Code and the Regulations.

                  (p) No Event of Loss, Condemnation or Event of Taking. No Event of Loss shall have occurred in respect of any Site to be acquired on the Site Acquisition Date. No action shall be pending or threatened by an Authority to initiate a Condemnation or an Event of Taking in respect of any Site to be acquired on the Site Acquisition Date.

                  (q) Appraised Value Limitation; 25% Test. The appraised value of the Land Interest of any Site or Group to be acquired shall not exceed twenty-five percent (25%) of the forecasted Fair Market Sales Value of such Site or Group (on an "as-built" basis, assuming the construction of a Facility on each Site and each Site included in a Group).

                  (r) Good Standing. Lessee shall have delivered to Agent a certificate issued by the office of the secretary of state of the jurisdiction in which any Land Interest to be acquired or Non-Acquired Land Interest to be ground leased is located indicating that Lessee is a foreign corporation (or Pennsylvania corporation, in the case of any Land Interest or Non-Acquired Land Interest located in Pennsylvania) in good standing under the laws of such jurisdiction.

                  (s) Outside Deadline. Notwithstanding anything to the contrary herein or in any other Operative Document, no Site Acquisition Date for any Site or Non-Acquired Land Interest shall occur after the earlier of (i) October 7, 1998 and (ii) in the case of an Undeveloped Site, a date which results in the period from such date to the second anniversary of the Document Closing Date being shorter than the construction period applicable to such Undeveloped Site as specified in the Advance Request for the acquisition of such Undeveloped Site in accordance with Section 2.5(a).

The Site Acquisition Date for the Sites set forth on Schedule I of the Lease (the "NHCA Sites") was July 24, 1996.

                  (t) Location of Site. In the event that the Site or Non-Acquired Land Interest shall be located in a state other than the state in which an existing Site or Non-Acquired Land Interest is located or the Commonwealth of Pennsylvania, Lessor and Agent shall have approved of the State for purposes of the acquisition of such Site or the ground leasing of such Non-Acquired Land Interest.

                  (u) Confirmation of Certain Operative Documents. As a condition to the earlier to occur of (i) the first advance after the date hereof to acquire any Site or Group or (ii) the entering into a ground lease by Lessor, Lessee shall deliver to Lessor and Agent such written confirmations of the Mortgages and the other documents set forth on Schedule 3.2(u) constituting Operative Documents under the Original Participation Agreement as Lessor and Agent shall reasonably request, together with such updates of counsel opinions (including local counsel opinions) and title insurance endorsements relating thereto as Lessor and Agent shall reasonably request (all in form and substance reasonably satisfactory to Lessor and Agent).

                  (v) Conditions to Initial Ground Lease. As a condition to the first ground lease to be entered into by Lessor, Lessee shall deliver to Lessor a form of ground lease in form and substance acceptable to Lessor and Agent, together with a written confirmation agreement among Lessee, Lessor and Agent confirming that such form of ground lease shall constitute the form of ground lease to be attached hereto as Exhibit M. In such case, all references thereafter to this Agreement shall be deemed to mean this Agreement together with such confirmation agreement and form of ground lease, whether or not such reference expressly so provides.

         SECTION 3.3. Conditions Precedent to Advances for Construction Costs. The obligation of each Participant to perform its obligations on any Advance Date for the payment of costs of construction of a Facility shall be subject to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent or, where expressly provided below, the Required Lenders), or the waiver in writing by, Agent (at the direction of Required Lenders) of the conditions precedent set forth in this Section 3.3 (in addition to the conditions precedent set forth in Section 3.1 and 3.2, as applicable) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Building Plans and Architect's Agreement; Assignment. Agent shall have received, upon request, the first page of a copy of the Plans and Specifications signed, and all other pages thereof initialed by Lessee, as Construction Agent, and Construction Agent's general contractor (if any) and, if required by a Participant, a copy of Construction Agent's agreement with the Architect, if any. Prior to the first Advance under this Section 3.3 with respect to any Facility, Agent shall receive an assignment from Lessee in favor of Lessor of Lessee's interest, as Construction Agent, in the Plans and Specifications and the Architect's Agreement relating to such Facility, in the form required by the Construction Agency Agreement, and either (i) attached thereto is the Architect's written consent to such assignment, in the form required by the Construction Agency Agreement, or (ii) included in such assignment is a certification of Lessee that the applicable Architect's Agreement includes a provision in substance identical to such consent.

                  (b) Construction Contract; Assignment. Agent shall have received, upon request, a copy of the general construction contract (if any) and a copy of each Major Construction Document entered into by Construction Agent or by Construction Agent's general contractor, as the case may be. Prior to the first Advance under this Section 3.3 with respect to any Facility, Agent shall receive an assignment from Lessee in favor of Lessor of the general construction contract (if any) relating to such Facility and the Permits related thereto, in the form required by the Construction Agency Agreement, and either (i) attached thereto is the contractor's written consent to such assignment, in the form required by the Construction Agency Agreement, or (ii) included in such assignment is a certification of Lessee that the applicable general construction contract includes a provision in substance identical to such consent.

                  (c) Assurance of Completion. In the event that at any time or from time to time, there is unavailable sufficient unfunded Commitment allocated to such Site to fully pay for the completion of construction of such Facility, Lessee, as Construction Agent, shall contribute its own funds to pay costs of such construction prior to making any further request for any Advance to pay for such construction until the remaining unfunded Commitment allocated to such Site is sufficient to fully pay for the completion of such construction without further contributions from Lessee.

                  (d) Construction Progress Information. In the event that either (i) mechanics' liens (excluding Permitted Liens) with an aggregate amount claimed which equals or is greater than $500,000 are filed against any Site or
(ii) five (5) or more mechanics' liens (excluding Permitted Liens) are filed against any Site, Lessee, as Construction Agent, shall promptly (and in any event not later than the delivery of the next following Advance Request) furnish to Agent, and shall thereafter continue to furnish to Agent as a condition to each Advance with respect to such Site, notice of the amount and nature of each such mechanics' lien claim and such additional details concerning construction of the Facility as Agent shall require, including (x) receipted invoices, bills of sale or unconditional partial releases of lien (on forms approved by the Participants) from each materials dealer, laborer and contractor employed by Construction Agent for all work completed or materials supplied through such date for which payment is being requested; and (y) receipted invoices, bills of sale or unconditional partial releases of lien (on forms approved by the Participants) from each materials dealer, laborer and subcontractor employed by parties other than Construction Agent for work completed or materials provided no more than 30 days prior to the Advance Date.

         SECTION 3.4. Conditions to Substantial Completion. The Completion of any Facility shall be deemed to have occurred upon the satisfaction of the following conditions with respect to such Facility, and with respect to each Facility, Lessee shall provide the following to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent or, where expressly provided below, the Required Lenders), or the waiver in writing by, Agent (at the direction of Required Lenders), within 60 days of substantial completion of such Facility and prior to the final Advance with respect to such Facility under Section 3.5:

                  (a) Architect's Certificate. Construction Agent shall have furnished to Agent, with sufficient counterpart originals for Agent to distribute to all Participants, a certificate of the Architect substantially in the form of Exhibit K (or such other form reasonably acceptable to Agent) dated at or about the Completion Date and stating that the Facility has been completed substantially in accordance with the Plans and Specifications and such Facility is ready for occupancy; (ii) such Facility, as so completed, complies in all material respects with all Applicable Laws and Regulations, and certifying that attached thereto is a true and correct copy of the "as-built" Plans and Specifications for such Facility (which may be in the form of the initial Plans and Specifications for such Facility, with all change orders attached), and
(iii) all licenses, permits and approvals of any Authority affecting the Site, including a final, unconditional certificate of occupancy have been obtained from the necessary Authorities; provided, that the certificate of occupancy may be a temporary certificate of occupancy, in which event, Lessee, as Construction Agent, hereby covenants to (x) obtain a final, unconditional certificate of occupancy within sixty days after substantial completion of the applicable Facility and (y) promptly (and in any event prior to disbursement of the final Advance pursuant to Section 3.5 with respect to such Site) deliver to Agent a true, correct and complete copy of such final, unconditional certificate of occupancy, certified by Lessee, as Construction Agent.

                  (b) Construction Agent's Certificate; As-Built Survey; Title Insurance Endorsements. Construction Agent shall have furnished to Agent true, correct and complete copies, certified by the Construction Agent, of the following:


                             (i) an "as-built" ALTA survey of the Site, certified to Agent and Lessor, showing the location of the completed Facility, the location of all points of access to the Site and the location of all easements affecting the Site and certifying that there are no encroachments of the Facility onto any easements affecting the Site or onto any adjoining property and that all applicable setback requirements and other restrictions have been complied with;

                             (ii) a date-down endorsement, dated not earlier than the date of substantial completion of the Facilities, to the applicable Title Insurance Policy (or, if not available under the applicable state law, then such other evidence of the lack of recorded and unrecorded mechanics' liens affecting (or inchoate rights thereto which could affect) the Site as Agent may reasonably request); and

                             (iii) in the event that the applicable Title
         Insurance Policy is required to include an ALTA 3.0 zoning endorsement pursuant to the provisions of Section 3.2(f), a ALTA 3.1 Zoning Endorsement (with express parking coverage).

                  (c) Construction Completion. The construction of the Facility shall have been completed substantially in accordance with the Plans and Specifications for such Facility and all Applicable Laws and Regulations, and such Facility shall be ready for occupancy and operation. All fixtures and other property contemplated under such Plans and Specifications to be incorporated into or installed in such Facility shall have been incorporated or installed free and clear of all Liens except for Permitted Liens and Liens in favor of Lessor or Agent.

                  (d) Lessee Certification. Lessee, as Construction Agent, shall have furnished Lessor and Agent with a certification of Lessee, as Construction Agent, to the effect that:

                             (i) The representations and warranties of Lessee with respect to such Site set forth in Section 4.1(i) are true and correct as of the Completion Date for such Facility in all material respects. All amounts owing to third parties for the construction of the Facility have been paid in full (other than contingent obligations for which Lessee, as Construction Agent, has made adequate reserves, including amounts funded to the Construction Agent pursuant to Section 3.5(a)).

                             (ii) No changes or modifications were made to the related Plans and Specifications after the related Site Acquisition Date that materially and adversely effect the value, utility or economic useful life of such Site.

                  (e) Searches. Agent shall have received a report, as of a current date, prepared by a search company reasonably satisfactory to Agent, of judgment liens, tax liens and Uniform Commercial Code filings with respect to Lessee and the Site filed of record with the applicable State filing offices in the jurisdiction where such Site is located and the State in which Lessee has its principal place of business.

         SECTION 3.5. Conditions Precedent to Final Advances. The obligation of each Participant to perform its obligations on any Advance Date for the payment of the final disbursement of construction costs of a Facility (following the Completion of construction thereon and the expiration of the Construction Period with respect to such Facility) shall be subject to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent or, where expressly provided below, the Required Lenders), or the waiver in writing by, Agent (at the direction of Required Lenders) of the conditions precedent set forth in this Section 3.5 (in addition to the conditions precedent set forth in Section 3.1, 3.2 and 3.3, as applicable) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Funding of Punchlist Amount. Provided that no Lease Event of Default shall have occurred and be continuing, within thirty (30) days after Completion of a Facility and prior to the termination date of the Commitments as set forth in Section 2.5(f), Lessee, as Construction Agent, may request in writing that Lessor request that the Participants fund the remaining cost to complete all "punchlist" items for such Facility (the "Punchlist Amount"), in which event, Agent, on behalf of Lessor, shall make such request of the Participants. Such request by Lessee shall include Lessee's certification of the Punchlist Amount. In such event, the Participants shall make an Advance in an amount equal to the lesser of (x) the Punchlist Amount and (y) the remaining unfunded portion of the aggregate Commitments applicable to such Facility under
Section 2.5(b). Any Advance made under this Section 3.5(a), not to exceed $250,000, shall be paid to Construction Agent. The amount of any Advance so funded to Construction Agent shall be deemed advanced by the Participants hereunder and under the other Operative Documents as of the date so funded, and the Lease Balance shall be increased by such amount on the date so funded by the Participants. Lessee, as Construction Agent, shall cause all punchlist items to be completed within thirty (30) days after the expiration of the Construction Period for such Facility. Advances so funded shall be used by Lessee, as Construction Agent, as needed, to fund the costs of construction of the Facility for which the Advance was made.

                  (b) Repayments of Unused Advances. In the event any portion of an Advance funded pursuant to Section 3.5(a) is not used by Lessee, as Construction Agent, to pay the costs of construction of the Facility in connection with which such Advance was made, then Lessee, as Construction Agent, shall have the obligation to cause any such excess funds to be remitted to Agent on the first Payment Date not less than one hundred twenty (120) days after the expiration of the Construction Period for such Facility, in which event, Lessor shall apply such amounts to repayment of the Notes and the Equity Amount pro rata, and the Lease Balance shall be adjusted accordingly.

                  (c) Lessee Certification. Upon completion of the punchlist items for any Facility, Lessee, as Construction Agent, shall furnish Lessor and Agent with a certification of Lessee, as Construction Agent, to the effect that:

                             (i) The representations and warranties of Lessee with respect to the applicable Site set forth in Section 4.1(i) are true and correct as of the date of completion of all such punchlist items. All amounts owing to third parties for the construction of the Facility have been paid in full (other than contingent obligations for which Lessee has made adequate reserves).

                             (ii) No changes or modifications were made to the related Plans and Specifications after the date of the certification from Lessee specified in Section 3.4(d) that have had a Material Adverse Effect on the value, use or useful life of such Site.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties of Lessee. As of the date hereof, Lessee makes the representations and warranties set forth in this
Section 4.1 to each of the other parties hereto.

                  (a) Due Organization, etc. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and Lessee has full corporate power and authority to conduct its business as presently and presently proposed to be conducted, to own or hold under lease its properties, to enter into and perform its obligations under each of the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Document Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party, and it is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. Lessee is a single purpose corporation wholly-owned by Genesis, the sole purpose of which is to enter into and perform its obligations under the transactions contemplated by the Operative Documents and hold its rights in and to the Sites.

                  (b) Authorization; No Conflict. The execution and delivery by Lessee of each of the Operative Documents to which it is or is to be a party, and the performance by Lessee of its obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any Applicable Laws and Regulations currently in effect applicable to or binding on it or the Sites; (ii) violate any provision of its charter or bylaws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected, which breaches or defaults would have, individually or in the aggregate, a Material Adverse Effect; (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interests created pursuant to the Operative Documents); or (v) require any Governmental Action by any Authority, except for (A) the filings and recordings listed on Schedule 4.1B to perfect the rights of Lessor, the Lenders and Agent intended to be created by the Operative Documents, and (B) those Governmental Actions required with respect to Lessee or any of its Affiliates listed on Schedule 4.1A, each of which have been duly effected and are, or on the initial Advance Date will be, in full force and effect; and Lessee is not in default under or in violation of its charter or bylaws. The Lease (including all amendments and supplements thereto including, without limitation, any amendments which may increase the amount of the lease financing facility) is a "Credit Facility" within the meaning of the 1995 Indenture, constitutes "Senior Indebtedness" within the meaning of the 1993 Indenture and, from and after the execution and delivery of the 1996 Indenture and the issuance of the notes thereunder, is or will constitute "Senior Indebtedness" within the meaning thereof, and attached as
Schedule 4.1C are correct and complete computations demonstrating compliance by Genesis with Section 5.9 of the 1995 Indenture after giving effect as Indebtedness under such Indenture to the obligations of Lessee and Guarantors under or in connection with the Operative Documents.

                  (c) Enforceability, etc. Each Operative Document to which Lessee is or is to be a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) Litigation. There is no action, proceeding or investigation pending or, to Lessee's knowledge, threatened which questions the validity of the Operative Documents to which Lessee is or is to be a party or any action taken or to be taken pursuant to the Operative Documents to which Lessee is or is to be a party, and there is no action, proceeding or investigation pending or, to Lessee's knowledge, threatened which, if adversely determined, would have a Material Adverse Effect.

                  (e) Taxes. Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by Lessee, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, Lessee has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

                  (f) Rights in Respect of the Sites. Lessee is not a party to any contract or agreement to sell any interest in the Sites or any part thereof other than pursuant to or in accordance with this Agreement and the Lease.

                  (g) No Lease Default, Loss, etc. As of each Advance Date: no Lease Default, Lease Event of Default, Event of Loss, Condemnation or Casualty has occurred and is continuing; there is no action pending or, to the best of Lessee's knowledge, threatened by an Authority to initiate a Condemnation; no condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by Lessee under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which Lessee is a party or by which Lessee or any of its properties may be bound which individually or in the aggregate with all such events of default could have a Material Adverse Effect.

                  (h) Chief Executive Office of Lessee. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of Lessee are each located at 148 West State Street, Kennett Square, Pennsylvania 19348. Lessee does not do business in more than one county in the Commonwealth of Pennsylvania; provided, that if Lessee shall hereafter commence doing business in more than one county in the Commonwealth of Pennsylvania, it shall cause to be made all filings and recordings described in Section 3.2(a) in light of such change in Lessee's business.

                  (i) Compliance With Law. With respect to each Site for which a Facility has been completed or acquired, except as otherwise set forth in the Environmental Audit of such Site provided to Lessor and Agent pursuant to
Section 3.2(e) prior to Lessor's acquisition of such Site, (i) Lessee has at all times complied and is in material compliance with and will comply with all Applicable Laws and Regulations, including all Environmental Laws, (ii) each Site and the use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants complies in all material respects with all Applicable Laws and Regulations (including all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect on Lessee or any Site; and (iii) such Facility on such Site do not encroach in any material manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance). With respect to each Site for which a Facility has not been completed, the related Plans and Specifications have been or will be prepared in accordance with Applicable Laws and Regulations (including applicable Environmental Laws and building, planning, zoning, subdivision and fire codes, laws, rules and regulations) and such Facility and the other improvements to be constructed on such Site will not, encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance). Except as otherwise set forth in the Environmental Audit of such Site, with respect to each Site, there are no underground storage tanks at such Site and Lessee shall not cause or permit any underground storage tanks to be constructed or located at any Site. Lessee will not direct Lessor to acquire any Site pursuant to
Section 2.2 unless (x) such Site and operation and condition thereof shall comply with all Applicable Laws and Regulations, including all Environmental Laws, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect on Lessee or any Site, and (y) no condition regarding Hazardous Materials exists on or with respect to such Site except as otherwise set forth in the Environmental Audit of such Site.

                  (j) Investment Company Act. Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (k) Public Utility Holding Company. Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (l) Licenses, Registrations and Permits. Except as set forth on the Environmental Audit, all material licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, (collectively, the "Permits") required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from each Site during the construction of the Facility thereon, (y) construction of each Facility in accordance with the related Plans and Specifications and the Construction Agency Agreement and (z) the use and occupancy of the Sites and for the operation thereof (including a certificate or certificates of occupancy for such Site or other legally equivalent permission to occupy such Site) have either been obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable, except for those which will not cause a Material Adverse Effect. Lessee shall deliver to Agent, upon request, true, correct and complete copies of all Permits issued prior to the date that this representation is made or remade, as the case may be. Lessee, as Construction Agent, and its contractors have assigned to Lessor all of their respective interests in all such Permits, whether heretofore or hereafter issued.

                  (m) Nature, Condition and Use of Sites. Each Site to be acquired on a Site Acquisition Date consists of either a Land Interest on which a Facility exists on the Site Acquisition Date or a Land Interest on which a Facility will be constructed pursuant to the Construction Agency Agreement. Such Land Interest is located in the United States (but not in California). No notices, complaints or orders of violation or non-compliance or liability of any nature whatsoever have been issued or, to Lessee's knowledge, threatened by any Authority with respect to the Sites or any present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Site, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders. Upon

Completion of each Facility in accordance with the related Plans and Specifications or upon acquisition of each Facility on a Developed Site, (A) there will be no material defects to such Facility including the plumbing, heating, air conditioning and electrical systems thereof and (B) all water, sewer, electric, gas, telephone and drainage facilities required to adequately service such Facility for its intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

                  (n) Utility Services. Each Site has available all material utilities necessary for use and operation of the Facility thereon for its primary intended purposes and means of access between such Facility and public highways for pedestrians and motor vehicles. All utilities serving each Site, or proposed to serve such Site in accordance with the related Plans and Specifications, are located in, and vehicular access to the Facility on such Site is provided by, either public rights-of-way abutting such Site or by Appurtenant Rights.

                  (o) Use and Operation of Sites. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Sites as Lessee intends to use the Sites under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same (including certificates of occupancy) have been obtained and are in full force and effect (or with respect to Sites for which a Facility has not yet been completed will be obtained and be in full force and effect on or prior to the completion thereof) and Lessee has no actual knowledge of any pending modification or cancellation of any of the same; upon acquisition of a Site the use of such Site does not (and the intended use of such Site by Lessee under the Lease will not) depend on any variance, special exception or other approval, permit, license or consent of any Authority that has not been obtained for its continuing legal use; and all required building and use related permits, approvals, licenses and consents material to the construction, use and operation of each Site will have been issued and be in full force and effect on or prior to the date such permits, approvals, licenses and consents are or become necessary; and all utilities required for the operation of a Site, as Lessee intends to use such Site under the Lease, will be available as of the Site Acquisition Date on which a Developed Site is to be purchased or on or prior to the date the Facility on an Undeveloped Site is to be completed.

                  (p) Securities Act. Neither Lessee nor anyone authorized to act on its behalf (including, without limitation, any of the Guarantors) has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the Sites or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

                  (q) Title. Neither Lessee nor any of its Affiliates has taken or caused to be taken any action which would have a material adverse effect on Lessor's title to the Sites from that indicated in the Title Policies delivered pursuant to Appendix 2 or Section 3.2(d). Neither Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien upon any of the Sites other than Permitted Liens.

                  (r) Federal Reserve Regulations. Neither Lessee, whether as Lessee or as Construction Agent, nor any Affiliate of Lessee will, directly or indirectly, use any of the proceeds of the sale of the Notes or of the purchase by Lessor of the Sites for the purpose of purchasing or carrying any "margin security" or "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or margin stock or for any other purpose which might cause any of the transactions contemplated by this Agreement or any other Operative Document to constitute a "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying any security, and neither Lessee, whether as Lessee or as Construction Agent, nor any Affiliate of Lessee has taken or will otherwise take or permit any action by Lessee, whether as Lessee or as Construction Agent, or any of its Affiliates in connection with any of the transactions contemplated by any of the Operative Documents which would involve a violation of Regulation G, T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System.

                  (s) ERISA.

                             (i) A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan (if any) relating to Lessee or Genesis or any other Guarantor has been provided to the Agent and Lessor and fairly presents the funding status of such Plan N Health status. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.1D hereto sets forth a list of all Plans and Multiemployer Plans relating to the Lessee or Genesis or any other Guarantor, and all information available to Lessee or Genesis or any other Guarantor with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of Lessee or Genesis or any other Guarantor or any Controlled Group Member. Copies have been provided to Agent of all of the documents provided to Genesis pursuant to Section 4.16 of the Stock Purchase Agreement and the representations contained in Section 4.16(d) and (e) are, to the best knowledge of Lessee and Genesis, true, correct and complete. Except as set forth in such Schedule 4.1D, none of Lessee or Genesis or any other Guarantor has or (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement) will have any liability (contingent or otherwise) in excess of $100,000 for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. Neither Lessee nor Genesis nor any other Guarantor nor any Controlled Group Member (both as of the applicable Advance Date and after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement) has or (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement) will have any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits.

                             (ii) Neither Lessee, nor any Controlled Group Member, presently maintains, participates in, or contributes to, a Plan
         (A) which is subject to Title IV of ERISA, but is not a Multiemployer Plan whose assets do not at least equal the present value of its accrued benefits based on the actuarial methods and assumptions included in the most recent actuarial valuation reports, (B) which is a Multiemployer Plan for which Lessee or any Controlled Group Member has received notice that the plan is in reorganization or insolvent, (C) for which material actions, lawsuits or claims have been asserted, or
         (D) for which penalties or taxes have been imposed under Sections 502(i) and 502(l) of ERISA or Section 4975 of the Code. Neither Lessee nor any Controlled Group Member has in the immediate six year period had a complete or partial withdrawal from any Multiemployer Plan and the liability to which Lessee or any Controlled Group Member would become subject under ERISA were there to be a complete withdrawal from all Multiemployer Plans to which Lessee and its Controlled Group Members contribute is not in excess of $500,000.

                             (iii) The execution and delivery of this Agreement, including the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby under the Operative Documents, will not involve any prohibited transactions, within the meaning of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by Lessee in the preceding sentence is made in reliance upon and subject to the correctness of the representation by each of the Lenders in
         Section 4.2(e) and the representation by Lessor in Section 4.3(i).

                  (t) Financial Information.

                             (i) Audited Financial Statements. Lessee has heretofore furnished to Agent and each Lender the consolidated balance sheet of Genesis and its Consolidated Subsidiaries (including Lessee) as of September 30, 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as examined and reported on by KPMG Peat Marwick, independent certified public accountants for Lessee and Genesis, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto), fairly present, in conformity with GAAP, the consolidated financial position of Genesis and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

                             (ii) Interim Financial Statements. Lessee has heretofore furnished to Agent and each Lender interim consolidated balance sheets of Genesis and its Consolidated Subsidiaries as of June 30, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the portion of Genesis's fiscal year ended at the end of such quarter. Such financial statements fairly present, in conformity with GAAP, the consolidated financial position of Genesis and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal quarter, subject to normal year-end auditing adjustments and except that such financial statements do not contain all of the footnote disclosures required by GAAP.

                             (iii) Since June 30, 1996 there has been no
         Material Adverse Effect.

                  (u) No Other Filings. Except for the filings and recordings listed in Schedule 4.1B (which filings or recordings shall have been duly made on the applicable Advance Date, or shall have been arranged to be made promptly thereafter (including the payment of any fees or taxes relating to any of the foregoing) in a manner satisfactory to Agent), no other filings or recordings are necessary to validly and effectively convey to Lessor and Agent such interests in the Site and the Collateral as contemplated by the Operative Documents, in each case free and clear of all Liens, other than Permitted Liens.

                  (v) Zoning. Each Site complies in all material respects with all applicable zoning and subdivision laws, ordinances, regulations and restrictive covenants, and all requirements thereof necessary for the use, occupancy and operation of such Site have been, or upon completion of the Facility thereon will be, satisfied in all material respects, and the current use and intended use under the Lease of such Site is a conforming use in each case, except for violations which would not create a Material Adverse Effect.

                  (w) Disclosure. The information disclosed in writing by Lessee or any of its Affiliates (or any Person authorized or employed by any such Person as agent or otherwise) to the Lenders in connection with the negotiation of the Operative Documents and the transactions contemplated thereby, when taken as a whole with all other written disclosures to such parties, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, misleading.

                  There is no particular fact of which Lessee or any of its Affiliates has knowledge that has not been disclosed by Lessee or any of its Affiliates (or by any Person authorized or employed by Lessee or any of its Affiliates as agent or otherwise) in writing to the Lenders that, as far as Lessee or any of its Affiliates can reasonably foresee, is reasonably likely to have a Material Adverse Effect.

                  (x) Appraisal Data. The information provided by Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in each Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to Lessee necessary to make the information provided not materially misleading.

                  (y) Subjection to Government Regulation. None of Agent, Lessor nor any Lender will become (i) solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than upon exercise of remedies under the Lease or upon the expiration thereof) subject to ongoing regulation of its operations by any Authority having jurisdiction, or be required to hold any license, permit or approval, solely by reason of Lessee's business activities or the nature of the Sites; or (ii) except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Sites or any interest therein upon the exercise of remedies under the Lease or upon the expiration thereof, subject to ongoing regulation of its operations by any Authority having jurisdiction, or be required to hold any license, permit or approval, solely by reason of Lessee's business activities or the nature of the Sites.

         SECTION 4.2. Representations and Warranties of each Lender. Each Lender represents and warrants severally and only as to itself to each of the other parties hereto as follows:

                  (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into and perform its obligations as Lender under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Advance Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

                  (b) Authorization; Enforceability, etc. This Agreement and each other Operative Document to which it is or is to be a party have been or will be, duly authorized, executed and delivered by or on behalf of it and are, or upon execution and delivery will be, legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (c) No Conflict. Neither the execution and delivery of the Operating Documents, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires any approval of its stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes or will contravene any Applicable Laws and Regulations currently in effect applicable to or binding on it (except no representation or warranty is made as to any Applicable Laws and Regulations to which it or the Sites, directly or indirectly, may be subject because of the lines of business or other activities of Lessee) or (iii) results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement, other material agreement or instrument, corporate charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

                  (d) Lessor Liens. Each Site is free and clear of all Lessor Liens attributable to such Lender.

                  (e) ERISA. It is purchasing its interest in the Note(s) with assets that are not assets of any Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code.

                  (f) Investment in Notes. It is acquiring the Notes for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Notes, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or any interest in the Sites, the Collateral or the Lease to the registration requirements of
Section 5 of the Securities Act. No representation or warranty contained in this
Section 4.2(f) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Lender or any of its Affiliates. Subject to the foregoing and subject to the provisions of
Article VI hereof, it is understood among the parties that the disposition of each Lender's property shall be at all times within its control.

                  (g) Credit Agreement. It holds an interest under the Credit Agreement equivalent to its percentage of the Notes.

                  (h) Provisions regarding Transfers and Participations. Except as may be waived by the Lenders under Section 9.5 (without the need for any consent of Lessee or any other party), each Lender hereby acknowledges that it has read, understands and intends to comply with the provisions of Sections 6.3 and 6.4 in connection with transfers and participations, including, specifically, the requirement therein that any transfer of any Note or any interest in any Operative Document or any grant of a participation in a Note shall be accompanied by a pro rata transfer or grant, as the case may be, of such Lender's interest under the Credit Agreement, in compliance with all applicable requirements of the Credit Agreement.

         SECTION 4.3.  Representations and Warranties of Lessor.
Lessor hereby represents and warrants to Lessee, Agent and Lenders as set forth in this Section 4.3.

                  (a) Chief Executive Office. Lessor's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at One Mellon Bank Center, Rm 151-4444, Pittsburgh, PA 15258-0001, Attention: Leasing Group.

                  (b) Due Organization, etc. Lessor is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority to execute, deliver and perform its obligations as Lessor under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

                  (c) Authorization; Enforceability, etc. This Agreement and each other Operative Document to which Lessor is or is to be a party have been or will be, duly authorized, executed and delivered by or on behalf of Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of Lessor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) No Conflict. Neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires any approval of its stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes or will contravene any Applicable Laws and Regulations currently in effect applicable to or binding on it (except no representation or warranty is made as to any Applicable Laws and Regulations to which it or the Sites, directly or indirectly, may be subject because of the lines of business or other activities of Lessee) or (iii) results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement, other material agreement or instrument, corporate charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

                  (e) Lessor Liens. Each Site is free and clear of all Lessor Liens attributable to Lessor.

                  (f) Litigation. There is no action, proceeding or investigation pending or, to Lessor's knowledge, threatened which questions the validity of the Operative Documents to which Lessor is or is to be a party or any action taken or to be taken pursuant to the Operative Documents to which Lessor is or is to be a party, and there is no action, proceeding or investigation pending or, to Lessor's knowledge, threatened which, if adversely determined, would have a Material Adverse Effect.

                  (g) Use of Proceeds. The Proceeds shall be used solely in accordance with the terms and provisions of the Operative Documents.

                  (h) Financial Information. Lessor (i) holds assets other than the Sites and unrelated to this transaction and (ii) was not created at the request of Lessee in connection with the transactions contemplated by the Operative Documents.

                  (i) ERISA. Lessor is purchasing its interest in the Sites with assets that are not assets of any Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code.

         SECTION 4.4. Representations and Warranties of Agent. Mellon Bank, N.A., in its individual capacity, hereby represents and warrants to Lessor and Lenders as set forth in this Section 4.4.

                  (a) Organization and Authority. Agent is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the requisite power and authority to enter into and perform its obligations under the Operative Documents.

                  (b) Authorization; Binding Effect. The Operative Documents to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of organization or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

                  (d) Absence of Litigation, etc. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Documents to which it is party.

                  (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Agent of the Operative Documents to which it is a party or the performance by Agent of its obligations under such Operative Documents.

                                    ARTICLE V
                               COVENANTS OF LESSEE

         SECTION 5.1. Further Assurances. Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, Lessor or Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Lender, Lessor or Agent in order to establish, preserve, protect and perfect the title of Lessor to the Sites and Lessor's and Lenders' rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the first and prior Lien of the Mortgage on the Collateral. Without limiting the foregoing, Lessee shall furnish to Lessor and Agent, by the ninetieth day (but not earlier than the 180th day) prior to the fifth anniversary of the Document Closing Date, and if the Renewal Term is entered into, by the ninetieth day (but not earlier than the 180th day) prior to the expiration of the Renewal Term, an opinion of counsel with respect to the continued perfection of the security interests created pursuant to the Operative Documents. Lessee will maintain in full force and effect all Permits. Upon any transfer of the Sites, whether pursuant to any provision of the Operative Documents (including Article VI of the Lease) or after the occurrence of a Lease Event of Default or otherwise, Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, Lessor or Agent reasonably may request from time to time in order to cause the Permits to be transferred or reissued in the name of the Person acquiring the Sites.

         SECTION 5.2.  Consolidation, Merger, Sale, etc.

                  (a) Lessee shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person (except as permitted by Section 12.1 of the Lease) all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (v) shall have been satisfied:

                             (i) The Person formed by such consolidation with or into which Lessee shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of Lessee (the "Surviving Company"), if other than Lessee immediately prior to such transaction, shall be a corporation that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

                             (ii) the Surviving Company shall be a single purpose, wholly-owned direct or indirect subsidiary of Genesis, the sole purpose of which is to enter into (or assume) and perform its obligations under the transactions contemplated by the Operative Documents and hold its rights in and to the Sites;

                             (iii) the Surviving Company, if other than Lessee immediately prior to such transaction, shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to Lessor and Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of Lessee under this Agreement and each other Operative Document to which, immediately prior to such transaction, Lessee was a party;

                             (iv) no Lease Payment/Bankruptcy Default or Lease Event of Default (including as a result of the breach of Section 3 of either of the Guaranties) shall have occurred and be continuing or would occur as a result thereof and no Event of Loss shall have occurred or would occur as a result thereof;

                             (v) the title of Lessor to the Sites and Lessor's and Lenders' rights under this Agreement and the other Operative Documents and the first and prior Lien of the Mortgage on the Collateral shall not be adversely affected; and

                             (vi) Lessee shall have delivered to Agent, on behalf of Lessor and the Lenders, an Officer's Certificate and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2, that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Actions required in connection with such transaction have been obtained, given or made.

         Upon the consummation of such transaction, the Surviving Company, if other than Lessee immediately prior thereto, shall succeed to, and be substituted for, and may exercise every right and power of, Lessee immediately prior to such transaction under this Agreement and each other Operative Document to which Lessee was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2, no conveyance, transfer or lease of all or substantially all of the assets of Lessee shall release Lessee from its payment or other obligations under this Agreement or any other Operative Document without the written consent of Lessor and Agent.

         SECTION 5.3. Corporate Existence. Subject to Section 5.2, Lessee shall at all times maintain its existence as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and shall use commercially reasonable efforts to preserve and keep in full force and effect its franchises material to its business. Lessee shall remain a single purpose corporation, the sole purpose of which is to enter into and perform its obligations under the transactions contemplated by the Operative Documents and hold its rights in and to the Sites.

         SECTION 5.4. Construction Matters; Changes. Lessee, as Construction Agent, may execute, without any consent of the Participants, any change order, modification or addition to a Facility to be built on an Undeveloped Site prior to its completion, so long as such change order, modification or addition does not materially and adversely affect the value, utility or economic useful life of the Facility, as built, in accordance with the Plans and Specifications delivered by Lessee to the Participants in connection with the initial Advance in respect of the construction of such Facility and so long as each such change order, modification or addition does not exceed $100,000 individually and $500,000 in the aggregate.

         SECTION 5.5. Guaranties. Concurrently with the execution and delivery of this Agreement, Lessee shall cause the Guarantors to execute and deliver Confirmations of the Guaranties, which Confirmations are attached hereto as Exhibit B-3, which confirm the guaranty of all obligations of Lessee under the Lease and other Operative Documents, and Exhibit B-4, which confirm the guaranty (subject to certain limitations therein) payment of all amounts funded by Lessor and Lenders pursuant to the investment of the Equity Amount and the Financing.

         SECTION 5.6. Liens. Lessee shall not incur, suffer or permit to exist any Lien on any of the Sites other than Permitted Liens.

         SECTION 5.7.  Compliance Certificates.

                  (a) Lease Defaults. Lessee shall furnish, following the Document Closing Date and until the termination of the Lease, to Lessor, Agent and each Lender a certificate of Lessee signed by a Responsible Officer of Lessee promptly after Lessee obtains knowledge that there exists a Lease Default or Lease Event of Default, which such certificate shall describe such Lease Default or Lease Event of Default in reasonable detail, with a statement of Lessee's action with respect thereto taken or proposed to be taken.

                  (b) Annual Certificates. Within 90 days after the close of each fiscal year, Lessee shall deliver to Lessor, Agent and each Lender a certificate of Lessee signed by a Responsible Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Lease and each other Operative Document to which Lessee is a party and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby and thereby and the condition of the Sites during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year of any condition or event which constitutes a Lease Event of Default, an Event of Loss, Condemnation (except as described therein) or Casualty (except as described therein), nor does the signer have knowledge, after due inquiry, of the existence as of the date of such certificate, of any condition or event which constitutes a Lease Default, a Lease Event of Default, an Event of Loss, Condemnation or Casualty or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto.

                  (c) Quarterly Certificates. Within 45 days after the close of each fiscal quarter (including the fourth fiscal quarter), Lessee shall deliver to Lessor, Agent and each Lender a certificate of Lessee signed by a Responsible Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Lease and each other Operative Document to which Lessee is a party, which shall include the calculations necessary to confirm compliance with the financial covenants set forth in

Section 5.9 of the 1995 Indenture and any similar provisions in the Indenture.

         SECTION 5.8. Change of Name or Address. Lessee shall provide Lessor, each Lender and Agent thirty (30) days prior written notice of (i) any change in name, identity or corporate structure or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Sites, or (ii) any change with respect to its places of business whereby it will thereafter have a place of business in only one county in the Commonwealth of Pennsylvania (if prior thereto, it shall have had places of business in more than one county in the Commonwealth of Pennsylvania) or will thereafter have no place of business in the Commonwealth of Pennsylvania.

         SECTION 5.9. Environmental Matters. (a) Lessee shall comply at all times with all Applicable Laws and Regulations affecting a Site, the non-compliance of which would have a Material Adverse Effect on such Site and shall maintain at any Site only such minimum quantities of Hazardous Materials, if any, as are necessary for the operation of any Site or held for resale by Lessee, and in all events, such Hazardous Materials shall be held in compliance with all Applicable Laws and Regulations; (b) Lessee shall not cause or permit the installation of any underground storage tanks at any Site; and (c) Lessee shall maintain and comply with appropriate and customary written operations and maintenance plans (including, without limitation, for asbestos-containing materials) for the Sites.

         SECTION 5.10. Investigation by Authorities. Lessee shall deliver to Lessor, each Lender and to Agent promptly upon Lessee's receiving written notice of the intent by any Authority to (x) take an action which would constitute a Condemnation or an Event of Taking, (y) investigate any Site for a material violation of any Applicable Laws and Regulations on or at such Site, including any Environmental Law, under which liability may be imposed upon Lessor, any Lender or Agent or under which liability having a Material Adverse Effect may be imposed on Lessee or (z) investigate any Site (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws and Regulations under which criminal liability may be imposed upon Lessor, any Lender or Agent or under which liability having a Material Adverse Effect may be imposed on Lessee.

         SECTION 5.11. Financial and Other Information. Lessee shall deliver to Agent, with sufficient counterpart originals for Agent to distribute to Lessor and each Lender, the following financial and other information:

                  (a) Annual Statements. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of Lessee, a consolidated balance sheet of Genesis and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of, income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year. Such statements shall be accompanied by an opinion of KPMG Peat Marwick or other certified public accountants of nationally recognized standing selected by Lessee and satisfactory to Agent (the "Independent Accounting Firm"). Such opinion shall be without qualifications that are of "going concern" or like nature or that relate to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Genesis and its Consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP. Concurrently with the delivery of the financial statements referred to above in this paragraph, Lessee shall furnish to the Agent, with sufficient counterpart originals for Lessor and each Lender, (1) unaudited statements of income, cash flows and changes in stockholders' equity for each of (x) Genesis and the Restricted Subsidiaries on a consolidated basis and (y) the Unrestricted Entities on a consolidated basis, for such fiscal year, (2) and a balance sheet of each of (x) Genesis and the Restricted Subsidiaries on a consolidated basis and (y) the Unrestricted Entities on a consolidated basis, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding year, and (3) a certification, without qualification, of the Independent Accounting Firm of the certificate delivered by Lessee pursuant to
Section 5.7(c) as of the last fiscal quarter of such fiscal year. Such unaudited financial statements shall be certified by a Responsible Officer of Genesis as presenting fairly the financial position of the subject entities as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

                  (b) Quarterly Statements. As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of Genesis, (1) the consolidated statements of income, cash flows and changes in stockholder's equity for each of (x) Genesis and its Consolidated Subsidiaries, (y) Genesis and its Restricted Subsidiaries on a consolidated basis and (z) the Unrestricted Entities on a consolidated basis as of the close of such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and (2) unaudited balance sheets of each of such groups of entities as of the close of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter of, and the corresponding portion of Genesis's preceding fiscal year, all certified (subject, in the case of such quarterly financial statements, to normal year-end auditing adjustments) by a Responsible Officer of Genesis as to fairness of presentation and preparation in accordance with GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.11(a) hereof (subject to such changes in accounting principles as shall be described in such certificate and shall have been approved in writing attached to such certificate by Genesis's independent accountants);

                  (c) Compliance Certificates. As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of Genesis and ninety (90) days after the close of each fiscal year of Genesis, a compliance certificate for Genesis and its Consolidated Subsidiaries. Such certificates shall be certified by a Responsible Officer of Genesis as presenting fairly the compliance of Genesis and each Subsidiary with the Financial Covenants as of the end of such fiscal quarter for the year to date or fiscal year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments. The compliance certificate shall also include the certification required by Section 5.7(c).

                  (d) Shareholder Mailings. Promptly upon the mailing thereof to the shareholders of Genesis generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) Supplemental Environmental Information. Promptly upon receipt thereof, copies of all environmental audits and updates regarding the environmental condition of any of the Sites; and

                  (f) Genesis's Total Funded Debt/Cash Flow Ratio. Lessee shall deliver to Agent within forty-five (45) Business Days after the end of each fiscal quarter (including the fourth fiscal quarter) an Officer's Certificate of Genesis setting forth Genesis's Total Funded Debt/Cash Flow Ratio (as defined in the definition of Applicable Margin) as of the last day of the immediately preceding fiscal quarter of Genesis and setting forth in reasonable detail the manner in which such ratio was calculated and any other related information requested by Agent; provided that if at any time Lessee shall fail to deliver such Officer's Certificate on or before the date such information is required to be delivered, then for purposes of Section 2.7 of the Loan Agreement, Genesis's Total Funded Debt/Cash Flow Ratio shall be deemed to be greater than 4.5 for the applicable Interest Period(s); and provided, further, that if, when delivered, such Officer's Certificate sets forth a Total Funded Debt/Cash Flow Ratio which is less than that determined in accordance with the foregoing proviso, the amounts calculated under said Section 2.7 using such deemed Total Funded Debt/Cash Flow Ratio shall be revised as of the next fiscal quarter using Genesis's actual Total Funded Debt/Cash Flow Ratio for such Interest Period(s), except to the extent that the Officer's Certificate for such subsequent fiscal quarter shall indicate a change in the Total Funded Debt/Cash Flow Ratio from that set forth in the delinquent Officer's Certificate.

                  (g) Other. With reasonable promptness, unless disclosure thereof is prohibited by Applicable Laws and Regulations and subject to appropriate confidentiality undertakings with respect thereto, such other data and information (financial or otherwise) which is either maintained in the ordinary course of Lessee's business or can be obtained or derived without undue burden to Lessee as to the business of Lessee or as to any Site as from time to time may be reasonably requested in writing by Agent after a Lease Default or Lease Event of Default shall have occurred and be continuing.

         SECTION 5.12. Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes, any Site or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of
Section 5 of the Securities Act or any state securities laws.

         SECTION 5.13. Interest Rates. With respect to each determination of an interest rate pursuant to the Loan Agreement, Lessee agrees to be bound by
Section 2.7 of the Loan Agreement.

         SECTION 5.14. Appraisals. Lessee will pay all costs of any Appraisal of any or all of the Sites which Agent may from time to time require; provided, however, that Lessee shall only be obligated to pay for appraisals of any Site once every three years and at any time while a Lease Event of Default shall have occurred and is continuing; and provided, further, that prior to the occurrence of a Lease Event of Default, Agent will not require an Appraisal the costs of which are payable by Lessee under this Section 5.13 unless the Agent, in its reasonable judgment, determines that such an Appraisal is necessary based upon the Agent's concern regarding the diminution in value of the applicable Site or based upon bank regulatory requirements.

         SECTION 5.15. Environmental Audits. For each Site, Lessee will deliver to Agent, upon Agent's request, but not more often than annually, or at any time upon request while a Lease Event of Default shall have occurred and is continuing, an Environmental Audit in form and substance satisfactory to Agent, which (with Agent's consent) may be updates of previously furnished Environmental Audits; provided, that prior to the occurrence of a Lease Event of Default, Agent will not require an Environmental Audit under this Section 5.14 unless the Agent, in its reasonable judgment, determines that such an Environmental Audit is necessary based upon the Agent's concern regarding the environmental condition of the applicable Site or based upon bank regulatory requirements. If Lessee shall fail to so deliver any such Environmental Audit, Agent may obtain such an Environmental Audit and Lessee will pay all reasonable costs and expenses thereof.

         SECTION 5.16. Additional Compensation in Certain Circumstances.

         (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Applicable Laws and Regulations or guideline or interpretation or application thereof by any Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Authority (whether or not having the force of Applicable Laws and Regulations) now existing or hereafter adopted:

                             (i) subjects Lessor or any LIBOR Office to any tax or changes the basis of taxation with respect to this

         Participation Agreement, the Lease, the Notes, the Loans or payments by the Lessee or Genesis of Basic Rent, the Lease Balance, principal, interest, commitment fee or other amounts due from any such party hereunder or under the Lease (except for taxes on the overall net income or overall gross receipts of Lessor or such LIBOR Office imposed by the jurisdictions (federal, state and local) in which Lessor's principal office or LIBOR Office is located),

                             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, Lessor or any LIBOR Office (other than requirements expressly included herein in the determination of the LIBO Rate hereunder),

                             (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, Lessor or any LIBOR Office, or (B) otherwise applicable to the obligations of Lessor or any LIBOR Office under this Participation Agreement, the Lease or any of the other Operative Documents, or

                             (iv) imposes upon any Lender or any LIBOR Office any other condition or expense with respect to this Participation Agreement, the Lease, the Notes or any of the other Operative Documents or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any LIBOR Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the issuance, making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or such controlling Person's capital, taking into consideration Lessor's or such controlling Person's policies with respect to capital adequacy) by an amount which Lessor deems to be material (Lessor being deemed for this purpose to have made, maintained or funded each portion of the Equity Amount bearing interest based upon LIBO Rate from a Corresponding Source of Funds), Lessor may from time to time notify the Agent and Lessee, of the amount determined in good faith (using any averaging and attribution methods) by Lessor (which determination shall be conclusive) to be necessary to compensate Lessor or such LIBOR Office for such increase, reduction or imposition. Such amount shall be due and payable by Lessee to Lessor 30 days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Prime Rate plus the Applicable Margin (calculated on the basis of a year of 360 days and actual days elapsed). A certificate by Lessor as to the amount due and payable under this Section 5.16(a) from time to time and the method of calculating such amount shall be conclusive.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any portion of the Equity Amount bearing Yield based upon the LIBO Rate becomes due (by acceleration or otherwise), or is paid, prepaid or converted to Equity Amount bearing Yield based upon the Prime Rate (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding LIBO Period, Lessee shall pay Lessor an amount determined as provided below in this Section 5.16(b).

         Furthermore, in addition to all other amounts payable hereunder, if Standard Notice has been given for the conversion to or renewal of any portion of the Equity Amount to Equity Amount bearing Yield based upon the LIBO Rate or for the making of any Advance which shall bear Yield based upon the LIBO Rate or for the selection of a LIBO Period for any Equity Amount bearing Yield based upon the LIBO Rate shall be applicable in whole or in part and (x) Lessee attempts to revoke (expressly, by later inconsistent notices or otherwise) such Standard Notice or (y) (A) an applicable condition precedent is not satisfied and (B) such conversion or renewal does not take place as specified in such Standard Notice or (z) (A) an applicable condition precedent is not satisfied and (B) the portion of such Advance to bear Yield based upon the LIBO Rate is not made as specified in such Standard Notice, then in each case Lessee shall pay Lessor an amount determined as provided below in this Section 5.16(b) if Lessor has delivered to Lessee and the Agent a certificate stating that Lessor has incurred costs as a result of the events described in this sentence.

         "Funding Breakage Date" shall mean, in a case described in the first sentence of this Section 5.16(b), the date that any part of any Equity Amount bearing Yield based upon the LIBO Rate becomes due, or is paid, prepaid or converted, as described in such sentence, or in a case described in the second sentence of this Section 5.16(b), the date for the conversion to or renewal of

Equity Amount bearing Yield based upon the LIBO Rate, or for the making of a Advance, specified in the Standard Notice described in such sentence. In a case described in the first sentence of this Section 5.16(b), "Adjusted Contract Rate" for a particular amount of Equity Amount shall mean the rate of Yield (including the Applicable Margin) applicable to such amount on the Funding Breakage Date, less the Applicable Margin, and in a case described in the second sentence of this Section 5.16(b), "Adjusted Contract Rate" for a particular principal amount of to-be-made Advances shall mean the rate of Yield (including the Applicable Margin) which would have applied to such amount on the Funding Breakage Date absent the failure to renew, convert or borrow, less the Applicable Margin. "Redeployment Rate" shall mean (x) so long as no determination by Lessor described in Section 2.11 of the Loan Agreement (mutadis mutandis) is then applicable, a Yield rate per annum equal to the LIBO Rate (without the Applicable Margin) determined by the Agent for the applicable amount using as the LIBO Period a period as equal as practicable to the Redeployment Period (as hereinafter defined) or (y) if any determination by Lessor described in Section 2.11 of the Loan Agreement (mutadis mutandis) is then applicable, a Yield rate per annum equal to the Treasury Rate, in each case as of or as soon as practicable after the Funding Breakage Date. In each case, the amount determined as being payable pursuant to this Section 5.16(b) may be referred to as the "Funding Breakage Indemnity." The calculation of the Adjusted Contract Rate and the Redeployment Rate shall be made on the assumption that the LIBO Rate Reserve Percentage shall remain constant throughout the applicable LIBO Period; in the event that such assumption proves to be inaccurate and Lessor would have received greater indemnification absent such assumption, then Lessor shall be entitled to receive such additional indemnification on demand.

         The Agent shall calculate Lessor's Funding Breakage Indemnity as follows:

                             (i) For each portion of the Equity Amount owing to Lessor which so became due, or which was so paid, prepaid or converted, or as to which such Equity Amount were to have been renewed or converted to Equity Amount bearing Yield based upon the LIBO Rate, or which was to be disbursed (to the extent applicable to such to-be-borrowed Advances), the Agent shall calculate the product (the "Future Value Amount") of

                  (1) the amount of such portions of the Equity Amount multiplied by (2) the greater of (x) zero or (y) the Adjusted Contract Rate minus the Redeployment Rate, in each case for such amount, multiplied by (3) the number of days from and including the Funding Breakage Date to but not including the last day of such LIBO Period (or scheduled LIBO Period in the case of a failure to renew, convert or borrow) (the "Redeployment Period"), divided by 360.

                             (ii) The Agent shall then determine the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days in the Redeployment Period) (each a "Present Value Amount") of each Future Value Amount (assuming for this purpose that each Future Value Amount is payable on the last day of the corresponding Funding Period (or scheduled Funding Period in the case of a failure to renew, convert or borrow)).

                             (iii) The Agent finally shall total Lessor's
         Present Value Amounts for all of its affected portions of the Loans, and this total shall be the amount of the Funding Breakage Indemnity to be paid by Lessee to Lessor.

Such Funding Breakage Indemnity shall be due and payable on demand. In addition, Lessee shall, on the due date for payment of any Funding Breakage Indemnity, pay to Lessor an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Prime Rate plus the Applicable Margin (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to Lessor under this
Section 5.16(b) shall be determined in good faith by the Agent, and such determination shall be conclusive.

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
                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

         SECTION 6.1. Cooperation with Lessee. Lessor, Agent and each Lender shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense, cooperate to allow Lessee to (a) perform its covenants contained in Section 5.1, including at any time and from time to time, upon the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may request in order to perform such covenants and (b) further Lessee's requirements as lessee of the Sites, including to file any statement with respect to any tax abatements or other requirements.

         SECTION 6.2.  Covenants of Lessor and Lenders.

                  (a) Discharge of Liens. Lessor covenants that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly (and in any event, within 90 days) take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it unrelated to the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the impairment of the Lien of the Mortgages or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Sites or the Lease or title thereto or any interest therein or the payment of Rent; provided, however, that Lessor shall discharge or bond over any such Lessor Lien attributable to it unrelated to the transactions contemplated by the Operative Documents, whether or not subject to contest as provided above, upon the purchase of any Site by Lessee pursuant to the Lease.

                  (b) Change of Principal Place of Business. Lessor shall give prompt notice to Lessee and Agent, if Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Sites or the Overall Transaction are kept, shall cease to be located at One Mellon Bank Center, Rm 151-4444, Pittsburgh, PA 15258-0001, Attention: Leasing Group or if it shall change its name or identity.

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
                  (c) Loan Agreement. As between Lessor and Lessee, Lessor and each Lender hereby agree that, so long as the Lease is in effect, Lessor shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, the Mortgages or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of Lessee or decreasing the rights of Lessee, in each case without the prior written consent of Lessee, except that without such consent, Lessor may waive performance by Agent of obligations to Lessor the non-performance of which does not materially adversely affect Lessee.

                  (d) Depreciation. From the date hereof unless and until Lessor's interest in the Sites is unencumbered by the Lease, neither Lessor nor any Lender shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Sites unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by an Authority; provided, however, that if an appropriate taxing authority shall require Lessor to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, Section 7.2(b) hereof.

                  (e) Transfer by Lessor. Lessor shall not transfer its interest in the Sites (other than a transfer pursuant to the provisions of the Operative Documents) without the consent of Agent and, so long as no Lease Event of Default shall have occurred and be continuing, Lessee, each such consent not to be unreasonably withheld. The foregoing limitation shall not be applicable to the transfer of any stock or other ownership interests in Lessor, nor of any assets of Lessor other than its rights in the Sites.

                  (f) No Voluntary Bankruptcy. Lessor shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction (domestic or foreign) relating to bankruptcy, insolvency, reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors.

         SECTION 6.3. Restrictions on and Effect of Transfer by any Lender. No Lender shall assign, convey or otherwise transfer

(including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Documents or any Note, unless the provisions of this Section 6.3 are satisfied. With respect to any assignment, conveyance or other transfer, other than a loan participation, the conditions set forth in clauses (a) through (g) of this Section 6.3 are applicable. With respect to any loan participation, the conditions set forth in
Section 6.4 shall be applicable.

                  (a) Required Notice and Effective Date. Any Lender desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to Lessee and Agent at least ten (10) Business Days prior to such proposed transfer (other than with respect to transfers of a Lender's interest on the Document Closing Date, notice of which may be given on the Document Closing Date), setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Agent and Lessor in connection with any such disposition by a Lender under this Section 6.3 shall be borne by such Lender. In the event of a transfer under this Section 6.3, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which Lessee is obligated to pay or reimburse under Section 9.9.

                  (b) Required Consent; Securities Laws. No Lender may make any such assignment, conveyance or transfer unless (i) Lessee and Agent shall have consented to the transfer and the transferee, such consents not to be unreasonably withheld, and (ii) the applicable Lender and transferee shall have complied with all applicable securities laws with respect to such transfer.

                  (c) Employee Benefit Plans. No Lender may make any such assignment, conveyance or transfer (including pursuant to a participation) to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in
Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA).

                  (d) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lender may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Agent and Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 4.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents) and confirmation of such Person's commitment to acquire a corresponding interest in the Credit Agreement.

                  (e) Amounts. Any assignment of Notes shall be in a face principal amount which, together with the amount of the Credit Agreement such assignee will hold after giving effect to such assignment, is equal to or greater than $10,000,000 or the entire amount of the Note being transferred. Unless Agent otherwise approves, the applicable Lender shall assign to the transferee an interest in the Credit Agreement corresponding in percentage to the interest in the Notes which such Lender is transferring to the transferee, and such transfer and the transferee shall have satisfied all conditions under the Credit Agreement for the transferee to become a successor party thereto.

                  (f) Assumption of Obligations. Upon satisfaction of all applicable conditions set forth in this Section 6.3 and the consummation of the transfer (other than a loan participation), the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Agent shall deliver to Lessor and Lessee new Schedules I and II to this Participation Agreement, revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor

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
Lender if it shall not have transferred its entire interest).

                  (g) Affidavit. If a new Note is to be issued upon transfer, the transferring Lender shall have the transferee and Lessor execute an affidavit to the Note, affirming that the Note was executed and delivered outside of the State of Florida.

                  (h) Effect. From and after any transfer of its Notes in accordance with this Section 6.3 (other than a loan participation) the transferring Lender shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents relating to the Sites to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Lender as above provided, any such transferee shall be deemed a "Lender" for all purposes of such documents and each reference herein to a Lender shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require. Notwithstanding any transfer as provided in this Section 6.3, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under this Agreement or any other Operative Document.

                  (i) Documentation; Agent's Fee. Each such transfer (including, without limitation, a loan participation) shall be subject to the requirement that (i) the transferee (or loan participant, as applicable) shall have executed and delivered to Agent, Lessee and Lessor a letter in substantially the form of the Investor's Letter attached hereto as Exhibit G, and (ii) the applicable Lender and transferee shall have executed and delivered such other documents, certificates and opinions of counsel which Lessee or Agent shall reasonably request to confirm the satisfaction of the conditions of this Section 6.3. The applicable Lender or transferee shall pay to Agent for each transfer: (i) a fee of $3,000, and (ii) the reasonable fees and expenses of counsel to Agent. The obligations of the applicable Lender and the transferee under the immediately preceding sentence shall be joint and several.

         SECTION 6.4.  Covenants and Agreements of Lenders.

                  (a) Participations. Each Lender covenants and agrees that it will not grant participations in its Notes to any Person (a "Loan Participant")

"Loan Participant") unless the conditions of clauses (a) through (g) and clause
(i) of Section 6.3 shall have been satisfied. In the event of any such sale by a Lender of a participating interest to a Loan Participant, such Lender's obligations under this Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and under the other Operative Documents, and Lessor, Agent and, except as set forth in Section 6.4(b), Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under the other Operative Documents. Notwithstanding any such loan participation, no Loan Participant shall have any right to vote with respect to the transactions contemplated by the Operative Documents other than with respect to changes in principal amount of the Note in which such Loan Participant has a participation, the interest rate payable under such Note and the stated maturity date of such Note.

                  (b) Transferee Indemnities. Each Loan Participant shall be entitled to the benefits of Sections 2.11 and 2.12 of the Loan Agreement with respect to its Notes or participation in the Loans outstanding from time to time; provided, that no Loan Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the Notes or participation transferred by such transferor Lender to such Loan Participant had no such transfer or participation occurred.

         SECTION 6.5. Future Lenders. Each Lender, by its acceptance of its Note or Notes, shall be deemed to be bound by and, upon compliance with the requirements of Section 6.4, will be entitled to all of the benefits of the provisions of this Agreement.

         SECTION 6.6. Agent under Participation Agreement and Mortgages. For purposes of this Agreement and the Mortgages, the parties hereto agree that Agent shall be the agent of the Lenders, with Agent's duties and obligations hereunder and thereunder being subject to the limitations, and Agent being entitled to the rights, set forth in Article VII of the Loan Agreement. The foregoing provisions of this Section 6.6 shall not limit the provisions of
Article 8 of this Participation Agreement or the rights and obligations of Agent as Agent for all of the Participants pursuant to said Article 8.

         SECTION 6.7. Prepayment by Lessor. Except as expressly permitted by the Operative Documents, each Lender acknowledges and

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
agrees that Lessor may not voluntarily prepay the Notes, or any part thereof, without the written consent of Lessee; provided, however, that Lessor may prepay, or cause to be prepaid, all or any portion of the Notes at any time during the continuance of a Lease Event of Default.

         SECTION 6.8. Foreclosure against Lessor. If Lessor's interest in the Sites is foreclosed by reason of a Loan Event of Default while no Lease Event of Default shall have occurred and be continuing, Lessee shall not be responsible for any costs or expenses incurred by Agent in connection with such foreclosure or as a result thereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.1. General Indemnification. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless on an after-tax basis (in accordance with Section 7.5) each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission, negligent or otherwise, by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Document Closing Date or after the Lease Termination Date, in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) any Site or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, operation, condition, sale (including any sale pursuant to Section
6.3 of the Lease or any sale pursuant to Article XVIII of the Lease), return or other disposition of all or any part of any interest in the Sites or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of law, including Applicable Laws and Regulations, or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including investigation costs, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable by Lessee or any Indemnitee, (iv) any Claims resulting from the existence or Release of any Hazardous Materials at or from any Site and (v) any Claim for patent, trademark, tradename or copyright infringement, provided that the matters in this clause (c) shall be without duplication of any matter for which indemnification is provided pursuant to the Environmental Indemnity; (d) the offer, issuance, sale or delivery of the Notes; (e) the breach or alleged breach by Lessee of any representation or warranty, covenant or agreement made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code or (g) any other agreement entered into or assumed by Lessee in connection with any Site (including, in each case, matters based on or arising from the negligence of any Indemnitee).

         Lessee shall not be required to indemnify under this Section 7.1 for
(1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction or to the extent resulting from the breach of representations, warranties or covenants of such Indemnitee (including, in the case of clause (f) of this Section 7.1, the representation of such Lender set forth in Section 4.2(e) and the covenant of such Lender set forth in Section 6.3(c)), (2) any Claims in respect of Taxes (such Claims to be subject to
Section 7.2), other than a payment necessary to make payments under this Section
7.1 on an after-tax basis, provided, that this clause (2) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under clause (f) of this Section 7.1 and (3) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents. In the event that the indemnification provided for herein is prohibited by Applicable Laws and Regulations, Lessee will contribute to a Claim to the maximum extent permitted by law.

         SECTION 7.2.  General Tax Indemnity.

                  (a) Tax Indemnity. Lessee shall pay, defend and, on written demand, indemnify and hold each Indemnitee harmless (on an after-tax basis in accordance with Section 7.5) from and against, any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Sites or any portion thereof, any Operative Document or Lessee or any sublessee or user of a Site by any Authority in connection with or in any way relating to (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale, return or other application or disposition of all or any part of the Sites or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Sites or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) the Sites or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents; provided, however, that the indemnification obligation of this Section 7.2(a) shall not apply to (i) Taxes which are based upon or measured by the Indemnitee's net income (including taxes based on minimum taxes or capital gains), or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income; (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and the discharge of all of Lessee's obligations under the Operative Documents which were matured at the time of such termination (but not any Tax or imposition that relates to any period prior to the discharge of all of Lessee's obligations under the Operative Documents which were matured at the time of such termination) unless such termination is the result of a Lease Event of Default or the Site has been transferred to Lessee; (iii) any interest or penalties imposed on an Indemnitee as a result of the failure of such Indemnitee to comply with its obligations set forth in Section 7.2(d) unless such failure results from the failure of Lessee to comply with its obligations set forth in Section

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
7.2(d); (iv) any Taxes which are imposed on an Indemnitee as a result of a breach of a covenant or representation by such Indemnitee in any Operative Document (unless caused by the Lessee's breach of its representation, warranties or covenants) or is a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Indemnitee; (v) Taxes based upon the voluntary transfer, assignment or disposition by Agent, Lessor or any Lender of any interest in any of the Sites (other than a transfer pursuant to the exercise of remedies under the Operative Documents, transfers pursuant to the exercise of the Sale Option or Purchase Option, a transfer to Lessee or otherwise pursuant to the Lease) or any involuntary transfer of any interest in any of the Sites resulting from the bankruptcy or insolvency of the Agent, Lessor or any Lender (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default); (vi) any gift, inheritance, franchise or estate Taxes (vii) taxes and impositions that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes); (viii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of the Participation Agreement; (ix) any Taxes or impositions that are enacted or adopted by their express terms as a substitute for any Tax that would not have been indemnified against pursuant to the terms of Section 7.2(a) of the Participation Agreement; (x) any Taxes or impositions to the extent that such Taxes are actually reimbursed to the Lessor by another Person other than an Affiliate of the Lessor; (xi) in the event of a voluntary transfer, assignment or disposition, or any involuntary transfer of any interest in any of the Sites resulting from the bankruptcy or insolvency of Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default), any Tax or imposition imposed on a direct or indirect transferee, successor or assign of the Lessor to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed had there not been a transfer by the original Lessor of an interest arising under the Operative Documents, unless a Lease Event of Default shall have occurred and be continuing; and (xii) any Taxes or impositions imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in
Section 7701(a)(30) of the Code. Notwithstanding the

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
proviso of the preceding sentence, Lessee shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not incorporated under the laws of the United States, or a state thereof, and which has complied with Section 7.3, from any deduction or withholding of any United States Federal, state or local income tax. All indemnities contained in this Section 7.2(a) are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

                  (b) Contests. Lessee shall pay on or before the time or times prescribed by law any Taxes (except any Taxes excluded by the proviso to Section 7.2(a)); provided, however, that Lessee shall be under no obligation to pay any such Tax so long as the payment of such Tax is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee for any Tax which is subject to indemnification as provided in
Section 7.2(a), Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Tax or proposed Tax, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Tax which may reasonably be expected in the aggregate to exceed $50,000) tax counsel acceptable to the Indemnitee, there exists a basis to contest such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (and if the provisos of the definition of "Permitted Contest" continues to be satisfied and so long as no Lease Event of Default exists), Lessee at its expense may, to the extent permitted by Applicable Laws and Regulations, contest such Tax, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a basis to contest any such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (as supported by an opinion of tax counsel to Lessee acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Tax. Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Tax (including all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings.

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
The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee, provided that: (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Lessor to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of any Site or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to timely contest a claim against it for any Tax which is subject to indemnification under Section 7.2(a) and for which it has an obligation to Lessee to contest under this Section 7.2(b) in the manner required by Applicable Laws and Regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section 7.2(a) with respect to such claim to the extent such failure results in the loss of an effective contest. If Applicable Laws and Regulations require the payment of a contested Tax as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Tax from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Tax. Lessee shall indemnify the Indemnitee on a grossed-up basis (in accordance with Section 7.5) for and against any adverse tax consequences of such interest-free loan. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee.

                  (c) Payments. Any Tax indemnifiable under Section 7.2(a) shall be paid directly to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 7.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 7.2(a) directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee. Taxes imposed with respect to the Property for a billing period during which the Lease expires or terminates (provided that the Lessee surrenders possession of the Property to Lessor) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof. At Lessee's request, the amount of any indemnification payment by Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee and the Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee. In no event shall Lessee have the right to review the Indemnitee's tax returns or receive any other confidential information from the Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days of Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon Lessee and the Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation ofthis Participation Agreement are not within the scope of the independentaccounting firm's responsibilities.

                  (d) Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under
Section 7.2(a), Lessee shall, if Lessee is permitted by Applicable Laws and Regulations, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws and Regulations to file any such report Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessee. Lessee will deliver any such return, together with immediately available funds for payment of any Tax due, to such Indemnitee at least ten (10) days in advance of the date such return or payment is due.

         SECTION 7.3. Withholding Tax Exemption. On or before the first date on which any payment is due under any Note for the account of any Lender not incorporated under the laws of the United States or a state thereof, such Lender agrees that it will have delivered to each of Lessee, Lessor and Agent (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which so delivers a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, further undertakes to deliver to each of Lessee, Lessor and Agent two additional copies of such form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee, Lessor or Agent, in each case certifying that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Lessee, Lessor and Agent that it is not capable of receiving payments without any withholding of United States Federal income tax.

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
         SECTION 7.4. Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option; and (b) after paying to Lessor all amounts due under Section 6.3 of the Lease, including Proceeds and the aggregate Applicable Percentage Amount, Lessor does not have sufficient funds to reduce the Lease Balance to zero, then Lessee shall promptly pay over to Lessor the shortfall unless Lessee delivers a report from an independent appraiser in form and substance satisfactory to Lessor and the Agent which establishes that the decline in value in the Sites from the aggregate amount anticipated for such date in the Appraiser's report delivered with respect to each Site on or about the applicable Site Acquisition Date was not due to the excessive use of any Facility or any Site, failure to maintain any Facility or any Site, modifications or restorations which reduce the value of any Facility or any Site, any adverse change in the environmental condition of any Facility or any Site, any easements granted pursuant to Section 8.3 of the Lease or
Section 3.4 of the Construction Agency Agreement which reduce the value of any Facility or Site or any other cause or condition within the power of Lessee to control or affect differing from ordinary wear and tear.

         SECTION 7.5. Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article VII (each such payment or reimbursement under this Article VII, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded by Section 7.2(b) and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal marginal rates applicable to widely held corporations for the year in which such income is taxable and at an assumed state and local income tax rate of 9.5%, such payments shall be equal to the original payment to be received or paid (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

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
                                  ARTICLE VIII
                                    THE AGENT

         SECTION 8.1. Appointment of Agent; Powers and Authorization to Take Certain Actions.

                  (a) Each Participant irrevocably appoints and authorizes Agent to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participant, that, on the Document Closing Date it will accept the Operative Documents and thereafter, it will accept all documents to be delivered to Agent on behalf of the Participants or the Lenders under the Operative Documents. Specifically, without limitation, Lessor hereby appoints Agent as its agent hereunder and under the Operative Documents to accept delivery of all documents to be delivered to Lessor under the Operative Documents and to take all action on behalf of Lessor required to be taken by Lessor under the Operative Documents, subject to the remaining provisions of this Article 8. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Operative Documents. Agent shall not be responsible to any Participant (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in any of the Operative Documents or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in Section 4.4, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto or of the Loan Agreement or any other document referred to or provided for therein or (iii) for any failure by any Lessee, Lessor, any Lender or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

                  (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any Site, any other Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to
         Section 8.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

                  (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

                  (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

         SECTION 8.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, facsimile, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents).

         SECTION 8.3. Action Upon Instructions Generally. Subject to Sections
8.4 and 8.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any Site, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant a copy of each material notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Default or Lease Event of Default. Agent shall not be deemed to have notice or knowledge of any Lease Default or Lease Event of Default unless a Responsible Officer of Agent is notified in writing of such Lease Default or Lease Event of Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Basic Rent in the amounts and at the times set forth in Article IV of the Lease. If Agent receives notice of a Lease Default or Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Sections 8.4, 8.6 and 9.5 hereof, and subject to the terms and provisions of the Collateral Agency Agreement, Agent shall take action or refrain from taking action with respect to such Lease Default or Lease Event of Default as directed by the Required Participants or, in the case of a Lease Event of Default by virtue of the failure of Lessee to pay any portion of Basic Rent, as directed by any Participant; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Lease Default or Lease Event of Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Article 18 of the Lease, the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any (i) Lease Event of Default by virtue of the failure of Lessee to pay any portion of Basic Rent or (ii) covenant or provision which, under Section 9.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants

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
and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

         SECTION 8.4. Indemnification. Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent as determined by a court of competent jurisdiction, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section 4.4 hereof or in the Loan Agreement, (c) negligence of Agent in the case of Agent's handling of funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

         SECTION 8.5. Independent Credit Investigation. Each Participant by entering into this Agreement agrees that it has, independently and without reliance on Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and the Guarantors and its own decision to enter into this Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

         SECTION 8.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by Lessor against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through
(d) of Section 8.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any applicable law.

         SECTION 8.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving 30 days' prior written notice thereof to Lessor, Lenders and Lessee or may be removed at any time for cause by 30 days' prior written notice from the Required Participants to Agent, the other Participants and Lessee. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint a successor Agent. If, within thirty (30) calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may (but shall not be required to) appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a Lender if any Lender shall at the time be willing to become the successor Agent, and if no Lender is so willing, then the successor Agent shall be a financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent. Upon the effective date of resignation or removal, the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document, but the provisions of this Agreement and the other Operative Documents shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement and the other Operative Documents. If the Required Participants or the retiring Agent does not appoint a successor in accordance with the foregoing provisions of this Section 8.7, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

         SECTION 8.8. Separate Agent. Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any Site or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Collateral, and vest in such individuals or corporations, in such capacity, such title to such Collateral or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Collateral or Sites and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

         SECTION 8.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Lessor of all Sites and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease and Loan Agreement in accordance with their respective terms, provided that at such time Lessee shall have complied fully with all the terms hereof.

         SECTION 8.10. Compensation of Agency. Lessee shall pay Agent (i) the Structuring/Underwriting Fee pursuant to Section 2.6 hereof and (ii) Agent's reasonable fees, costs and expenses for the performance of Agent's obligations hereunder.

         SECTION 8.11. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Section 4.4), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent;
(b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the interests of Lessor and the Lenders in the Sites and Collateral unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants or Required Participants; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 8.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the

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

other agreements contemplated hereby.

         SECTION 8.12. Agent May Be a Participant. Lessee and each Participant
(a) acknowledge and agree that Agent may be a Participant and Agent, (as well as an agent and a Lender under the Credit Agreement and the Collateral Agent under the Collateral Agency Agreement), and in such other capacities, shall have no obligation to Lessee or the other Participants greater than it would have were Agent solely a Participant and not Agent hereunder, or not the agent or a Lender under the Credit Agreement or Collateral Agent under the Collateral Agency Agreement and (b) waive any conflict or potential conflict by virtue of Agent also being a Participant from time to time.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, including the termination of the Lease with respect to any Site, the transfer of the interest in the Sites to or by Lessor as provided herein or in any other Operative Documents (and shall not be merged into the Deeds or any other conveyance or transfer document), any disposition of any interest of Lessor in the Sites, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 9.2. No Broker, etc. Except for Agent (the fees and expenses of which shall be payable by Lessee in accordance with the provisions of this Participation Agreement), each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessor or any other Participant might be subjected by virtue of its entering into the transactions contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 9.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made in writing and shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on Schedule II hereto, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule II hereto, or to such other address as any of the parties hereto may designate by written notice. Copies of all notices given by facsimile or bank wire shall be contemporaneously sent by overnight courier.

         SECTION 9.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         SECTION 9.5. Amendments. Except as otherwise specifically provided in any Operative Document, neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessor, Lessee and Agent. Lessor, Agent and Lessee may amend, supplement, waive or modify this Agreement or any other Operative Document (i) to correct any mistake without the consent of the Required Participants, or (ii) for any other purpose with the written consent of the Required Participants; provided, that without the prior written consent of each Lender, Agent and Lessor shall not:

                  (a) modify any of the provisions of this Section 9.5, change the definition of "Required Participants" or "Required Lenders" or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any collateral (except as otherwise specifically provided in any Operative Document);
                                      -84-

                  (b) modify, amend, waive or supplement any of the provisions of Articles XI, XIII, XVI and XVII of the Lease;

                  (c) reduce, modify, amend or waive any indemnities in favor of any Lender;

                  (d) reduce the amount or change the time of payment of Rent or the Lease Balance;

                  (e) consent to any assignment of the Lease releasing Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations; or

                  (f) permit the creation of any Lien on the Sites or any part thereof except as contemplated by the Operative Documents, or deprive any Lender of the benefit of the security interest and lien secured by the Sites.

         SECTION 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 9.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

         SECTION 9.8. GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

         SECTION 9.9.  Payment of Transaction Costs and Other Costs.

                  (a) Transaction Costs. If the transactions contemplated by this Agreement are consummated, as and when any portion of Transaction Costs becomes due and payable, Lessor, upon Lessee's request, shall promptly (and in any event, prior to the next Advance Date) make payment of such portion of the Transaction Costs to the Person or Persons entitled to payment upon presentation to Lessor of bills or invoices for such payment; provided, however, that Lessor shall not be required to pay any Transaction Costs in excess of $2,000,000.00 in the aggregate. Lessee shall elect which Transaction Costs Lessor shall so pay, provided that such election must include the Structuring/Underwriting Fee and Agent's attorneys fees, and Lessor shall obtain the funds necessary for such payment in accordance with Section 2.5. Any additional Transaction Costs shall be paid by Lessee. If such transactions are not consummated, Lessee shall pay all of the Transaction Costs.

                  (b) Continuing Expenses. The continuing expenses and disbursements (including reasonable counsel fees and expenses) of Lessor and Agent shall be paid by Lessee as Supplemental Rent; and provided, further that if Lessor shall not have paid $2,000,000 of Transaction Costs in the aggregate, Lessor shall continue to pay Transaction Costs (the specific Transaction Costs being so paid by Lessor being in Lessor's discretion) in accordance with Section
2.5 until it shall have paid $2,000,000 of Transaction Costs in the aggregate.

                  (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, Lessee agrees to pay to the Lessor, Agent and the Lenders all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Event of Loss or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; (v) any transfer by Agent or a Lender of any interest in the Operative Documents during the continuance of a Lease Event of Default; (vi) any Advance Date or (vii) any Site Acquisition Date; provided, however, that in the case of clauses (i), (ii),
(vi), and (vii) Lessee shall not be responsible for any legal fees and expenses of more than two special counsel for all of Agent and the Lenders (including, without limitation, special Credit Agreement counsel) and any special local counsel required by Agent.

         SECTION 9.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.11. Limited Liability of Lessor. The parties hereto agree that Lessor shall have no personal liability whatsoever to Lessee, the Lenders, Agent or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Lessor shall be personally liable: (a) for its own willful misconduct or gross negligence, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in
Section 4.3 or from the failure of Lessor to perform the covenants and agreements set forth in Section 6.2(a) hereof, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to Lessee, the Lenders, Agent or any of their respective successors and assigns are solely nonrecourse obligations (with liability payable solely out of the Sites and the other Collateral) except to the extent that it has received payment from others; (iii) all such personal liability of Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Lessor; and (iv) this Participation Agreement (except as provided in Section 4.3) is executed and delivered by Lessor solely in the exercise of the powers expressly conferred upon it as Lessor under the Operative Documents.

         SECTION 9.12. Liabilities of the Lenders. No Lender shall have any obligation to any other Lender or to Lessee, Lessor or Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Lender expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Lender shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         SECTION 9.13. Liabilities of Agent. Agent shall have no duty, liability or obligation to any party to this Agreement with respect to the transactions contemplated hereby except those duties, liabilities, or obligations expressly set forth in this Agreement or the Loan Agreement, and any such duty, liability or obligation of Agent shall be as expressly limited by this Agreement or the Loan Agreement, as the case may be.

         SECTION 9.14. Reproduction of Documents. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Lenders, Agent or Lessor in connection with the receipt and/or acquisition of the Sites; and (c) financial statements, certificates, and other information previously or hereafter furnished to Agent, Lessor or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 9.15. Consideration for Consents to Waivers and Amendments. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lender in connection with, in exchange for, or as an inducement to, such Lender's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Lenders.

         SECTION 9.16. Payment Directions. It is understood and agreed that during the Lease Term, for administrative convenience and notwithstanding the terms and provisions of the Lease or any Loan Document, Lessee will pay all amounts due Lessor under the Lease and this Agreement, on behalf of Lessor, to or at the direction of Agent (which direction may change from time to time, so long as such direction does not require Lessee to make any payment due on any date to more than one Person) for application in accordance with the terms of
Article III of the Loan Agreement.

         SECTION 9.17. Action of and Notices to Lessor under Loan Agreement. Notwithstanding anything to the contrary in the Loan Agreement, the Lenders, Lessor and Lessee hereby agree that any notice or demand to be delivered to Lessor pursuant to the Loan Agreement and any action to be taken by Lessor under the Loan Agreement shall, so long as no Lease Event of Default is continuing, be delivered directly to or taken by Lessee, with a copy to or notice to Lessor.

         SECTION 9.18. Submission to Jurisdiction; Waivers. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY: (a) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT OR OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY OR PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT, TO THE EXTENT THAT ANY SUCH COURT HAS OR IS ABLE TO OBTAIN PERSONAL JURISDICTION OVER THE PARTY AGAINST WHICH SUCH PARTY IS SEEKING TO BRING RELATED LITIGATION, IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY;

                  (c) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH PARTY'S ADDRESS FOR NOTICES DESCRIBED IN SCHEDULE II HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW); AND

                  (d)  WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED
LITIGATION.

         SECTION 9.19. Final Agreement. THIS AGREEMENT, TOGETHER WITH THE LEASE, LOAN DOCUMENTS, THE OTHER OPERATIVE DOCUMENTS AND OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             GENESIS ELDERCARE PROPERTIES, INC.,
                                             as Lessee

                                             By:________________________________
                                             Name Printed: George V. Hager, Jr.
                                             Title:  Senior Vice President

                                             MELLON FINANCIAL SERVICES
                                             CORPORATION #4, as Lessor

                                             By:________________________________
                                             Name Printed:  Robert C. Carpenter
                                             Title:  Assistant Vice President

                                             MELLON BANK, N.A., not in its
                                             individual capacity except as
                                             expressly stated herein, but solely
                                             as Agent

                                             By:________________________________
                                             Name Printed:  Carol Paige
                                             Title:  Vice President

                                             MELLON BANK, N.A., as Lender

                                             By:________________________________
                                             Name Printed:  Carol Paige
                                             Title:  Vice President

                                             CITIBANK, N.A., as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             NATIONSBANK, N.A., as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             FLEET NATIONAL BANK, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             CORESTATES BANK, N.A., as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             PNC BANK, NATIONAL ASSOCIATION, as
                                             Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             CREDIT LYONNAIS NEW YORK BRANCH, as
                                             Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             Participation Agreement

                                             CREDIT SUISSE, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             AMSOUTH BANK OF ALABAMA, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             BANQUE PARIBAS, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             CREDITANSTALT CORPORATE FINANCE,
                                             INC., as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             SIGNET BANK, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             Participation Agreement

                                             THE SUMITOMO BANK, LIMITED, as
                                             Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________


                                             Participation Agreement

                                             THE FIRST NATIONAL BANK OF
                                             MARYLAND, as Lender

                                             By:________________________________
                                             Name Printed:______________________
                                             Title:_____________________________

                                   SCHEDULE I

                          Lessor and Lender Commitments

================================================================================
                            Acquisition and    Transaction
                             Construction         Costs            Total
     Participant              Commitment       Commitment       Commitment
--------------------------------------------------------------------------------
Lessor
--------------------------------------------------------------------------------
Mellon Financial           $ 4,440,000.00     $ 60,000.00    $ 4,500,000.00
--------------------------------------------------------------------------------
Lessor Subtotal            $ 4,440,000.00     $ 60,000.00    $ 4,500,000.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lenders
--------------------------------------------------------------------------------
Mellon Bank, N.A.          $12,809,225.61     $173,097.64    $12,982,323.25
--------------------------------------------------------------------------------
Citibank, N.A.             $12,809,225.60     $173,097.64    $12,982,323.24
--------------------------------------------------------------------------------
First Union National Bank  $10,634,074.08     $143,703.70    $10,777,777.78
of North Carolina
--------------------------------------------------------------------------------
NationsBank, N.A.          $10,634,074.08     $143,703.70    $10,777,777.78
--------------------------------------------------------------------------------
Fleet National Bank        $ 9,345,095.40     $126,285.07    $ 9,471,380.47
--------------------------------------------------------------------------------
Bank of America National   $ 9,345,095.40     $126,285.07    $ 9,471,380.47
Trust and Savings
Association
--------------------------------------------------------------------------------
CoreStates Bank, N.A.      $ 9,345,095.40     $126,285.07    $ 9,471,380.47

--------------------------------------------------------------------------------
Credit Lyonnais New York   $ 9,345,095.40     $  126,285.07    $ 9,471,380.47
Branch
--------------------------------------------------------------------------------
PNC Bank, National         $  9,345,095.40    $  126,285.07    $ 9,471,380.47
Association
--------------------------------------------------------------------------------
AmSouth Bank of Alabama    $  8,056,116.72    $  108,866.44    $ 8,164,983.16
--------------------------------------------------------------------------------
Banque Paribas             $  8,056,116.72    $  108,866.44    $ 8,164,983.16
--------------------------------------------------------------------------------
Credit Suisse              $  8,056,116.72    $  108,866.44    $ 8,164,983.16
--------------------------------------------------------------------------------
The First National Bank of $  6,444,893.37    $   87,093.16    $ 6,531,986.53
Maryland
--------------------------------------------------------------------------------
Creditanstalt Corporate    $  6,444,893.37    $   87,093.16    $ 6,531,986.53
Finance, Inc.
--------------------------------------------------------------------------------
Signet Bank                $  6,444,893.37    $   87,093.16    $ 6,531,986.53
--------------------------------------------------------------------------------
The Sumitomo Bank, Limited $  6,444,893.37    $   87,093.16    $ 6,531,986.53
--------------------------------------------------------------------------------
Lenders' Subtotal          $143,560,000.00    $1,940,000.00   $145,500,000.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                      $148,000,000.00    $2,000,000.00   $150,000,000.00
--------------------------------------------------------------------------------

================================================================================

                                                    SCHEDULE I

                                           Lessor and Lender Commitments

Bank                                               Initial Commitment Percentage

Mellon Bank, N.A.                                            8.9226%

Citibank, N.A.                                               8.9226%

First Union National Bank
 of North Carolina                                           7.4074%

Nationsbank, N.A.                                            7.4074%

Fleet National Bank                                          6.5095%

Bank of America National
 Trust and Savings Association                               6.5095%

CoreStates Bank, N.A.                                        6.5095%

Credit Lyonnais New York
 Branch                                                      6.5095%

PNC Bank, National Association                               6.5095%

Amsouth Bank of Alabama                                      5.6117%

Banque Paribas                                               5.6117%

Credit Suisse                                                5.6117%

The First National Bank
 of Maryland                                                 4.4893%

Creditanstalt Corporate
 Finance, Inc.                                               4.4893%

Signet Bank                                                  4.4893%

The Sumitomo Bank, Limited                                   4.4893%

                                   SCHEDULE II

                     Notice Information and Funding Offices

Lessee:                                Genesis Eldercare Properties, Inc.
                                       148 West State Street
                                       Kennett Square, PA 19348
                                       Attention:           George V. Hager, Jr.
                                       Telephone:           (610) 444-6350
                                       Facsimile:           (610) 444-7483

Lessor:                                Mellon Financial Services
                                       Corporation #4
                                       One Mellon Bank Center
                                       Rm 151-4444
                                       Pittsburgh, PA 15258-0001
                                       Attention:           Leasing Group
                                       Telephone:           (412) 234-2110
                                       Facsimile:           (412) 234-3948

Lender and Agent:                      Mellon Bank, N.A.
(address for notices)                  Plymouth Meeting Executive Campus
                                       610 West Germantown Pike
                                       Suite 200
                                       Plymouth Meeting, PA 19462
                                       Attention:  Carol Paige
                                       Telephone:  (610) 941-8409
                                       Facsimile:  (610) 941-4136

Lender and Agent:                      Mellon Bank, N.A.
(funding office)                       Loan Administration
                                       701 Market Street
                                       Room 199-5220
                                       Philadelphia, PA 19106
                                       Attention:  Sally Gaymon
                                       Telephone:  (215) 553-2450
                                       Facsimile:  (215) 553-1016

Other Lenders                          See attachment hereto
(address for notices
and funding office)

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                               Fleet National Bank

Lender's address for notices:

                                  Fleet National Bank
                                  75 State Street
                                  Mail Stop:  MA BO F04A
                                  Boston, Massachusetts 02109-1810
                                  Attention: Ginger C. Stolzenthaler
                                             Vice President, Healthcare
                                             and Institutions Group
                                  Telephone: 617-346-1647
                                  Facsimile: 617-346-1634

Lender's funding office:

                                  Fleet National Bank
                                  75 State Street
                                  Mail Stop:  MA BO F04A
                                  Boston, Massachusetts 02109-1810
                                  Attention: Ginger C. Stolzenthaler
                                             Vice President, Healthcare
                                             and Institutions Group
                                  Telephone: 617-346-1647
                                  Facsimile: 617-346-1634

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                           The Sumitomo Bank, Limited

Lender's address for notices:

                                  The Sumitomo Bank, Limited
                                  One Liberty Place
                                  1650 Market Street, Suite 2860
                                  Philadelphia, Pennsylvania  19103
                                  Attention: J. Wade Bell
                                             Vice President
                                  Telephone: 215-636-4440
                                  Facsimile: 215-636-4446

Lender's funding office:

                                  The Sumitomo Bank, Limited
                                  One Liberty Place
                                  1650 Market Street, Suite 2860
                                  Philadelphia, Pennsylvania  19103
                                  Attention: J. Wade Bell
                                             Vice President
                                  Telephone: 215-636-4440
                                  Facsimile: 215-636-4446

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                                  Credit Suisse

Lender's address for notices:
                                  Credit Suisse
                                  12 East 49th Street
                                  New York, New York 10017
                                  Attention: Katy Lee
                                  Telephone: 212-238-5427
                                  Facsimile: 212-238-5441

Lender's funding office:

                                  Credit Suisse
                                  12 East 49th Street
                                  New York, New York 10017
                                  Attention: Katy Lee
                                  Telephone: 212-238-5427
                                  Facsimile: 212-238-5441

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                         Credit Lyonnais New York Branch

Lender's address for notices:

                                  Credit Lyonnais New York Branch
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention: Evan Wasser, Vice President
                                  Telephone: 212-261-7680
                                  Facsimile: 212-261-3440

Lender's funding office:

                                  Credit Lyonnais New York Branch
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention: Kenia Perez
                                  Telephone: 212-261-7313
                                  Facsimile: 212-261-3440

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

             Bank of America National Trust and Savings Association

Lender's address for notices:

                                  Bank of America National Trust
                                     and Savings Association
                                  555 South Flower Street
                                  11th Floor, Department 5618
                                  Los Angeles, California  90071
                                  Attention: Wyatt Ritchie
                                  Telephone: 213-228-9734
                                  Facsimile: 213-228-2756

Lender's funding office:

                                  Bank of America National Trust
                                     and Savings Association
                                  333 South Beaudry Avenue
                                  Los Angeles, California  90017
                                  Attention: Janice Ozaki
                                  Telephone: 213-345-6532
                                  Facsimile: 213-345-6550

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                                 Citibank, N.A.

Lender's address for notices:

                                  Citibank, N.A.
                                  399 Park Avenue
                                  8th Floor
                                  New York, New York  10043
                                  Attention: Margaret Brown
                                  Telephone: 212-559-0501
                                  Facsimile: 212-793-3053

Lender's funding office:

                                  Citibank, N.A.
                                  One Court Square
                                  7th Floor
                                  Long Island City, New York  11120
                                  Attention: Tom Lynch
                                  Telephone: 718-248-9972
                                  Facsimile: 718-248-4844

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                      Creditanstalt Corporate Finance, Inc.

Lender's address for notices:

                                  Creditanstalt Corporate Finance, Inc.
                                  2 Greenwich Plaza
                                  Greenwich, Connecticut  06830
                                  Attention  Stacy Harmon
                                             Gregory F. Mathis
                                  Telephone: 203-861-6581
                                  Facsimile: 203-861-6594

Lender's funding office:

                                  Creditanstalt Corporate Finance, Inc.
                                  2 Greenwich Plaza
                                  Greenwich, Connecticut  06830
                                  Attention: Corporate Finance
                                  Telephone: 203-861-6421
                                  Facsimile: 203-861-6594

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                         PNC Bank, National Association

Lender's address for notices:

                                  PNC Bank, National Association
                                  1600 Market Square
                                  22nd Floor
                                  Philadelphia, Pennsylvania  19103
                                  Attention: Mark K. Lavelle
                                             Vice President
                                  Telephone: 215-585-6506
                                  Facsimile: 215-585-6987

Lender's funding office:

                                  PNC Bank, National Association
                                  1600 Market Street
                                  22nd Floor
                                  Philadelphia, Pennsylvania  19103
                                  Attention: Lottie Kirkland
                                  Telephone:  215-585-5101
                                  Facsimile:  215-585-6987

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                   First Union National Bank of North Carolina

Lender's address for notices:

                                  First Union National Bank
                                    of North Carolina
                                  One First Union Center, TW5
                                  Charlotte, North Carolina  28288-0735
                                  Attention: Sue Patterson
                                  Telephone: 704-374-7121
                                  Facsimile: 704-383-9144

Lender's funding office:

                                  First Union National Bank
                                    of North Carolina
                                  One First Union Center, TW5
                                  Charlotte, North Carolina  28288-0735
                                  Attention: Sue Patterson
                                  Telephone: 704-374-7121
                                  Facsimile: 704-383-9144

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                                NationsBank, N.A.

Lender's address for notices:

                                  NationsBank, N.A.
                                  101 North Tryon
                                  Charlotte, North Carolina  28255
                                  Attention: Jacquetta Banks
                                  Telephone: 704-388-1111
                                  Facsimile: 704-386-8694

Lender's funding office:

                                  NationsBank, N.A.
                                  101 North Tryon
                                  Charlotte, North Carolina  28255
                                  Attention: Jacquette Banks
                                  Telephone: 704-388-1111
                                  Facsimile: 704-386-8694

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                                 Banque Paribas

Lender's address for notices:

                                  Banque Paribas
                                  787 Seventh Avenue
                                  New York, New York  10019
                                  Attention  David R. Laffey
                                  Telephone: 212-841-2116
                                  Facsimile: 212-841-2292

Lender's funding office:

                                  Banque Paribas
                                  787 Seventh Avenue
                                  New York, New York  10019
                                  Attention: Robyn Gewanter
                                  Telephone: 212-841-2950
                                  Facsimile: 212-841-2217

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                         First National Bank of Maryland

Lender's address for notices:

                                  First National Bank of Maryland
                                  25 South Charles Street
                                  18th Floor
                                  Baltimore, Maryland  21201
                                  Attention: Robert H. Hauver
                                  Telephone: 410-244-4246
                                  Facsimile: 410-244-4388

Lender's funding office:

                                  First National Bank of Maryland
                                  25 South Charles Street
                                  18th Floor
                                  Baltimore, Maryland  21201
                                  Attention: Ed Peters
                                  Telephone: 410-244-4062
                                  Facsimile: 410-244-4388

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                             AmSouth Bank of Alabama

Lender's address for notices:

                                  AmSouth Bank of Alabama
                                  1900 5th Avenue North AST-5th Floor
                                  Birmingham, Alabama
                                  Attention: Laine Little
                                  Telephone:  205-801-0133
                                  Facsimile:  205-326-4790

Lender's funding office:

                                  AmSouth Bank of Alabama
                                  1900 5th Avenue North AST-5th Floor
                                  Birmingham, Alabama
                                  Attention: Eleanor Hart
                                  Telephone:  205-801-0135
                                  Facsimile:  205-326-5260

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                              CoreStates Bank, N.A.

Lender's address for notices:

                                  Lawrence Dessen, Vice President
                                  CoreStates Bank NA
                                  FC 1-8-3-22
                                  P.O. Box 7618
                                  Philadelphia, Pennsylvania  19101-7618
                                  Attention: Lawrence Dessen
                                  Telephone:  (215) 786-2166
                                  Facsimile:  (215) 973-2738

Lender's funding office:

                                  Lori Badolato
                                  FC 1-3-17-70
                                  CoreStates Bank NA
                                  P.O. Box 8500 S 7605
                                  Philadelphia, Pennsylvania
                                  Attention: Lori Badolato
                                  Telephone:  (215) 786-7458
                                  Facsimile:  (215) 973-2045

                            ATTACHMENT TO SCHEDULE II

                Notice Information and Funding Offices of Lenders

                                   Signet Bank

Lender's address for notices:

                                  Signet Bank
                                  7799 Leesburg Pike
                                  Suite 400
                                  Falls Church, Virginia  22043
                                  Attent     Wanda Dodson
                                  Telephone:  703/714-5025
                                  Facsimile:  703/714-5060

Lender's funding office:

                                  Signet Bank
                                  7799 Leesburg Pike
                                  Suite 400
                                  Falls Church, Virginia  22043
                                  Attention: Wanda Dodson
                                  Telephone:  703/714-5025
                                  Facsimile:  703/714-5060

                                 SCHEDULE III-A

                                   NHCA Sites

                                                                  Quarterly
                                                  Financing       Principal
Sites                            Seller           Amount 1      Amortization

Atlantis Rehabilitation          NHCA         $  8,030428.36          $0
 and Health Care Center
Old Congress Road,
Lantana, Florida

Bowman's Health Care Center      NHCA         $ 6,486,115.21          $0
South Ridgewood
Ormand Beach, Florida

Eagle Crest Nursing Center       NHCA         $14,413,589.36          $0
Parental Home Road
Jacksonville, Florida

Oakwood Rehabilitation           NHCA         $ 7,103,840.47          $0
 and Health Care Center
South East Bay Street
Eustis, Florida

Tierra Pines Health              NHCA         $ 2,264,992.61          $0
 Care Center
--------
1 This amount includes the allocable share of the maximum Transaction Costs of $2,000,000 which may be funded by Lessor pursuant to Section 2.5 of the Participation Agreement.

                                     III-A-1

Ulmerton Road
Largo, Florida

Woodlands Nursing Center         NHCA          $ 2,779,763.66         $0
North 46th Street
Tampa, Florida

Williamsburg Health Care         NHCA          $12,972,230.43         $0
 and Rehabilitation Center
Mount Vernon Avenue
Williamsburg, Virginia

Windham                          NHCA          $ 1,544,313.15         $0
Main Street, Route 240
Crozet, Virginia

Woodmont Health Care Center      NHCA          $14,104,726.75         $0
Dairy Lane
Fredricksburg, Virginia


Total                                          $69,700,000

(Sites, if any, marked with an asterisk (*) indicate that Lessor is not acquiring fee title to the applicable Land Interest, but rather is becoming the ground lessee thereof.)

                                     III-A-2

                                 SCHEDULE III-B

                           Identified Developed Sites

                                      NONE

                                     III-B-1


                                 SCHEDULE III-C

                          Identified Undeveloped Sites

                                      NONE

                                     III-C-1

                                   SCHEDULE IV

                                  Stock Sellers

Mark E. Hamister
George E. Hamister
Julia L. Hamister

The George E. Hamister Trust
The Oliver C. Hamister Trust

National Health Care Affiliates, Inc.
Oak Hill Health Care Center, Inc.
Derby Nursing Center Corporation
Delaware Avenue Partnership

EIDOS, Inc.
VersaLink, Inc.

51037850.5  122796  835C  96282934

                                 SCHEDULE 3.2(v)

                       Operative Documents to be Confirmed

Mortgages (Florida and Virginia)
Assignment of Lease

                                  SCHEDULE 4.1A

                               Government Actions

No Government Actions are required other than the obtaining of such licenses, approvals, authorizations, consents, permits (including, without limitation, environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication required under applicable law for the use and occupance of the Sites and for the operation thereof.

                                  SCHEDULE 4.1B

                             Filings and Recordings

Recordation of the deeds evidencing the acquisition of a particular site, and recordation of the Lease Supplement relating to the Site with the appropriate county office.

In addition, for each State in which a Site is located, all filings and recordings specified in the local counsel questionnaire delivered by local counsel for such State pursuant to Appendix 2 or Section 3.2(b) shall be deemed included on this Schedule 4.1B.

                                  SCHEDULE 4.1C
                          Computation under Section 5.9
                       of 1995 Subordinated Note Indenture

                                  SCHEDULE 4.1D

                                   ERISA Plans

Meridian Healthcare, Inc. Union Retirement Savings Plan, established December 1, 1989

Genesis Health Ventures, Inc. Retirement Plan, established January 1, 1989

Genesis Health and Welfare Plan

                              Definitions Appendix

                                   APPENDIX 1
                                       to
                             Participation Agreement

         In the Participation Agreement and each other Operative Document, unless the context otherwise requires:

         (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

         (b) words importing the singular include the plural and vice versa;

         (c) words importing a gender include any gender;

         (d) a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

         (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

         (f) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

         (g) a reference to a party to a document includes that party's successors and permitted assigns; and

         (h) references to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

         Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

                                      A1-1

         "Accrued Variable Rent" means, as of any date of determination, (A) with respect to the Lease, the sum of the aggregate amount of interest that has accrued on the outstanding Notes to the date of determination, and (B) with respect to any Lease Supplement, the product of the Allocated Share in respect of such Lease Supplement multiplied by the amount determined pursuant to the preceding clause (A).

         "Additional Costs" mean (i) the amounts payable pursuant to Sections
2.11 and 2.12 of the Loan Agreement, (ii) the amounts payable pursuant to
Section 5.16 of the Participation Agreement and (iii) the other amounts due and payable by the Borrower under any Loan Document other than principal and interest on the Notes.

         "Adjusted Contract Rate" has the meaning set forth in Section
2.12 of the Loan Agreement.

         "Advance" means, as the context may require, each advance of a Loan by a Lender and each advance of a portion of the Equity Amount by Lessor to finance the acquisition of a Site, the construction of a Facility (including any Capitalized Yield) or the payment of Transaction Costs.

         "Advance Date(s)" means each of the actual dates, on or prior to the date on which the Commitments shall terminate as set forth in Section 2.5 of the Participation Agreement, on which the transactions contemplated in Article II of the Participation Agreement are completed.

         "Advance Request" has the meaning set forth in Section 2.5 of the Participation Agreement.

         "Affiliate" of a Person shall mean (a) any other Person which directly or indirectly controls, is controlled by, or is under common control with, such person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such person or of a Person who is an Affiliate of such person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the such person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the

                                      A1-2
management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

         "Agent" means Mellon Bank, N.A., a national banking association, in its capacity as administrative agent for the Participants under the Loan Agreement and the Participation Agreement.

         "Allocated Amount" means, with respect to a Site, the product of (a) the Lease Balance multiplied by (b) a fraction, the numerator of which is Lessor's Cost of such Site and the denominator of which is the aggregate Lessor's Cost of all Sites.

         "Allocated Share", with respect to any Lease Supplement, means a fraction (expressed as a percentage) the numerator of which is Lessor's Cost of a Site or Group subject to the Lease Supplement in question and the denominator of which is the Lease Balance.

         "Alterations" has the meaning set forth in Section 9.2(a) of the Lease.

         "Applicable Laws and Regulations" mean all existing and future applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Authority, Insurance Requirements and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction use or occupancy of any Site) and any restrictive covenant or deed restriction or easement of record affecting a Site.

         "Applicable Margin" means:

          (a) for any Interest Period occurring entirely prior to the earlier of (i) October 1, 1996 and (ii) the date that the Operative Documents are amended to increase the amount of the Commitments set forth in Schedule I to the Participation Agreement, zero basis points for interest determined by reference to the Prime Rate and 100 basis points for interest determined by reference to the LIBO Rate; and

                                      A1-3

          (b) for any Interest Period occurring in whole or in part after the earlier of the dates specified in clauses (i) and (ii) of the immediately preceding clause (a), the Applicable Margin set forth in the Credit Agreement, with (x) the Applicable Margin thereunder applicable to the Prime Rate Option thereunder being the Applicable Margin hereunder for interest determined by reference to the Prime Rate under the Operative Documents and (y) the Applicable Margin thereunder applicable to the Euro-Rate Option being the Applicable Margin hereunder for interest determined by reference to the LIBO Rate under the Operative Documents; provided, that the Applicable Margin for the Renewal Term shall be determined by the mutual agreement of Agent and Lessee; and provided, further, that during any Holdover Period, the Applicable Margin shall be increased by 50 basis points.

         "Applicable Percentage" for each Lease Supplement means, as of the end of the Basic Term and the Renewal Term, the percentage set forth opposite each such date on Schedule II to such Lease Supplement, and shall be determined on or about the date of acquisition by Lessor of the related Site (or in the case of a Non- Acquired Land Interest, the date of the Ground Lease thereof in favor of Lessor) and set forth in the applicable Lease Supplement or as soon thereafter as Lessor obtains sufficient information to make a determination for financial accounting purposes; provided that in no event shall such percentage be less than 80%.

         "Applicable Percentage Amount" means, (a) with respect to any Lease Supplement, the product obtained by multiplying Lessor's Cost of the Site covered by such Lease Supplement by the Applicable Percentage of such Lease Supplement and (b) with respect to the Lease, the sum of all amounts determined pursuant to the foregoing clause (a) for each Lease Supplement then in effect.

         "Appraisal" means any appraisal of any one or more Sites prepared by the Appraiser and delivered to Agent, on behalf of Lessor and the Lenders.

         "Appraised Value" has the meaning set forth in Section 23(b) of the Ground Lease.

                                      A1-4

         "Appraiser" means Valuation Counselors or such other appraisal firm as Agent may select from time to time.

         "Appurtenant Rights" mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to any Land Interest or the Facilities, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to any Land Interest and (ii) all permits, licenses and rights, whether or not of record, appurtenant to any Land Interest.

         "Architect" means a registered architect or certified professional engineer for Construction Agent or Lessee (which, unless otherwise expressly provided, may be an employee of Lessee).

         "Assignment of Construction Documents" means the Assignment of Construction Documents, dated as of October 7, 1996, between Lessor and Construction Agent, substantially in the form of Exhibit B to the Construction Agency Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Assignment of Construction Agency Agreement" means the Collateral Assignment of Construction Agency Agreement and Construction Documents, dated as of October 7, 1996, from Lessor to Agent as agent for the Lenders, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Assignment of Lease" means the Assignment of Lease and Agreement and Lease Supplements and Memoranda of Lease and Agreement in the form of Exhibit H to the Participation Agreement from Lessor in favor of Agent for the benefit of the Lenders, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement, together with (i) the Consent and Agreement of Lessee attached thereto, and (ii) the amendment thereof in the form of Exhibit H-1 to the Participation Agreement.

         "Assignment of Licenses" means the Amended and Restated Collateral Assignment of Licenses, Permits and Approvals from Lessee, NHCA and the Property Sellers to Agent, in the form of Exhibit J to the Participation Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

                                      A1-5

         "Assumed Interest Rate" means, as of the date of any Advance by a Participant, the LIBO Rate that would have been applicable for purposes of calculating interest and Yield in the event that the Advance Date to which such Advance relates had occurred on such date.

         "Authority" means any entity involved in any way in the administration of Federal or state healthcare-related programs, including the U.S. Department of Health & Human Services, the Health Care Finance Administration, Medicare carriers or intermediaries or Medicaid agencies, bureaus or departments and any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Authorized Officer" means any officer in the Leasing Department of Mellon who shall be duly authorized to execute the Operative Documents.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

         "Basic Rent" means an amount payable on each Payment Date during the Basic Term, the Renewal Term, if applicable, and the Holdover Period, if applicable, equal to the sum of (i) the aggregate amount of interest payable on such Payment Date on the Notes, plus (ii) the aggregate amount of the Yield payable on such Payment Date on the Equity Amount (calculated in accordance with the definition of "Yield" and in a manner consistent with the calculation of the amounts under clause (i) on such Payment Date) plus (iii) starting with the Payment Date October 24, 1996, principal amortization equal to the sum of (x) level principal amortization amounts, if any, for each Site as shown on Schedule III to the Participation Agreement or in the applicable Lease Supplement, plus
(y) level principal amortization equal to the lesser of (1) $100,000 per quarterly Payment Date and (2) the remaining unamortized portion of Transaction Costs funded by Lessor pursuant to Section 2.5 of the Participation Agreement; provided, however, that upon the occurrence and during the continuance of a Loan Event of Default under Sections 6.1(a)(ii), 6.1(a)(iii) and 6.1(a)(iv) of the Loan Agreement while no Lease Event of Default shall have occurred and be continuing, Basic Rent shall be determined on the basis of calculations made as if the Loan Event of Default shall not have occurred and the Loans shall not have been accelerated, whether or not in fact the Loans shall have been accelerated or any other remedies shall have been taken under the Loan Agreement or with respect to the Collateral.

                                      A1-6

         "Basic Term", with respect to the Developed Sites and the Undeveloped Sites (but only in respect of the Land Interest portion of such Undeveloped Sites), means (a) the period commencing upon the Site Acquisition Date and ending on July 24, 2001 or (b) such shorter period as may result from earlier termination of the Lease as provided therein. With respect to the Facility to be constructed on any Undeveloped Site, the Basic Term will commence upon the expiration of the Construction Period applicable to such Undeveloped Site and will end in accordance with the preceding sentence.

         "Basic Term Expiration Date" has the meaning set forth in
Section 2.3 of the Lease.

         "Bill of Sale" means each Bill of Sale from the seller of any Developed Site to Lessor conveying any portion of the Facility located thereon which under applicable law does not or may not constitute real estate.

         "Board of Directors" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

         "Borrower" means Lessor, as the borrower under the Loan
Agreement.

         "Business Day" means (a) any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the City of Philadelphia, Pennsylvania, the city of New York, New York or the city in which the Agent's office is located; and

         (b) solely with respect to determinations of Interest Periods and Payment Dates, dealings in United States Dollars are carried on in the London interbank market.

         "Capitalized Interest" means, for any Undeveloped Site, if provided for in the Advance Request with respect to the acquisition thereof, interest accrued pursuant to the Loan Agreement during the Construction Period for such Undeveloped Site, based upon the portion of the Allocated Amount applicable to such Site which represents funded Commitments of the Lenders, except to the extent that such amount is not to be capitalized because sufficient

                                      A1-7
unfunded Commitment of the Lenders applicable to such Site is not available therefor.

         "Capitalized Yield" means, for any Undeveloped Site, if provided for in the Advance Request with respect to the acquisition thereof, Yield accrued during the Construction Period for such Undeveloped Site, based upon the portion of the Allocated Amount applicable to such Site which represents funded Commitment of the Lessor, except to the extent that such amount is not to be capitalized because sufficient unfunded Commitment of the Lessor applicable to such Site is not available therefor.

         "Cash Flow" has the meaning specified in the Credit Agreement.

         "Casualty" means an event of damage or casualty relating to any Facility which does not constitute an Event of Loss.

         "Claims" mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever, that may at any time be imposed on, asserted against or incurred by an Indemnitee as a result of, or arising out of, or in any way related to or by reason of any of the Operative Documents, as well as the Credit Agreement or any "Loan Document" referred to therein and without in any way limiting the generality of the foregoing, including any violation of any Environmental Laws or any other law by any Borrower or Subsidiary of Borrower or any Environmental Affiliate of any of them.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" means the property from time to time subject to or purported to be subject to the Liens of the subsisting Mortgage, the Assignment of Lease, the Assignment of Licenses and the Joint Stock Collateral subject to the Pledge Agreement, as limited by the terms and provisions of the Collateral Agency Agreement and, collectively, all of the foregoing.

         "Collateral Agency Agreement" means the Second Amended and
Restated Collateral Agency Agreement dated as of October 7, 1996, in the form of

                                      A1-8

Exhibit I-2 to the Participation Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Commitment" means as to Lessor or any Lender, its obligation to make amounts available to Lessor or Loans to the Borrower, as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite Lessor's or such Lender's name on Schedule I to the Participation Agreement, as such commitment may be adjusted pursuant to Section 2.5(g) and
Section 2.6 of the Participation Agreement.

         "Commitment Fee" has the meaning specified in Section 2.6 of the Participation Agreement.

         "Commitment Letter" means that certain letter dated July 16, 1996 from Mellon Bank, N.A. to, and accepted by, Genesis.

         "Commitment Percentage" means as to any Participant, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Participant's Commitment, as such percentage is shown on
Schedule I to the Participation Agreement.

         "Commitment Period" has the meaning set forth in Section 2.6 of the Participation Agreement.

         "Completion" means, with respect to a Facility, the fulfillment of all of the conditions set forth in Section 3.4 of the Participation Agreement.

         "Completion Date" means, with respect to a Site, the date on which Completion for the Facility on such Site has occurred.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Site or any part thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

         "Confirmations" has the meaning set forth in the recitals to the the Participation Agreement.

                                      A1-9

         "Consolidated Funded Indebtedness" at any time for a specified group of Persons shall mean all Indebtedness (including the current portion thereof) of such Persons which would at such time be classified in whole or part under GAAP as a long-term liability of such Persons and shall also and in any event include
(i) any Indebtedness of any such Person having a final maturity more than one year from the date of creation of such Indebtedness and (ii) any Indebtedness of any Person, regardless of its term, which is renewable or extendable by such Person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of creation of such Indebtedness, all as determined on a consolidated basis.

         "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements as of such date.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of October 7, 1996, between Lessor and Construction Agent, as supplemented from time to time by the Construction Agency Agreement Supplements, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Construction Agency Event of Default" means a "Construction Agency Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agency Agreement Supplement" means a supplement to the Construction Agency Agreement executed and delivered by the Construction Agent and Lessor with respect to an Undeveloped Site, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Construction Agent" means Lessee, as construction agent under the Construction Agency Agreement.

         "Construction Commencement Date" has the meaning set forth in Section
2.3 of the Construction Agency Agreement.

         "Construction Period" for any Undeveloped Site means the period for construction of the Facility thereon as described in Section 3.3 of the Construction Agency Agreement.

                                      A1-10

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify another Person (the "Deemed Obligor") against, or otherwise remains liable (contingently or otherwise) for the Indebtedness, obligation or liability (the "Assured Obligation") of the Deemed Obligor. Contingent Liability shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly
(a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any payment of dividends or other distributions upon the shares of any other Person, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, or (d) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

         "Controlled Group Member" means each trade or business (whether or not incorporated) which, at any time, together with Lessee, Genesis, National Health, any Property Seller or any Subsidiary of any thereof is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

         "Corresponding Source of Funds" means, in the case of any portion of a LIBO Rate Loan or Equity Amount (to the extent that the Yield is determined by reference to the LIBO Rate), the proceeds of hypothetical receipts by a LIBOR Office or by a Lender or Lessor through a LIBOR Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Interest Period corresponding to such portion of the LIBO Rate Loan having maturities approximately equal to such portion of the LIBO Rate Loan or Equity Amount and in an aggregate amount approximately equal to such portion (in the case of Lessor) or such Lender's pro rata share of such portion (in the case of a Lender).

         "Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of October 7, 1996 by and among Genesis Health Ventures, Inc. and certain of its subsidiaries, as borrowers, the institutions identified therein as lenders, Mellon Bank, N.A., as issuer of letters of

                                      A1-11
credit, Mellon Bank, N.A., as administrative agent and co-syndication agent and Citibank, N.A. as co-syndication agent, as it may be amended, modified, increased (including any increase in amounts or the commitment thereunder), supplemented, refunded or replaced from time to time, and if so amended, modified, increased, refunded or replaced, the amended, modified, increased, supplemented, refunded or replaced credit agreement. For purposes of the Operative Documents, if the Credit Agreement shall terminate without a replacement agreement having become effective, references to the financial covenants set forth in the Credit Agreement shall mean the financial covenants as set forth in the Credit Agreement immediately prior to its termination, exclusive of any modification to the terms of such agreement or arrangement that were made in contemplation of the termination thereof.

         "Debt/Equity Fraction" means at any time a fraction the numerator of which is the aggregate outstanding principal balance of the Notes and the denominator of which is the sum of (i) the aggregate outstanding principal balance of the Notes plus (ii) the outstanding Equity Amount.

         "Deed" means each Deed from the seller of any Land Interest to Lessor, conveying the Land Interest and the Facility, if any, or other improvements, if any, located on the related Site in a form acceptable to the Lenders.

         "Defaulted Amount" has the meaning set forth in Section 2.5(g) of the Participation Agreement.

         "Defaulting Participant" has the meaning set forth in Section 2.5(g) of the Participation Agreement.

         "Designated Owner" has the meaning set forth in
Section 12.1(b) of the Lease.

         "Developed Site" has the meaning set forth in the Recitals to the Participation Agreement.

         "Document Closing Date" has the meaning set forth in Section
2.1 of the Participation Agreement.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

                                      A1-12

         "Early Termination Date" means a Payment Date on which Lessee purchases all (but not less than all) of the Sites from Lessor pursuant to Section 6.5 of the Lease.

         "End of Term Report" has the meaning set forth in Section 6.4(c) of the Lease.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of each Site to be acquired by Lessor on a Site Acquisition Date or of a Site to be sold pursuant to the Sale Option under the Lease and any additional environmental assessments (including, without limitation, a Phase Two environmental site assessment) requested by the Agent.

         "Environmental Concern Materials" means (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state law), (b) any toxic chemical or other substance form or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Engineer" means Roy F. Weston or such other environmental consulting firm as Construction Agent may from time to time select, subject to the approval of Agent.

         "Environmental Indemnity" means the Environmental Indemnity Agreement dated as of July 24, 1996 by Lessee, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Environmental Laws" means any law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (c) regulation of the manufacture, use or introduction into commerce of

                                      A1-13

Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Environmental Laws shall include, without limitation, the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss.ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations.

         "Environmental Permits" means all permits, licenses, authorizations, registrations, certificates and approvals of Authorities required by Environmental Laws.

         "Equity Amount" means, with respect to Lessor as of any date of determination, the aggregate outstanding amount invested by Lessor pursuant to the Participation Agreement for the purchase of the Sites, the construction of Facilities (including any Capitalized Yield) or the payment of Transaction Costs, excluding any portion thereof funded by the Lenders.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Event of Loss" means (x) the actual or constructive total loss of the Facility on a Site or damage to the Facility on a Site to an extent rendering repair impractical or uneconomical, in any case as reasonably determined in good faith by the Board of Directors of Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer's Certificate of Lessee delivered to Lessor, each Lender and Agent, (y) damage to the Facility on a Site which results in an insurance settlement on the basis of a total loss or a constructive total loss (including title insurance proceeds) in respect of a total loss of the Facility on a Site, or (z) an Event of Taking.

         "Event of Taking" means (A) taking of title to a Site or the Land Interest or (B) any condemnation (other than a requisition of temporarary use)

                                      A1-14
or requisition of use for a period scheduled to last beyond the end of the Lease Term, in either case resulting in (i) the loss of use or possession of substantially all of a Site or (ii) the loss of use or possession of a material portion of a Site, in either of clause (i) or clause (ii), as reasonably determined in good faith by a Senior Officer of Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer's Certificate of such Senior Officer delivered to Lessor and Agent.

         "Excluded Amounts" mean:

                  (a) all indemnity payments and expenses to which Lessor (or the respective successors, assigns, agents, officers, directors or employees of Lessor) is entitled pursuant to the Operative Documents;

                  (b) any amounts payable under any Operative Documents to reimburse Lessor (including the reasonable expenses of Lessor incurred in connection with any such payment) for performing any of the obligations of Lessee under and as permitted by any Operative Document;

                  (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor (or the respective successors, assigns, agents, officers, directors or employees of Lessor);

                  (d) any insurance proceeds under policies maintained by Lessor and not required to be maintained by Lessee under the Lease;

                  (e) any amount payable to Lessor pursuant to Section 9.9 of the Participation Agreement;

                  (f) prior to completion of any foreclosure of the Mortgage or deed in lieu thereof, any expense reimbursements to Lessor or Agent; and

                  (g) any payments of interest on payments referred to in clauses (a) through (f) above.

         "Facilities" mean all buildings, structures and fixtures located on the Land Interest, but excluding the Land Interest.

         "Facility" has the meaning set forth in the Recitals to the Participation Agreement.

                                      A1-15

         "Facility Fee" with respect to each Participant means an amount equal to the product of each Participant's Commitment and ten (10) basis points.

         "Fair Market Sales Value" with respect to any Site or any portion thereof means, as of the date of the determination, the fair market sales value as determined by an independent appraiser chosen by Agent (at the direction of the Required Participants) that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Lessee, for the purchase of such Site. Such fair market sales value shall be calculated as the value for the use of the Site, assuming, in the determination of such fair market sales value, that the Site is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 9.2(b) of the Lease, in which case this assumption shall not be made).

         "Final Maturity Date" means July 24, 2001, subject to extension through the end of the Renewal Term if the Renewal Term is entered into pursuant to
Section 2.10 of the Participation Agreement and Section 2.4 of the Lease.

         "Final Rent Payment Date" has the meaning set forth in Section 18.1(iii)(B)(1) of the Lease.

         "Financial Covenants" means any covenant set forth in the Credit Agreement from time to time which applies a test for determining net worth, or which sets forth financial ratios, net income, debt or value levels or limitations, and as of the Document Closing Date, includes Sections 7.01 through
7.18 of the Credit Agreement.

         "Financing" has the meaning set forth in the Recitals to the Participation Agreement.

         "Force Majeure" means acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by governmental bodies (other than delays or restrictions resulting from Lessee's actions or failures to take reasonably foreseeable actions), inability to obtain or use necessary materials or reasonable substitutes, or any other cause beyond the reasonable control of Lessee, other than lack of funds; provided, that in no event shall an event of Force Majeure be deemed to exist for more than ninety
(90) days.

                                      A1-16

         "Funding Breakage Date" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "Funding Breakage Indemnity" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "Future Value Amount" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "GAAP" means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the financial statements of Genesis and its Consolidated Subsidiaries as of June 30, 1996 and for the fiscal year ended most recently prior thereto.

         "Genesis" means Genesis Health Ventures, Inc., a Pennsylvania corporation.

         "Governmental Action" means all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws and Regulations, and shall include, without limitation, all citings, Environmental Permits and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Facilities.

         "Ground Lease" means, with respect to any Non-Acquired Land Interest, a ground lease agreement leasing such Non-Acquired Land Interest, executed by Lessee, as lessor under such ground lease, and Lessor, as lessee under such ground lease, and dated as of the applicable Site Acquisition Date, substantially in the form of Exhibit M to the Participation Agreement, with such modifications as may be necessary or desirable in the opinion of Lessor or Lessor's counsel to comply with all Applicable Laws and Regulations and, consistent with the provisions thereof, to set forth the provisions customarily used with respect to the applicable jurisdiction, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Group" means a group of Sites designated as a group by Lessee for accounting purposes pursuant to Section 2.5(a)(ii) of the Participation Agreement. As defined herein, the NHCA Sites are a Group.

                                      A1-17

         "Guaranties" means the Guaranties as confirmed by the Confirmations, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Guarantors" mean, as of the Document Closing Date, Genesis and all Affiliates of Genesis who are parties to the Credit Agreement as of the Document Closing Date, and thereafter from time to time, Genesis and all Affiliates of Genesis who at such time are or become parties to the Credit Agreement.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes regulated by any Authority, including any agency, department, commission, board or instrumentality of the United States, the States in which any Site is located or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holdover Period" shall mean any period after the Lease Termination Date until the earliest of (i) the sale of the Sites pursuant to Section 6.9 of the Lease, (ii) the reduction of the Lease Balance to zero and the payment by Lessee of all Basic Rent, Supplemental Rent and all other amounts then due and payable under the Operative Documents, and (iii) written notice by the Agent, as agent for the Participants, terminating the Holdover Period pursuant to Section
6.9 of the Lease.

         "Highest Lawful Rate" has the meaning set forth in Section
2.11 of the Participation Agreement.

         "Indebtedness" has the meaning specified in the Credit
Agreement.

         "Indemnitee" means each Lessor, Lender, Agent (in its individual capacity and as agent) and Lessor and the respective

                                      A1-18

Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives, attorneys and agents of each of the foregoing Persons; provided, however, that in no event shall Lessee be an Indemnitee.

         "Indenture" shall mean the 1995 Indenture or the 1996 Indenture (whichever shall be in effect from time to time), or any restatement or replacement thereof from time to time.

         "Independent Accounting Firm" has the meaning specified in
Section 5.11 of the Participation Agreement.

         "Insolvency Event" means (a) a proceeding shall have been instituted with respect to any Person (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any law, relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

         (b) Any Person shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in (a)(i) of this Definition, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in (a)(ii) of this Definition, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any in furtherance of any of the foregoing.

                                      A1-19

         "Inspecting Parties" have the meaning specified in Section 15.1 of the Lease.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by Lessee and all requirements of the issuer of any such policy.

         "Interest Period" means with respect to any Advance the successive periods commencing on (and including) a Payment Date and ending on (but excluding) (i) the next succeeding Payment Date (if Lessee elects an Interest Period of three months or the Prime Rate is applicable), or (ii) for any Payment Date after October 24, 1996, the second succeeding Payment Date (if Lessee elects a LIBO Period of six months and the LIBO Rate is applicable), with the Interest Period being determined by reference to clause (i) if Lessee fails to elect a LIBO Period of six months not later than three Business Days prior to the commencement of the applicable Interest Period; provided, however, that no Interest Period during the Basic Term may extend beyond the last Payment Date during the Basic Term (unless the Renewal Term shall be applicable) and no Interest Period during the Renewal Term may extend beyond the last Payment Date of the Renewal Term; and provided, further that for the initial Advance on the Document Closing Date, which occurs on a date other than a Payment Date, the first Interest Period for such portion of the Lease Balance shall be the period commencing on (and including) the date of such Advance and ending on (but excluding) the next succeeding Payment Date and interest on the Notes shall be 6.65625% per annum (with the Yield for such initial period being determined in accordance with the definition thereof based on such interest rate); and provided, finally, that for any Advance, other than the initial Advance on the Document Closing Date, which occurs on a date other than a Payment Date, the first Interest Period for such portion of the Lease Balance shall be the period commencing on (and including) the date of such Advance and ending on (but excluding) the next succeeding Payment Date and interest on the Notes and Yield for such Advance for such initial period shall be determined by reference to the Prime Rate.

         "Joint Stock Collateral" means Collateral as defined in the Pledge Agreement.

         "Land Interest" has the meaning set forth in the Recitals to the Participation Agreement.

                                      A1-20

         "Lease" means the Amended and Restated Lease and Agreement dated as of October 7, 1996 between Lessor and Lessee, in the form of Exhibit A to the Participation Agreement, together with all Lease Supplements thereto from time to time, as such Amended and Restate Lease and Agreement and such Lease Supplements may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Lease Balance" means, as of any date of determination, the sum of the aggregate outstanding principal amount of the Notes plus the Equity Amount, less any amounts applied pursuant to the Operative Documents in reduction thereof.

         "Lease Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Lease Event of Default.

         "Lease Event of Default" means any event condition or failure designated as a "Lease Event of Default" in Article XVII of the Lease.

         "Lease Payment/Bankruptcy Default" means the occurrence of an event specified in Section 17(a), (b), (f) or (g) of the Lease, without regard to any grace or cure periods set forth therein.

         "Lease Supplement" means each Lease Supplement and Memorandum of Lease and Agreement, substantially in the form of Exhibit A to the Lease, with such changes as shall be reasonably required by Agent (after consultation with applicable local counsel) executed and delivered by Lessee to Lessor on each Site, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Lease Term" has the meaning set forth in Section 2.3 of the Lease.

         "Lease Termination Date" means (i) the expiration of the Lease Term, or
(ii) if earlier, the termination of Lessee's right to possession pursuant to
Section 18.1 of the Lease, or (iii) with respect to all of the Sites, a termination of the Lease pursuant to Section 6.5 of the Lease.

         "Leasehold Estate" means Lessee's interest in the Sites (including the Facilities located thereon) subject to the Lease.

         "Lenders" mean the holders of the Notes.

                                      A1-21

         "Lessee" means Genesis Eldercare Properties, Inc. a Pennsylvania corporation and wholly-owned, single purpose subsidiary of Genesis.

         "Lessor" means Mellon Financial Services Corporation #4, and its successors and permitted assigns.

         "Lessor Liens" mean Liens on or against any Site or the Lease, or any payment of Rent (a) which result from any act of, or any Claim against, Lessor or any Lender in either case unrelated to the transactions contemplated by the Operative Documents or (b) which result from any tax owed by Lessor or any Lender, except any Tax for which Lessee is obligated to indemnify.

         "Lessor's Cost" means (a) for all Sites, the aggregate amount paid or advanced by Lessor on each Advance Date with respect to all Land Interest and Facilities plus all Capitalized Interest and Capitalized Yield, and (b) for any Site, the aggregate amount paid or advanced by Lessor on each Advance Date with respect to the Land Interest for such site and the Facility located or being constructed thereon plus all Capitalized Interest and Capitalized Yield fairly allocable to such Site.

         "LIBO Period" means for any Interest Period either three months or six months, as specified by Lessee by irrevocable written notice to Agent received by Agent not later than three (3) Business Days prior to the commencement of such Interest Period, and in the absence of such specification by Lessee, three months; provided, that if Lessee duly and timely selects a six month LIBO Period for any Interest Period, such LIBO Period shall extend through the end of the next succeeding quarterly Interest Period as well; and provided, further, that no LIBO Period during the Basic Term may extend beyond the last Payment Date during the Basic Term (unless the Renewal Term shall be applicable) and no LIBO Period during the Renewal Term may extend beyond the last Payment Date of the Renewal Term; and provided finally, that the LIBO Period for any Interest Period ending on or prior to October 24, 1996 shall be a one-month period; subject to the second proviso of the definition of "Interest Period" for Advances described in such proviso.

         "LIBO Rate" shall have the meaning set forth in the Credit Agreement for "Euro Rate."

         "LIBO Rate Loans" mean Loans bearing interest by reference to a LIBO Rate.

                                      A1-22

         "LIBO Rate Reserve Percentage" shall have the meaning set forth in the Credit Agreement for "Euro-Rate Reserve Percentage," with the reference to the Agent therein being a reference to the Agent hereunder.

         "LIBOR Office" shall have the meaning set forth in the Credit Agreement for "National Euro-Rate Funding Office".

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loans" has the meaning set forth in Section 2.1 of the Loan
Agreement.

         "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of October 7, 1996, among Lessor, Agent and the Lenders, in the form of Exhibit C to the Participation Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Loan Default" means any event, condition or failure which, with notice, passage of time or a determination by the Required Participants or Required Lenders, as applicable, or any combination of the foregoing, would become a Loan Event of Default.

         "Loan Documents" mean the Loan Agreement, the Notes, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any event, condition or failure designated as a "Loan Event of Default" in Section 6.1 of the Loan Agreement.

         "Loan Participant" has the meaning specified in Section 6.4(a) of the Participation Agreement.

         "Loan Policy" has the meaning set forth in Appendix 2 and Section 3.2(d) of the Participation Agreement.

         "Major Construction Document" has the meaning specified in Section 2.6 of the Construction Agency Agreement.

                                      A1-23

         "Material Adverse Effect" means (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Genesis or Lessee taken as a whole or Genesis and its Subsidiaries taken as a whole or
(b) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Operative Document, or the ability of Agent or any Participant to enforce any rights or remedies under or in connection with the Operative Documents.

         "Maximum Construction Period" means, with respect to an Undeveloped Site, the period commencing on the Document Closing Date and ending on the earliest of (i) October 7, 1998, (ii) the Completion Date of the Facility on such Undeveloped Site, and (iii) an early termination of the Construction Period as to such Undeveloped Site pursuant to Section 5.1 of the Construction Agency Agreement.

         "Mellon" means Mellon Bank, N.A., a national banking association, and any successor.

         "Monthly Anniversary Date" means for each calendar month, the 24th day of such month, provided, however, that in the event that the 24th day of such month shall occur on a date which is not a Business Day, such Monthly Anniversary Date shall be the next following Business Day (unless such next following Business Day is the first Business Day of another calendar month, in which case such Monthly Anniversary Date shall be the immediately preceding Business Day).

         "Mortgage" means each of the following, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement: (i) Mortgage, Assignment of Rents and Leases, Pledge Agreement and Fixture Filing Statement from Lessor and Lessee to Agent, substantially in the form of Exhibit D-1 to the Participation Agreement and (ii) Deed of Trust, Assignment of Rents, Pledge Agreement and Fixture Filing Statement from Lessor and Lessee in favor of Agent, substantially in the form of Exhibit D-2 to the Participation Agreement. The decision to use the "Mortgage" form or the "Deed of Trust" form shall be made by Agent with respect to each Site, and each such form shall be modified as necessary or desirable in Agent's opinion to comply with all Applicable Laws and Regulations and to set forth the provisions and remedies customarily used by secured lenders with respect to the applicable jurisdiction in which such instrument is to be recorded.

                                      A1-24

         "Mortgaged Property" has the meaning for Mortgaged Property, Collateral or similar term set forth in the Mortgage.

         "Multiemployer Plan" has the meaning specified in the Credit
Agreement.

         "1993 Indenture" has the same meaning as "1993 Subordinated Debenture Indenture" set forth in the Credit Agreement.

         "1995 Indenture" has the same meaning as "1995 Subordinated Note Indenture" set forth in the Credit Agreement.

         "1996 Indenture" has the same meaning as "1996 Subordinated Note Indenture" set forth in the Credit Agreement.

         "Net Cash Proceeds" shall have the meaning specified in the Credit Agreement.

         "Net Condemnation Proceeds" mean all payments received from any Authority relating to an Event of Taking after deducting the costs incurred by Lessee, Lessor, Agent or any Lender in respect of the receipt thereof.

         "NHCA" means National Health Care Affiliates, Inc., a Florida corporation.

         "NHCA Environmental Indemnity" means the NHCA Environmental Indemnity Agreement dated as of July 24, 1996 by NHCA and the Property Sellers, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "NHCA Sites" has the meaning specified in Section 3.2 of the Participation Agreement.

         "Non-Acquired Land Interest" means the Land Interests relating to a Facility if fee title to such Land Interest is not acquired by Lessor pursuant to the Operative Documents.

         "Non-Defaulting Participant" has the meaning set forth in Section 2.5(g) of the Participation Agreement.

         "Non-Renewing Participant" has the meaning set forth in Section 2.10 of the Participation Agreement.

         "Nonseverable" shall describe an Alteration or part of an Alteration which cannot be readily removed from a Site without

                                      A1-25
causing material damage to or materially impairing the value or utility of such Site.

         "Notes" mean the notes issued by the Borrower under the Loan Agreement and denominated as such, substantially in the form of Exhibit A to the Loan Agreement, and any and all Notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "Obligations" has the meaning set forth in Section 11 of the Lease Supplements

         "OCC" means the Office of the Comptroller of the Currency or any successor thereto.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller, Cashier, Assistant Cashier or the Secretary or any Assistant Secretary of such Person, or by any Vice President who is also Controller, Treasurer or Cashier signing alone.

         "Operative Documents" means the following documents:

         (1)  the Participation Agreement,
         (2)  the Lease,
         (3)  the Lease Supplements,
         (4)  the Construction Agency Agreement,

         (5)  the Construction Agency Agreement Supplements,
         (6)  the Assignment of Construction Documents,
         (7)  the Assignment of Construction Agency Agreement,
         (8)  the Purchase Agreement Assignments,

         (9)  the Ground Leases,
         (10) the Guaranties,
         (11) the Loan Agreement,
         (12) the Notes,
         (13) the Mortgages,
         (14) the Environmental Indemnity,

         (15) the NHCA Environmental Indemnity,
         (16) the Pledge Agreement,
         (17) the Collateral Agency Agreement,
         (18) the Assignment of Licenses,
         (19) the Assignment of Lease,
         (20) the Deeds, and
         (21) the Bills of Sale.

                                      A1-26

         "Original Guaranties" has the meaning set forth in the recitals to the Participation Agreement.

         "Original Lease" has the meaning set forth in Article I of the Lease.

         "Overall Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Laws and Regulations and (b) an interest rate per annum equal to, (i) in the case of the LIBO Rate Loans, (A) until the end of the applicable Interest Period at a rate per annum 2.00% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (iii); (ii) in the case of the Equity Amount, until the end of the applicable Interest Period at a rate per annum 2.00% above the Yield; and (iii) in the case of any other amount due from Lessee hereunder or under any of the Operative Documents, 2.00% above the then-current Prime Rate.

         "Participants" mean Lessor and the Lenders, collectively.

         "Participation Agreement" means the Amended and Restated Participation Agreement, dated as of October 7, 1996, among Lessee, Lessor, the Lenders and Agent, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Payment Dates" mean the 24th day of any January, April, July and October in each year, commencing October 24, 1996, and shall include, in any event, the expiration date of the Basic Term (unless the Renewal Term shall be applicable), the expiration date of the Renewal Term, if applicable, and the Lease Termination Date; provided, however, that in the event that any Payment Date shall occur on a date which is not a Business Day, such Payment Date shall be the next following Business Day (unless such next following Business Day is the first Business Day of another calendar month, in which case such Payment Date shall be the immediately preceding Business Day).

         "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                                      A1-27

         "Pension-Related Event" shall mean any of the following events or conditions:

         (a) Any action is taken by any Person (i) to terminate, or would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

         (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

         (c) Any Reportable Event occurs with respect to a Plan;

         (d) Any action occurs or is taken which could result in Lessee, Genesis or any Subsidiary thereof or any Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or Lessee, Genesis or any Subsidiary thereof or any other Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

         (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or Lessee, Genesis or any Subsidiary thereof or any other Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

         "Permits" has the meaning set forth in Section 4.1(l) of the Participation Agreement.

         "Permitted Contest" means actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to any Site or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition

                                      A1-28
of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or
(c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Operative Documents or the right, title or interest of Agent or Lessor in or to any of the Sites or the right of Lessor, Agent or any Lender to receive payment of the principal of or interest on any Note, Equity Amount of or Yield on the Equity Amount, Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of any Site or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest (with the determination of the adequacy of reserves taking into account the availability of insurance from reputable insurers).

         "Permitted Exceptions" mean the exceptions set forth in the Title Policies.

         "Permitted Investments" means (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of a of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Ratings Group; (iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Group; and (iv) repurchase agreements maturing within one year with any financial institution having combined capital and surplus of not less than $500,000,000 with any of the obligations described in clauses (i) through (iii) as collateral so long as title to the underlying obligations pass to Lessor and such underlying securities shall be segregated in a custodial or trust account for the benefit of Lessor.

                                      A1-29

         "Permitted Liens" shall have the meaning set forth in the Credit Agreement, but shall include (i) Lessor Liens and (ii) Permitted Exceptions.

         "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Authority.

         "Plan" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which Lessee, Genesis or any Subsidiary thereof or any other Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of Lessee, Genesis or any Subsidiary thereof or any other Controlled Group Member.

         "Plans and Specifications" means, with respect to a Site, the plans and specifications for the Facility to be constructed on such Site, as amended or supplemented from time to time.

         "Pledge Agreement" means the Second Amended and Restated Collateral Agency Agreement dated as of October 7, 1996, in the form of Exhibit I-1 to the Participation Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Postretirement Benefits" has the same meaning specified in the Credit Agreement.

         "Present Value Amount" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "Prime Rate" means the interest rate per annum announced from time to time by Mellon as its prime rate. The prime rate may be greater or less than other interest rates charged by Mellon to other borrowers and is not solely based or dependent upon the interest rate which Mellon may charge any particular borrower or class of borrower. If the aforesaid rate changes from time to time after the Document Closing Date, the Prime Rate shall be automatically increased or decreased, as the case may be, without notice to Lessee, Lessor or any Lender, as of the effective time of each change.

                                      A1-30

         "Proceeds" has the meaning specified in Section 6.4 of the Lease.

         "Prohibited Transaction" means a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

         "Punchlist Amount" has the meaning specified in Section 3.5(a) of the Participation Agreement.

         "Purchase Agreement" means, for any Site, a purchase agreement between the seller of such Site and Lessee, in form and substance acceptable to Agent and counsel to the Participants.

         "Purchase Agreement Assignment" means, for any Site, the assignment of the Purchase Agreement from Lessee to Lessor, substantially in the form of Exhibit L to the Participation Agreement or in form otherwise reasonably acceptable to Lessor and Agent, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Purchase Option" has the meaning specified in Section 6.2 of the Lease.

         "Purchase Option Exercise Amount" means, as of any date of determination, the sum of (a) the Lease Balance as of the date of purchase, plus
(b) all accrued but unpaid Rent, plus (c) all other sums then due and payable under the Operative Documents by Lessee and any of its Affiliates.

         "Redeployment Rate" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "Redeployment Period" has the meaning set forth in Section 2.12 of the Loan Agreement.

         "Regulated Activity" means the use, Release, generation, treatment, storage, recycling, transportation or disposal of Hazardous Material to the extent such activities are regulated by any Authority.

         "Regulations" mean the income tax regulations promulgated from time to time under and pursuant to the Code.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the
                                      A1-31
environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Renewal Request" has the meaning set forth in Section 2.10 of the Participation Agreement.

         "Renewal Term" has the meaning set forth in Section 2.4 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Installment Period" means (i) with respect to any Lease Supplement, the period commencing on (and including) the date of such Lease Supplement and ending on (but excluding) the next succeeding Payment Date, and thereafter, successive periods commencing on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date, and (ii) with respect to the Lease, the period commencing on (and including) the date of the initial Lease Supplement and ending on (but excluding) the next succeeding Payment Date, and thereafter, successive periods commencing on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date.

         "Replacement Participant" has the meaning specified in Section 2.10 of the Participation Agreement.

         "Reportable Event" has the same meaning specified in the Credit Agreement.

         "Required Lenders" mean, as of the date of the determination, Lenders having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Loans then outstanding) equal to 51% or more of all such investments (including, under all circumstances, Agent).

         "Required Participants" mean, as of the date of the determination, Participants having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Loans then outstanding and the outstanding Equity Amount) equal to 51% or more of all such investments (including, under all circumstances, Agent).

         "Responsible Officer" of a Person means the President, the Chief Executive Officer, any Vice President, the Controller, the Treasurer or the Chief Financial Officer of such Person.

                                      A1-32

         "Restricted Subsidiaries" has the same meaning specified in the Credit Agreement.

         "Sale Option" has the meaning specified in Section 6.3 of the Lease.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933.

         "Securities Exchange Act" means the Securities Exchange Act of 1934.

         "Sellers" mean the sellers of the Sites to Lessor, identified on
Schedule III to the Participation Agreement.

         "Senior Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of Lessee.

         "Shortfall Amount" has the meaning set forth in Section 6.4(c) of the Lease.

         "Site" has the meaning set forth in the Recitals to the Participation Agreement, and shall include, without limitation, all of the right, title and interest of the seller of the Site (or upon the acquisition of title to the Site by Lessor, all right, title and interest of Lessor) in and to the following:

                  (A) the real property described in Schedule III attached to the Participation Agreement (the "Land"); all buildings, structures and other improvements now or in the future located on the Land (the "Improvements"; the Improvements and the Land are sometimes collectively referred to herein as the "Property");

                  (B) all the estate, right, title, claim or demand whatsoever of such Person, in possession or expectancy, in and to the Property or any part thereof;

                  (C) all right, title and interest of such Person in and to all of the fixtures, furnishings and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case,

                                      A1-33
         attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");

                  (D) all right, title and interest of such Person in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, refrigerators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers (excluding software), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                  (E) all right, title and interest of such Person in and to all substitutes and replacements of, and all additions and improvements to, the Improvements and the Fixtures and Equipment, subsequently acquired by such Person or constructed, assembled or placed by such Person on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by such Person;

                                      A1-34

                  (F) all right, title and interest of such Person in, to and under all books and records relating to or used in connection with the operation of the Property or the Fixtures or any part thereof; and all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                  (G) all right, title and interest of such Person in and to all insurance policies (including title insurance policies) required to be maintained by Lessee pursuant to Article XI of the Lease, including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein; and

                  (H) all right, title and interest of such Person in and to (to the extent assignable) (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all plans and specifications relating to the Property.

         "Site Acquisition Date" has the meaning specified in Section 3.2 of the Participation Agreement.

         "Standard Notice" means a notice of the Lessee for the conversion to or renewal of any portion of the Loans or the Equity Amount to LIBO Rate Loans or to Equity Amount which bears Yield based upon the LIBO Rate or for the making of any Advance which shall bear interest or Yield based upon the LIBO Rate or for the selection of an Interest Period for LIBO Rate Loans or for Equity Amount which bears Yield based upon the LIBO Rate.

         "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of May 3, 1996 among Stock Sellers and Genesis, as amended.

         "Stock Sellers" means those Persons described on Schedule IV attached hereto.

         "Structuring/Underwriting Fee" has the meaning specified in Section 2.6 of the Participation Agreement.

                                      A1-35

         "Sublease" has the meaning specified in Section 12.1 of the Lease.

         "Subsidiary" has the meaning specified in the Credit Agreement.

         "Subtenant" has the meaning set forth in Section 12.1(a) of the Lease.

         "Supplemental Lease Balance" means the product of the Allocated Share of the Lease Supplement in question and the Lease Balance.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated or designated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Lessor, Agent, the Lenders or any other Person, including amounts under Section 9.1 of the Lease, Additional Costs and indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "Surviving Company" has the meaning set forth in Section 5.2 of the Participation Agreement.

         "Taxes" and "Tax" mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), financial institutions, franchise, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

         "Title Insurance Company" means Chicago Title Insurance Company and its successors and assigns, or such other title insurance company as shall be acceptable to Agent.

         "Title Policies" have the meaning specified in Section 3.2(d) of the Participation Agreement.

         "Total Costs" means the sum of the Lessor's Costs plus Transaction Costs funded by Lessor; provided, however, that Transaction Costs shall not exceed $2,000,000 in the aggregate.

         "Total Funded Debt/Cash Flow Ratio" has the meaning specified in the Credit Agreement.

                                      A1-36

         "Transaction Costs" shall mean all transaction costs and expenses incurred by Mellon as Agent for the Lessor and the Lenders, Lessee and Lessor in connection with the preparation, negotiation, execution, delivery, performance and administration of the Operative Documents and Agent's syndication of the Notes pursuant to Section 6.7, in each case including without limitation (a) the reasonable legal fees and expenses of special counsel to Mellon, as Agent for Lessor and the Lenders (including, without limitation, reasonable fees and expenses of counsel to Mellon, as Agent, in connection with the transfer by Lessor of its interest in the Sites or the transfer by any of the Lenders of any Notes from time to time), special Credit Agreement counsel to Mellon and special counsel to Lessee, (b) reasonable legal fees and expenses of local counsel to the Lessee, (c) the reasonable expenses of Lessor (including, without limitation, residual value insurance premiums if any), (d) all appraisal fees and expenses, including the cost of an appraisal obtained by Lessor with respect to the Facilities upon a Lease Default or Lease Event of Default, (e) all costs and expenses of the preparation of the Environmental Audits, (f) the Structuring/Underwriting Fee, and (g) all recording, filing fees and expenses, including fees and expenses of the Title Insurance Company. Certain Transaction Costs (not to exceed $2,000,000 in the aggregate) incurred in connection with the closing of this lease arrangement will be paid by Lessor pursuant to Section
9.9 of the Participation Agreement.

         "Treasury Rate" has the meaning specified in the Credit Agreement.

         "Turnover Date" has the meaning set forth in Section 12.1(b) of the Lease.

         "UCC" means the Uniform Commercial Code of New York or any other applicable jurisdiction.

         "Undeveloped Site" has the meaning set forth in the Recitals to the Participation Agreement.

         "Unrestricted Entities" has the same meaning specified in the Credit Agreement.

         "Yield" means during the Basic Term, (a) the applicable interest rate payable from time to time pursuant to the Loan Agreement plus 300 basis points; provided, that the Yield Rate for the Equity Amount for the Renewal Term, if any, shall be determined by the mutual agreement of Lessor and Lessee; and provided, further, that during any Holdover Period, the Applicable Margin

                                      A1-37

(and thus, the Yield) shall be increased by 50 basis points. During any period that the applicable interest rate payable with respect to the portion of any Advance allocable to the Notes pursuant to the Loan Agreement is determined by reference to a LIBO Rate, Yield on the portion of such Advance constituting a portion of the Equity Amount shall be calculated on the basis of actual number of days elapsed in a 360-day year. During any period that the applicable interest rate payable with respect to the portion of any Advance allocable to the Notes pursuant to the Loan Agreement is determined by reference to the Prime Rate, Yield on the portion of such Advance constituting a portion of the Equity Amount shall be calculated on the basis of actual number of days elapsed in a 365 or 366-day year, as applicable.

                                      A1-38

                                   APPENDIX 2

                                       to
                             Participation Agreement

                  CONDITIONS PRECEDENT TO DOCUMENT CLOSING DATE

                  (a) Authorization, Execution and Delivery of Documents; No Default. The Operative Documents shall have been duly authorized, executed and delivered by each of the other parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to the Agent and an executed counterpart of each thereof shall have been delivered to the Agent. Each Lender shall have received an original, duly executed Note registered in such Lender's name. Each of the Participation Agreement, the Lease, the Guaranty, the Loan Agreement, the Notes, the Assignment of Lease and the other Operative Documents shall be in full force and effect as to all other parties and no Lease Default or Lease Event of Default shall have occurred or be continuing.

                  (b) Litigation. No action or proceeding shall have been instituted or threatened nor shall any governmental action be instituted or threatened before any Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of the Agent, to have a Material Adverse Effect.

                  (c) Legality, etc. In the opinion of such Lender or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Laws and Regulations and no change shall have occurred or been proposed in Applicable Laws and Regulations that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of such Lender.

                  (d) Governmental Approvals. All necessary (or, in the reasonable opinion of Lessor, Agent or either of their respective counsel, advisable) Governmental Actions, in each case required by any Applicable Laws

                                      A2-1
and Regulations, shall have been obtained or made and be in full force and effect.

                  (e) Requirements of Law. In the reasonable opinion of Lessor, Agent and their respective counsel, the transactions contemplated by the Operative Documents do not and will not violate in any Applicable Laws and Regulations and do not and will not subject Lessor, Agent or any Lender to any adverse regulatory prohibitions or constraints.

                  (f) Opinions; Local Counsel Questionnaires. The following opinions, each dated the Document Closing Date (or, in the case of clauses (iii) and (iv) below, in the discretion of Agent, on the applicable Site Acquisition
Date), substantially in the form set forth in the Exhibit noted below, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been addressed to each of Lessor, Agent and the Lenders, and delivered to Lessor and Agent:

                      (i) the opinion of Ira Gubernick, Esq., in-house counsel for Lessee (Exhibit E-1).

                      (ii) the opinion of Blank Rome Comisky & McCauley, special counsel for Lessee (Exhibit E-2);

                      (iii) the opinion of Holland & Knight ("Special Florida Counsel"), special Florida counsel for Genesis (Exhibit E-3);

                      (iv) the opinion of Ober, Kaler, Grimes & Shriver ("Special Virginia Counsel"), special Virginia counsel for Genesis (Exhibit E-3); and

                      (v) the opinion of Blank, Rome, Comisky & McCauley, special counsel for Genesis (Exhibit E-4).

In addition, not less than five (5) days prior to the Document Closing Date, local counsel questionnaires (responding to the matters set forth in Exhibit E-5 and such other matters as Agent shall request) for Florida and Virginia, prepared by Special Florida Counsel and Special Virginia Counsel, respectively, and addressed to Lessor, Agent and the Lenders, shall have been delivered to Agent and shall be in form and substance acceptable to Agent.

                                      A2-2

                      (g) Corporate Status and Proceedings. On or prior to the Document Closing Date, each of the Lenders, Lessor and Agent shall have received:

                  (i) certificates of existence and good standing with respect to Lessee from (A) the Secretaries of State of the State of its incorporation and (B) the Secretary of State of the State of its principal place of business, each dated no earlier than the 10th day prior to the Document Closing Date;

                  (ii) copies of Lessee's certificate of incorporation, certified by the Secretary of State of the State of its incorporation no earlier than the 10th day prior to the Document Closing Date; and

                  (ii) with respect to Lessee, an Officer's Certificate substantially in the form of Exhibit F, dated the Document Closing Date, with respect to such Person's governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

                  (h) Lessor Officer's Certificate. Each Lender and Agent shall have received (x) a certificate of the Secretary or Assistant Secretary of Lessor attaching and certifying as to (i) the corporate authority for the execution, delivery and performance by Lessor of each Operative Document to which it is or will be a party, (ii) its organizational documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of Lessor and (y) a good standing certificate from the appropriate Authority as to Lessor's good standing.

All documents and instruments required to be delivered on the Document Closing Date shall be delivered at the offices of Mayer, Brown & Platt in New York, New York, or at such other location as may be determined by the Lessor, Agent and Lessee.

                  (i) Filings and Recordings. All filings or recordings enumerated and described in Schedule 4.1B hereof, as well as all other filings and recordings necessary or advisable, including precautionary financing statements, in the opinion of Agent or counsel to Agent, to perfect the rights, titles and interests of Lessor, the Lenders, the Guarantors and Agent intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Land Interests and the Facilities and

                                      A2-3

                  (ii) a first mortgage lien on all Land Interests and Facilities included in the Collateral, subject in both cases, to Permitted Exceptions and the rights of Lessee under the Lease. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this Agreement shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Agent, or arrangements for such payment shall have been made to the satisfaction of Agent.

                  (j) Survey. Lessee shall have delivered, or shall have caused to be delivered, to Agent, with sufficient counterpart originals for Agent to distribute to Lessor and each Lender, and counsel to the Lenders an ALTA survey of each Site to be acquired on or prior to the Document Closing Date in a form satisfactory to the Title Insurance Company and showing no state of facts unsatisfactory to Agent and counsel to the Lenders, which survey shall be certified to Lessor and Agent.

                  (k) Title Insurance. Lessor shall have received from the Title Insurance Company its ALTA 1992 owner's policy of title insurance, acceptable in form and substance to Agent and counsel to the Lenders (the "Lessor's Policy") (or a final hand-marked original thereof signed by the Title Insurance Company) containing all of the provisions to be included in such policy by the Title Insurance Company, in which case Lessor shall receive a clean, final original of such policy within thirty (30) days), insuring that Lessor has good and marketable title to each Site being purchased by Lessor on or prior to the Document Closing Date, subject to the Lease and such other exceptions to title as are reasonably acceptable to Agent and counsel for the Lenders, together with complete, legible copies of all encumbrances, maps and surveys of record. Agent, for the benefit of the Lenders shall have received from the Title Insurance Company its ALTA 1992 form of loan policy of title insurance (the "Loan Policy"; together with the Lessor's Policy, the "Title Policies"), reasonably acceptable in form and substance to Agent and counsel for the Lenders, insuring the creation under the Mortgage in favor of Agent and the Lease in favor of Lessor of a valid first priority mortgage lien against the Land Interest, subject to such exceptions to title as are reasonably acceptable to Agent and counsel for the Lenders, together with to the extent available complete, legible copies of all encumbrances, maps and surveys of record. Each of the Title Policies shall be dated as of the applicable Site Acquisition Date, shall be in an amount equal to the Fair Market Sales Value of such Site as of such date and, to the extent permitted under Applicable Laws and Regulations and to the extent applicable to each type of policy, and to the extent available within the applicable

                                      A2-4
jurisdiction at reasonable prices, shall (x) contain affirmative endorsements as to mechanics' liens, usury, doing business, zoning (with express parking coverage), easements and rights-of-way, comprehensive coverage, encroachments, rights of access and survey matters, (y) delete the creditors' rights exclusion and the general exceptions to coverage, and (z) contain such other endorsements as reasonably requested by Agent.

                  (l) Environmental Audit. Prior to the Document Closing Date, Agent shall have received an Environmental Audit for each Site to be acquired on or prior to the Document Closing Date, which shall be in form and substance acceptable to Agent in its sole and absolute discretion.

                  (m) Zoning. In the event that, with respect to a Site to be acquired on or prior to the Document Closing Date, an ALTA 3.1 Zoning Endorsement (with express parking coverage) was not obtained in connection with the Title Policies for such Site, Agent on behalf of the Lenders shall receive a copy of the applicable zoning ordinance, special use permit or other Governmental Action covering such Site, and such evidence as Agent may require (including without limitation the written certification of Lessee's certified professional engineer or registered architect or any other person satisfactory to Agent) that the zoning of such Site is satisfactory and compatible with the Facility located thereon.

                  (n) Deed and Bill of Sale; Ground Lease. As to any Site to be acquired on or prior to the Document Closing Date, Agent shall have received (i) a Deed conveying to Lessor such Site, if any, or other improvements, if any, located on such Site, and (ii) a Bill of Sale conveying any portion of any such Facility or improvements which do not or may not constitute real estate under Applicable Law (provided that no Bill of Sale shall be required if the form of Deed used purports to convey title to the items which would otherwise be conveyed in the Bill of Sale and if such Deed is in fact sufficient under applicable law to convey title to such items); provided, however, that for any Non-Acquired Land Interest, the Deed described in clause (i) shall convey only the related Facility and, in addition, Agent shall have received a Ground Lease of the Non-Acquired Land Interest from Lessee or one of its affiliates (whichever shall acquire such Land Interest), as ground lessor, to Lessor, as ground lessee.

                  (o) Lease Supplement. Agent shall have received original counterparts of the Lease Supplement executed by Lessee and Lessor with respect to each Site or Group to be acquired on or prior to the Document Closing Date;

                                      A2-5
provided that only Agent shall receive and retain the one original thereof marked as the sole original counterpart for UCC purposes.

                  (p) Mortgage. Agent shall have received a Mortgage duly executed by Lessor with respect to each Site to be acquired on or prior to the Document Closing Date.

                  (q)Assignment of Lease; Consent of Lessee. Agent shall have received an Assignment of Lease duly executed by Lessor, with the consent thereto duly executed by Lessee, with respect to the Lease.

                  (r) Filings and Recordations. Agent shall have received evidence reasonably satisfactory to it that each of the Deeds, the Florida Lease Supplement, the Mortgages and the Assignment of Lease delivered shall have been or are being recorded with the appropriate Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements with respect to the Facilities acquired shall have been or are being filed with the appropriate Authorities.

                  (s) Insurance. Insurance complying with the provisions of
Article XI of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Lessor in form and substance reasonably satisfactory to Agent.

                  (t) Appraisal. Not less than ten (10) Business Days prior to the Document Closing Date, Agent shall have received and will deliver to Lessor and each Lender an appraisal (the "Appraisal") which will establish (by the use of appraisal methods satisfactory to the Lenders) that, as of the date such Site becomes subject to the Lease, such Site will have a Fair Market Sales Value of not less than the amount allocated to such Site on Schedule III. The Appraisal will also establish the Fair Market Sales Value of such Site as of the end of the Base Term and the Renewal Term. The Appraisal will be prepared in accordance with the Financial Institutions Reform Recovery and Enforcement Act of 1989 and will be performed by an independent appraisal company chosen by Agent.

                  (u) FIRPTA Affidavit. Lessee shall have caused the seller of the Land Interest to be acquired on the Document Closing Date to deliver to Agent either (i) a FIRPTA Affidavit in customary form or (ii) if such seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the sales price to be paid to such seller has been withheld, if so

                                      A2-6
required, in accordance with the provisions of the Code and the Regulations.

                  (v) No Event of Loss. No Event of Loss shall have occurred in respect of any Site to be acquired on or prior to the Document Closing Date. No action shall be pending or threatened by an Authority to initiate a Condemnation or an Event of Taking in respect of any Site to be acquired on or prior to such date.

                  (w) Appraised Value Limitation; 25% Test. The appraised value of the Land Interest of any Site or Group to be acquired on or prior to the Document Closing Date shall not exceed twenty-five percent (25%) of the forecasted Fair Market Sales Value of such Site or Group (on an "as-built" basis).

                  (x) Good Standing. Lessee shall have delivered to Agent a certificate issued by the office of the secretary of state of the jurisdiction in which any Land Interest to be acquired or is located indicating that Lessee is a foreign corporation in good standing under the laws of such jurisdiction.

                  (y) Stock Purchase Agreement; Assignment. Lessee shall have caused Genesis to execute and deliver to Agent a certified copy of the Stock Purchase Agreement, together with the Assignment of Rights under Stock Purchase Agreement.

                  (z) Credit Agreement. Lessee shall have caused Genesis to execute and deliver to Agent a certified copy of the Credit Agreement.

                  (aa) Number of Counterparts. Whenever Agent is to have received any document, agreement or opinion pursuant to the Participation Agreement, such condition shall require that Agent has received sufficient counterpart originals for Agent to distribute to Lessor and each Lender unless otherwise specifically approved by Agent.

                                      A2-7

                                Investor's Letter

                      EXHIBIT G TO PARTICIPATION AGREEMENT

                            FORM OF INVESTOR'S LETTER

                                     [Date]

Mellon Financial Services
  Corporation #4

One Mellon Bank Center
Rm 151-4444
Pittsburgh, PA 15258-0001
Attention:  Leasing Group

Mellon Bank, N.A.
Plymouth Meeting Executive Campus
610 West Germantown Pike
Suite 200
Plymouth Meeting, PA 19462
Attention:  Carol Paige

Genesis Eldercare Properties, Inc.
148 West State Street
Kennett Square, PA 19348
Attention:  George V. Hager, Jr.

Ladies and Gentlemen:

         Capitalized terms used in this letter and not otherwise defined herein, unless the context otherwise requires, shall have the meanings assigned thereto in Appendix 1 to that certain Amended and Restated Participation Agreement (the "Participation Agreement"), dated as of October 7, 1996, among Genesis Eldercare Properties, Inc., as Lessee; Mellon Financial Services Corporation #4, as Lessor; the Persons named on Schedule I thereto (together with their respective permitted successors, assigns and transferees), as Lenders; and Mellon Bank, N.A., a national banking association, not in its individual capacity except as expressly stated therein, but solely as Agent for Lessor and Lenders.

         The undersigned has agreed to purchase: [check applicable box]

|_|      (1)      the Note numbered Note No. __, dated as of ________,

                  199_ and in an original principal amount of

                  __________________ Dollars ($__________) from

                  -------------,

|_|      (2)      a portion, in the amount of $___________,  of the Note
                  numbered Note No. __, dated as of ________, 199_ and in an original principal amount of __________________

                  Dollars ($__________) from _____________ (the "Current
                  Holder"), or

|_|      (3)      loan participation, in the amount of $___________,  of
                  the Note numbered Note No. __, dated as of ________,

                  199_ and in an original principal amount of

                  __________________ Dollars ($__________) from

                  -------------,

and desires that Lessee and Agent consent to the purchase by the undersigned of the afore-described interest and:

         in the case of clause (1) above, Lessor, as borrower, shall execute and deliver to the undersigned a new Note in the current principal amount of Note No. __ in the name of the undersigned, or in the case of clause (2) above, Lessor, as borrower, shall execute and deliver (i) to the undersigned a new Note in the principal amount of $____________ in the name of the undersigned, and (ii) to the Current Holder a new Note in the principal amount of the excess of the current principal amount of Note No. __ over the amount specified in the immediately preceding clause(i).

         The undersigned hereby represents and warrants as of the date hereof to the addressees hereof as follows:

         (a) The transfer of the Note, or the portion thereof or loan participation therein being purchased by the undersigned (the Note or such portion or loan participation, as applicable, is called the "Note Interest"), to the undersigned is not to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA);

         (b) The Note Interest is being acquired by the undersigned for investment and not with a view to the resale or distribution of such interest or any part thereof, but without prejudice, however, to the right of the undersigned at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act, it being understood that the disposition by the undersigned of the Note Interest to be purchased by the undersigned shall, at all times, remain entirely within its control;

         (c) Neither the undersigned nor any Person authorized to act on its behalf has directly or indirectly offered to sell the Note Interest or the related Note or any security similar thereto, to, or otherwise approved or negotiated with respect thereto with, anyone other than the Lenders, and neither it nor any Person authorized to act on its behalf will so offer or sell in violation of Section 5 of the Securities Act of 1933, as amended, or securities or blue sky law of any applicable jurisdiction;

         (d) The representations and warranties set forth in Section 4.2 of the Participation Agreement are accurate with respect to the undersigned (other than as such representations and warranties relate to the execution and delivery of Operative Documents);

         (e) The undersigned agrees to be bound by the provisions of Section 6.3 of the Participation Agreement in connection with its acquisition of the Note Interest and any subsequent transfer thereof; and

         (f) In the case of a purchase as described in clause (1) or clause (2) above, such purchase is being made pursuant to the Assignment and Assumption in the form of Exhibit G-1 attached hereto (which is in the form of Exhibit O to the Participation Agreement). In the case of a purchase of a loan participation as described in clause (3) above, such purchase is being made pursuant to the Loan Participation Agreement in the form attached hereto [attach form of Loan Participation Agreement].

         The undersigned acknowledges that by execution of this letter it shall be bound by all obligations (whether or not accrued) under and, in the case of a transfer of the Note or a portion thereof as described in clause (1) or (2) above, shall have become a party to, all Operative Documents to which its transferor was a party.

         The undersigned understands that neither the Note or the Note Interest has been or will be registered or qualified under the Securities Act of 1933, as amended, or any securities or "blue sky" laws of any jurisdiction and that neither Agent nor Lessee nor any Participant has an obligation to effect such registration or otherwise assist in the disposition of the Note or Note Interest.

                                                     Very truly yours,

                                                     ---------------------------




                                                     By:________________________
                                                     Name Printed:______________
                                                     Title:_____________________

Consent to the acquisition of the aforementioned Note Interest by:

GENESIS ELDERCARE PROPERTIES, INC.,

as Lessee

By:_______________________________
Name:_____________________________
Title:____________________________

MELLON BANK, N.A., not in its individual capacity, but solely as Agent

By:_______________________________
Name:_____________________________
Title:____________________________

                                 EXHIBIT G-1 TO
                                INVESTOR'S LETTER

                                           Assignment of Lease and Agreement and
                                                           Lease Supplements and
                                                Memoranda of Lease and Agreement

                      EXHIBIT H TO PARTICIPATION AGREEMENT

                  FORM OF ASSIGNMENT OF LEASE AND AGREEMENT AND
             LEASE SUPPLEMENTS AND MEMORANDA OF LEASE AND AGREEMENT

This instrument was prepared by
and upon recordation should be
returned to:

Robert E. Gordon, Esq.
Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603

                      ASSIGNMENT OF LEASE AND AGREEMENT AND
                    LEASE SUPPLEMENTS AND MEMORANDA OF LEASE

                                  AND AGREEMENT

                          Dated as of __________, 1996

                                     between

                            MELLON FINANCIAL SERVICES

                                 CORPORATION #4,

                                    as Lessor

                                       and

                               MELLON BANK, N.A.,

                              as Agent and Assignee

                                TABLE OF CONTENTS

Section 1.  COLLATERAL ASSIGNMENT OF LEASE..........................H-1

Section 2.  ASSIGNMENT AS COLLATERAL SECURITY.......................H-3

Section 3.  PAYMENTS UNDER THE LEASE................................H-4

Section 4.  POWER OF ATTORNEY IN RESPECT OF THE LEASE...............H-4

Section 5.  ASSIGNEE DESIGNATED RECIPIENT...........................H-5

Section 6.  ALLOCATION PURSUANT TO .................................H-5

Section 7.  IRREVOCABILITY; SUPPLEMENTAL INSTRUMENTS................H-5

Section 8.  AMENDMENTS OR TERMINATION OF THE LEASE..................H-5

Section 9.  LESSEE'S CONSENT AND AGREEMENT..........................H-5

Section 10. REMEDIES CUMULATIVE.....................................H-6

Section 11. MISCELLANEOUS...........................................H-6

ATTACHMENTS TO                              ASSIGNMENT OF LEASE:

Exhibit A      -                            Legal Description

Consent and Agreement of Lessee

         THIS ASSIGNMENT OF LEASE AND AGREEMENT AND LEASE SUPPLEMENT AND MEMORANDUM OF LEASE AND AGREEMENT dated as of July 24, 1996 (herein, as the same may be amended or supplemented from time to time, called this "Assignment Agreement"), is between MELLON FINANCIAL SERVICES CORPORATION #4, a Pennsylvania corporation, as Lessor ("Lessor") and MELLON BANK, N.A., as Agent and assignee (the "Assignee").

         Capitalized terms not otherwise defined in this Assignment Agreement shall have the respective meanings assigned thereto in the Appendix 1 to that certain Participation Agreement, dated as of July 24, 1996 (the "Participation Agreement"), by and among Genesis Eldercare Properties, Inc. ("Lessee"), a Pennsylvania corporation, Lessor, Assignee and the Lenders set forth therein (the "Lenders").

                                    RECITALS:

         WHEREAS, the Sites legally described on Exhibit A attached hereto, have been leased by Lessor to Lessee pursuant to a Lease and Agreement, dated as of July 24, 1996, together with, for each Site, a Lease Supplement and Memorandum of Lease and Agreement (herein, said Lease and Agreement, together with all Lease Supplements and Memoranda of Lease and Agreement, as the same may be amended or supplemented from time to time as permitted thereby and by the Operative Documents, are collectively called the "Lease");

         WHEREAS, Lessor has entered into the Participation Agreement with Assignee, Lessee and the Lenders party thereto providing, among other things, for the commitment of the Lenders to assist in financing Lessor's acquisition of the Sites by making Loans to be evidenced by the respective Notes. Such Loans as evidenced by the Notes (i) mature on July 24, 2001 and (ii) bear interest on the unpaid principal amount thereof from time to time outstanding at the interest rate per annum determined as provided in and payable as specified in the Loan Agreement; and

         WHEREAS, Lessor is entering into this Assignment Agreement in order to induce the Lenders to make Loans to Lessor and as additional security for the purchase of the Notes.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor hereby agrees for the benefit of Assignee as follows:

         Section 1. COLLATERAL ASSIGNMENT OF LEASE. Lessor, in consideration of the premises and for other good and valuable consideration, the receipt whereof is hereby acknowledged, and as security for the payment of the principal of, and all interest and all other sums payable on, the Notes and all other sums payable by Lessor to Assignee under the Loan Agreement or under any of the other Operative Documents and the performance and observance by Lessor for the benefit of Assignee or the Lenders of the provisions of each thereof, whether contained therein or incorporated therein by reference, has assigned, transferred, conveyed and set over, and by these presents does assign, transfer, convey and set over, to Assignee, for the benefit of Assignee and the Lenders, all of Lessor's interest in, to and under the Lease and all of Lessor's estate, right, title, interest, claim and demand as Lessor under the Lease, and all existing or future amendments, supplements or modifications of the Lease;

         TOGETHER WITH all rights, powers, privileges, options and other benefits of Lessor under the Lease, including, without limitation (a) the right to receive and collect all Rent, income, revenues, issues, profits, Loss Proceeds, bankruptcy claims, liquidated damages, purchase price proceeds (pursuant to Article VI of the Lease, or otherwise), the Applicable Percentage Amount, and other payments, tenders and security payable to or receivable by Lessor under the Lease, to be applied in accordance with Section 3.3 of the Loan Agreement; (b) the right, subject to the provisions of Section 9.5 of the Participation Agreement and not to the exclusion of Lessor, to give and withhold all waivers, consents, modifications, amendments and agreements under or with respect to the Lease; (c) the right, not to the exclusion of Lessor, to give and receive copies of all notices and other instruments or communications under or pursuant to the Lease; (d) the right to take such action upon the occurrence and during the continuance of a Lease Event of Default as shall be permitted by the Lease or by Applicable Laws and Regulations; and (e) the right to do any and all other things whatsoever which Lessor or any lessor under the Lease, as the case may be, is or may be entitled to do thereunder;

         TOGETHER WITH the right and power to execute and deliver as agent and attorney-in-fact of Lessor under the Lease an appropriate deed, bill of sale or other instruments of transfer necessary or appropriate for the conveyance and transfer to Lessee of Lessor's interest in the Sites pursuant to Article VI of the Lease, and all interests of Lessor therein and to perform in the name and for and on behalf of Lessor, as such agent and attorney-in-fact, any and all other necessary or appropriate acts with respect to any such purchase, conveyance and transfer;

         TOGETHER WITH the right, not to the exclusion of Lessor, to inspect the Sites and all records relating thereto and to enforce performance or observance by the Lessee of any of such rights by the exercise of the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants and terms or to recover damages for the breach thereof;

         EXCLUDING FROM all of the foregoing the Excluded Amounts.

         TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns forever.

         Section 2. ASSIGNMENT AS COLLATERAL SECURITY. The assignment made hereby is executed as collateral security, and the execution and delivery hereof shall not in any way impair or diminish any obligations of Lessor as lessor under the Lease or of Lessor, Assignee, the Guarantor or any Lender under any of the other Operative Documents, nor impair, affect or modify any of the terms and conditions of the Notes or the Loan Agreement or any of the other Operative Documents securing the Notes, nor shall any of the obligations of Lessor or of any other Person under any of the Operative Documents (other than the express obligations of Assignee) be imposed upon Assignee, including, but not limited to, collecting Rent or enforcing performance by Lessee or the Guarantor.

         Without limiting the generality of the foregoing, Assignee shall not be obligated to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any obligation, duty or liability of Lessor under the Lease, or of Lessor under any of the other Operative Documents, or under or by reason of this Assignment Agreement and the Lessor does hereby waive any and all liability, loss or damage which may or might be asserted against Assignee by reason of any alleged obligations or undertakings on its or their part to perform or discharge any of the terms, covenants or agreements contained in the Lease to be performed or discharged by Lessor thereunder, provided, however, if Assignee does undertake any such action pursuant to the terms, conditions and restrictions contained in this Assignment Agreement and the other Operative Documents, Lessor shall retain any rights it may have with respect thereto under the Operative Documents or by law or in equity, and Assignee shall be liable for its gross negligence or willful misconduct. It is further understood and agreed that this Assignment Agreement shall not operate to (i) place responsibility for the control, care, management or repair of the Sites upon Assignee, nor for the carrying out of any of the terms and conditions of the Lease or of any of the other Operative Documents (except to the extent expressly provided therein), in any such case binding upon or applicable to Lessor, or (ii) make
Assignee responsible or liable for any waste with respect to the Sites by Lessee or any Person other than by Assignee, or for any dangerous or defective condition of the Sites, or for any negligence of the management, upkeep, or repair or control of the Sites resulting in loss or injury or death to Lessee, any sublessee, sublessor, licensee, employee or stranger other than by Assignee.

         Section 3. PAYMENTS UNDER THE LEASE. Lessor hereby directs Lessee to pay to Assignee, as and when due pursuant to the Lease, the Applicable Percentage Amount, all Basic Rent, all Supplemental Rent and all payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds, and other sums paid or payable to Lessor pursuant to the Lease (but excluding any indemnity payments or reimbursements to Lessor from Lessee pursuant to the Lease or otherwise).

         Assignee may, at its option, although it shall not be obligated to do so, and without waiving or releasing any obligation or Loan Event of Default, at any time perform any Lease covenant required to be performed by Lessor for and on behalf of Lessor and may recover any money advanced for any such purpose from Lessor on demand, with interest at the Overdue Rate from the date of advancement; and (b) Assignee is authorized to endorse, in the name of Lessor, any item, howsoever received by it, representing any payment on or other proceeds (including Loss Proceeds) of the Lease (including, without limitation, all Basic Rent, Supplemental Rent, payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds and other sums paid or payable to Lessor pursuant to the Lease) and to endorse and deliver, in the name of Lessor, any instrument or other item of the Rent held by Assignee hereunder, in connection with the sale or collection of the Rent.

         Section 4. POWER OF ATTORNEY IN RESPECT OF THE LEASE. Lessor does hereby irrevocably constitute and appoint Assignee its true and lawful attorney with an interest and full power of substitution, for it and in its name, place and stead to do any or all of the following (a) ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for the Recourse Deficiency Amount, all Basic Rent, Supplemental Rent, payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds and other sums paid or payable to Lessor pursuant to the Lease and other sums which are assigned under Section 1 hereof, and (b) without limiting the provisions of the foregoing clause (a) hereof, during the continuance of any Lease Event of Default under the Lease, sue for, compound and give acquittance for, or settle, adjust or compromise any claim for any and all such Rent, purchase proceeds or or avails, income, Loss Proceeds and other sums which are assigned under Section 1 hereof as fully as Lessor could itself do, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Lessor or otherwise, which Assignee may deem necessary or appropriate to protect and preserve the right, title and interest of Assignee in and to such Rent and other sums and security intended to be afforded hereby.

         Section 5. ASSIGNEE DESIGNATED RECIPIENT. Lessor hereby directs Lessee to deliver or remit directly to Assignee at its address set forth in the Participation Agreement the Applicable Percentage Amount, all Basic Rent, all Supplemental Rent, payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds and other sums paid or payable to Lessor pursuant to the Lease by wire transfer of Federal or other funds current and immediately available to Assignee on the due date thereof.

         Section 6. ALLOCATION PURSUANT TO LOAN AGREEMENT. Notwithstanding anything contained herein to the contrary, the Applicable Percentage Amount, any and all Basic Rent, Supplemental Rent, payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds and other sums paid to or received or collected by or on behalf of Assignee shall be paid, allocated and distributed pursuant to the terms of, and in the order of priority provided for in, Section 3.3 of the Loan Agreement.

         Section 7. IRREVOCABILITY; SUPPLEMENTAL INSTRUMENTS. Lessor agrees that the collateral assignment made hereby and the designation and direction to Lessee hereinabove set forth are irrevocable, and that Lessor will not, while said collateral assignment is in effect or thereafter until Lessee has received from Assignee written notice of the termination of said collateral assignment, make any other assignment, designation or direction inconsistent therewith, and that any assignment, designation or direction inconsistent therewith shall be void. Lessor will from time to time, upon request of Assignee, execute all instruments of further assurance and all such supplemental instruments as Assignee may reasonably specify.

         Section 8. AMENDMENTS OR TERMINATION OF THE LEASE. Except as otherwise permitted under Section 9.5 of the Participation Agreement, Lessor agrees that it will not enter into any agreement amending, supplementing, hypothecating, waiving, discharging or terminating the Lease.

                  Section 9. LESSEE'S CONSENT AND AGREEMENT. The consent and agreement by Lessee to the provisions of this Assignment Agreement is attached hereto.

         Section 10. REMEDIES CUMULATIVE. Each right, power and remedy of Assignee provided for in this instrument or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Assignment Agreement or in any other Operative Document or now or hereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by Assignee of any one or more of such rights, powers or remedies shall not preclude the further exercise thereof or the simultaneous or later exercise by Assignee of any or all such other rights, powers or remedies. No failure or delay on the part of Assignee to exercise any such right, power or remedy (including, without limitation, the granting by Assignee of consent to any action by Lessor) shall operate as a waiver thereof. Lessor stipulates that the remedies at law in respect of any default or threatened default by Lessor in the performance of or compliance with any of the terms of this Assignment Agreement are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against the violation of any terms or otherwise.

         Section 11.  MISCELLANEOUS.

                  (a) All notices, requests, offers, consents and other instruments given pursuant to this Assignment Agreement shall be delivered in accordance with Section 9.3 of the Participation Agreement.

                  (b) This Assignment Agreement shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and assigns of the parties hereto. The headings to the various paragraphs of this Assignment Agreement have been inserted for convenience reference only and shall not modify, define, limit or expand the express provisions of this Assignment Agreement. Neither this Assignment Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument signed by the parties hereto. If any provision of this Assignment Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Assignment Agreement and any other application of such provision shall not be affected thereby.

                  (c) This Assignment Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same Assignment Agreement. It shall not be necessary in making proof of this Assignment Agreement to produce or account for more than one such counterpart signed by the party against which enforcement of this Assignment Agreement is sought.

                  (d) THIS ASSIGNMENT AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH COMMONWEALTH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, FORECLOSURE HEREUNDER WITH RESPECT TO ANY SITE SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH SITE IS LOCATED.

                  (e) Upon payment in full of all indebtedness secured by this Assignment Agreement and the Loan Agreement and performance of all other obligations secured hereby and thereby, Assignee shall, at Lessee's expense, do, execute, acknowledge and deliver each and every deed, conveyance, transfer and release necessary or proper to evidence the release of this Assignment Agreement whereupon this Assignment Agreement and the Lien created hereby shall terminate and be of no further force or effect.

                  (f) Notwithstanding anything to the contrary set forth herein, in the event of any conflict between any provision of this Assignment Agreement and the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed and delivered as of the date and year first above written.

                                             MELLON FINANCIAL SERVICES

                                             CORPORATION #4, a

                                             Pennsylvania corporation, as Lessor

                                             By:___________________________
                                             Name:_________________________
                                             Its:__________________________
                                             Address:  One Mellon Bank Center
                                                       Room 151-4444
                                                       Pittsburgh, PA 15258-0001
                                                       Attention: Leasing Group
                                                       Telephone: (412) 234-2110
                                                       Facsimile: (412) 234-3948

ACCEPTED:

MELLON BANK, N.A., as Agent and

Assignee

By:___________________________
Name:_________________________
Its:__________________________

Address:   Plymouth Meeting Executive Campus
           610 West Germantown Pike
           Suite 200
           Plymouth Meeting, PA  19462
           Attention: Carol Paige
           Telephone: (610) 941-8409
           Facsimile: (610) 941-4136

STATE OF _______________
COUNTY OF ______________

     The foregoing instrument was acknowledged before me this ___ day of __________________, 1996, by ____________________________, the
_______________________ of MELLON FINANCIAL SERVICES CORPORATION #4, a Pennsylvania corporation.

                                                  ----------------------
                                                  Signature of Notary

(Notary Seal must be affixed)

-----------------------------
                                                  Name of Notary Printed
                                                  My Commission Expires: ______
                                                  Commission Number: __________

STATE OF ___________
COUNTY OF __________

         The foregoing instrument was acknowledged before me this ___ day of __________________, 1996, by ____________________________, the , of MELLON BANK,
N.A., a national banking association.

                                                  ----------------------
                                                  Signature of Notary

(Notary Seal must be affixed)

-----------------------------
                                                  Name of Notary Printed
                                                  My Commission Expires: ______
                                                  Commission Number: __________

                                    Exhibit A
                          Legal Description of the Land

                              CONSENT AND AGREEMENT
                                    OF LESSEE

         THIS CONSENT AND AGREEMENT dated as of July 24, 1996, by GENESIS ELDERCARE PROPERTIES, INC., A Pennsylvania corporation (the "Lessee") for the benefit of MELLON BANK, N.A., as Agent ("Assignee"), to the assignments made under the Assignment of Lease and Rents, dated as of the date hereof (the "Assignment Agreement"), between MELLON FINANCIAL SERVICES CORPORATION #4, a Pennsylvania corporation as assignor ("Lessor") and Assignee. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Assignment Agreement.

         1. Lessee hereby consents to the terms and provisions of the Assignment Agreement and agrees it will deliver or remit, as and when payable pursuant to the Operative Documents directly to Assignee, the Applicable Percentage Amount, all Basic Rent, all Supplemental Rent, and all payments pursuant to Articles IV and VI of the Lease, purchase proceeds or avails, income, Loss Proceeds and other sums paid or payable to Lessor pursuant to the Lease (but excluding any indemnity payments or reimbursements to Lessor from Lessee pursuant to the Lease, any other Operative Document or otherwise), in each case, without any offset, deduction, defense, abatement, suspension, deferment, diminution or reduction for any reason so that said funds shall at all times be available for payment of interest and principal due on the Notes, except in each case as expressly provided in the Lease.

         2. Notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Lessor under the Lease, (ii) any action with respect to the Lease which may be taken by any trustee or receiver of Lessor, or by any court in such proceeding, and (iii) the exercise by the Lender of any rights and remedies under the Assignment Agreement, Lessee agrees that it will remain obligated under the Lease in accordance with their respective terms and that it will not take any action to terminate (other than pursuant to its rights under the Lease and the Participation Agreement to do so), rescind or avoid the Lease.

         3. To the extent that Lessee may acquire any indebtedness of Lessor or any other party to the Participation Agreement, or any claim against Lessor or any other party to the Participation Agreement, by way of subrogation or otherwise, all such indebtedness and claims are hereby subordinated and made fully subject in right of payment thereof to the prior payment in full of the Notes.

         4. In addition to (and not in limitation of) all of Lessee's reimbursement and indemnity obligations set forth in the Operative Documents, Lessee agrees to pay promptly all reasonable and documented costs and expenses incurred by Lessor, pursuant to the Assignment Agreement, for the release of the Assignment Agreement.

         IN WITNESS WHEREOF, Lessee has caused this Consent and Agreement to be duly executed and delivered as of the date and year first above written.

                                                  GENESIS ELDERCARE PROPERTIES,
                                                  INC., a Pennsylvania
                                                  corporation, as Lessee

                                                  By:__________________________
                                                  Name:______________________
                                                  Title:_______________________

STATE OF _________
COUNTY OF ________

         The foregoing instrument was acknowledged before me this ___ day of __________________, 1996, by ____________________________, the
_______________________ of GENESIS ELDERCARE PROPERTIES, INC., a Pennsylvania corporation, on behalf of the ____________________________


                                                  ------------------------------
                                                  Signature of Notary

(Notary Seal must be affixed)                     _____________________________
                                                  Name of Notary Printed
                                                  My Commission Expires: ______
                                                  Commission Number: __________

                      EXHIBIT K TO PARTICIPATION AGREEMENT

                         Form of Architect's Certificate
                                (Section 3.4(a))

                    [In form reasonably acceptable to Agent]

                      EXHIBIT L TO PARTICIPATION AGREEMENT

                      Form of Purchase Agreement Assignment

               [In form reasonably acceptable to Lessor and Agent]

                                  Ground Lease

                      EXHIBIT M TO PARTICIPATION AGREEMENT

                              Form of Ground Lease

                  [To be provided pursuant to Section 3.2(v).]

                                 Advance Request

                      EXHIBIT N TO PARTICIPATION AGREEMENT

                             Form of Advance Request

                                 ADVANCE REQUEST

TO: Mellon Bank, N.A., not individually, but solely as agent (the "Agent") under the Amended and Restated Participation Agreement, dated as of October 7, 1996 (the "Participation Agreement"), among Genesis Eldercare Properties, Inc., as Lessee, Mellon Financial Services Corporation #4, as Lessor, the Lenders named therein and the Agent (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires).

FROM:           Genesis Eldercare Properties, Inc.

DATE:           _____________________________

REGARDING:      Advance Request

Genesis Eldercare Properties, Inc. hereby represents, warrants and certifies as follows:

         1. This Advance Request is delivered pursuant to Section 2.5 of the Participation Agreement.

         2. Lessee hereby requests an Advance pursuant to the Participation Agreement in the amount of $__________. The amount of the Advance Request satisfies the requirements of the second sentence of Section 3.1(a).

         3.  The proposed Advance Date is ____________________.

         4. [Include information required by clauses (ii), (iii), (iv), (v) and
(vi), as applicable.] The information required pursuant to Section 2.5(a) of the Participation Agreement attached hereto on Annex A is true, correct and complete.

         5. The Lessee requests that the disbursement of funds be sent by wire transfer in accordance with the payment instructions attached hereto as Annex B.

         6. That (A) each and every representation and warranty of Lessee contained in the Operative Documents is true and correct in all material respects on and as of such Advance Date as though made on and as of such Advance Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;
(B) no material Lease Default and no Lease Event of Default has occurred and is continuing; (C) each Operative Document to which Lessee is a party is in full force and effect with respect to it; and (D) Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Advance Date.

         7. That, after giving effect to the Advance, (A) the Lease (including all amendments and supplements thereto including, without limitation, any amendments which may increase the amount of the lease financing facility) is a "Credit Facility" within the meaning of the 1995 Indenture, constitutes "Senior Indebtedness" within the meaning of the 1993 Indenture and, from and after the execution and delivery of the 1996 Indenture and the issuance of the notes thereunder, is or will constitute "Senior Indebtedness" within the meaning thereof, and (B) there will be default under the Indenture, including (without limitation) no violation of the of the financial tests set forth in Section 5.9 of the 1995 Indenture or any similar provisions in the Indenture [; and that attached hereto as Annex C is a calculation demonstrating the non-violation of such financial tests].2

                                              GENESIS ELDERCARE PROPERTIES, INC.

                                              By:___________________________
                                              Name Printed:_________________

                                              Title:________________________

--------
2 Include the calculation for each Advance Request other than an Advance
  Request solely for Construction Costs under Section 3.3.


                                 ADVANCE REQUEST

Attachments:

Annex A -  Information regarding Advance Request

Annex B -  Wire transfer instructions for the disbursement of funds

Annex C -  Computation under Section 5.9 of 1995 Indenture

                            Assignment and Assumption

                      EXHIBIT O TO PARTICIPATION AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

                  Reference is made to the Amended and Restated Participation Agreement dated as of October 7, 1996 (the "Participation Agreement"), among Genesis Eldercare Properties, Inc., as Lessee (the "Lessee"); Mellon Financial Services Corporation #4, as Lessor (the "Lessor"); Mellon Bank, N.A., as Agent and the Lenders named therein. Terms defined in the Participation Agreement are used herein as therein defined.

             (the "Assignor") and (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under (i) that certain Note numbered Note No. ___, dated as of _________, ____ and in an original principal amount of ______________________ Dollars ($___________) (the "Note"), and (ii)
the Participation Agreement as it relates to the Note, all as of the effective date of this Assignment and Assumption (the "Assignment and Assumption Effective Date") (as determined below) equal to the percentage interest specified on
Schedule I hereto of all outstanding rights and obligations under the Note and the Participation Agreement specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's Commitment shall be as set forth on
Schedule I hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Participation Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Participation Agreement or any other document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee, Lessor or Guarantor or the performance or observance by the Lessee, Lessor or Guarantor of any of their respective obligations under the

                                       0-1

Participation Agreement or any of the other Operative Documents.

                  3. The Assignee confirms and agrees as follows: (i) that it has received a copy of this Assignment and Assumption Agreement, together with copies of the Operative Documents and the financial statements referred to in
Section 5.11 of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (ii) that it will, independently and without reliance upon the Agent, the Assignor or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Participation Agreement; (iii) that it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Participation Agreement and the other Operative Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) that it will perform in accordance with its terms all of the obligations which by the terms of the Participation Agreement or the other Operative Documents are required to be performed by it as a Lender; and (v) that its address for notices and its funding office are as set forth beneath its name on the signature pages hereof.

                  4. The Assignment and Assumption Effective Date shall be , ____. Following the execution of this Assignment and Assumption, Assignor and Assignee shall deliver it to the Agent, Lessor and Lessor with an Investor's Letter from the Assignee for acceptance by the Agent, together with a fee in the amount of $3,000.

                  5. The effectiveness of this Assignment and Assumption is subject to the written consent of Agent and Lessee pursuant to the Participation Agreement. Upon such consent by Agent and Lessee, as of the Assignment and Assumption Effective Date (i) the Assignee shall be a party to the Participation Agreement, and shall have the rights and obligations of a Lender under the Participation Agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Participation Agreement.

                  6. Upon such consent by Agent and Lessee, from and after the Assignment and Assumption Effective Date, the Agent shall make all payments under the Participation Agreement in respect of the interests assigned hereby (including, withoutlimitation, all payments of principal, interest and fees with

                                       0-2
with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Participation Agreement for periods prior to the Assignment and Assumption Effective Date directly between themselves.

7. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT

THE CONFLICTS LAW) OF THE STATE OF PENNSYLVANIA.

                  8. The Assignee agrees not to sell any assignments of, or grant loan participations in, its interest in the Note or the Participation Agreement and the other Operative Documents except in accordance with the Participation Agreement.

                                                     [ASSIGNOR]

                                                     By: ______________________
                                                          Name:
                                                          Title:

                                                     [ASSIGNEE]

                                                     By: ______________________
                                                          Name:
                                                          Title:

                              Address for Notices:

                                 Funding Office:

                                       0-3

                                   SCHEDULE I

                                       TO

                            ASSIGNMENT AND ASSUMPTION

                            DATED _____________, ____

                                   Relating to

                           Note numbered Note No. ___,
                         dated as of _________, ____ and

                 in an original principal amount of $___________

A. Original Principal Amount of Note                $__________

B. Percentage of Note assigned to Assignee                ____%

C. Assignee's Commitment (including funded amounts) $__________

D. Assignor's Retained Commitment (including funded

   amounts), after giving effect to Assignment      $__________


                                [(A) = (C) + (D)]

                                       0-4